2001 South Bell Street (Rendering)

JBG SMITH

QUARTERLY INVESTOR PACKAGE | Q4 2021

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Quarterly Investor Package

JBGS Divider

TABLE OF CONTENTS

LETTER TO SHAREHOLDERS
SECTION ONE

Q4 2021 EARNINGS RELEASE
SECTION TWO

Q4 2021 SUPPLEMENTAL INFORMATION
SECTION THREE

223 23rd Street (Rendering)

Management Letter

February 22, 2022

To Our Fellow Shareholders:

2022 did not bring an end to the pandemic, but it did shed a flickering light on what the new normal might look like. Despite hybrid work arrangements dominating the labor market and headlines foretelling the death of big cities, we have seen steady and sustained signs of strength returning to the market. In particular, our concentration on multifamily and National Landing office aligns well with urban-suburban demand trends, and our investments in physical and digital placemaking are starting to bear fruit. As Amazon and Virginia Tech continue to grow their anchor presence, we have accelerated our growth pipeline and exceeded the capital recycling targets designated to fund it. This growth pipeline positions us incredibly well to capitalize on what we expect to be years of strong and sustained growth in one of the most unique innovation clusters in the country. On top of this, we have established ourselves as leaders in sustainability (Leader in the Light, no less!), equity, and inclusion, both internally and externally. This year's accomplishments are part of the bedrock on which we are building long-term NAV per share growth, and we take great pride in sharing them with you.

2021 Accomplishments

Paved the Way for Amazon’s Continued Expansion in National Landing

●	Progressed construction on Metropolitan Park, the 2.1 million square foot first phase of Amazon HQ2, with 20 of the planned 22 stories currently above ground and an unchanged planned 2023 delivery.
●	Advanced entitlements and expect to receive final approvals and close in the second quarter on the sale of Pen Place to Amazon for an increased purchase price of $198 million.
●	Executed new leases with Amazon in National Landing, bringing its total existing leased office space from JBG SMITH to approximately 1.0 million square feet.

Expanded Growth Footprint Surrounding Virginia Tech’s $1 Billion Innovation Campus in National Landing

●	Entered a joint venture with institutional investors advised by J.P. Morgan Global Alternatives with respect to approximately 2.0 million square feet of new mixed-use development (1.1 million square feet of office and 900,000 square feet of multifamily) in Potomac Yard, the southern portion of National Landing. In addition to our 50% ownership stake in the joint venture, we will act as pre-developer, developer, property manager, and leasing agent for all future commercial and residential properties on the site.
o	In advanced stages of design for Potomac Yard Landbay F (Blocks 15 and 19), a planned 470-unit multifamily development, which we expect will commence construction in 2022. The assets are immediately adjacent to Virginia Tech’s $1 billion Innovation Campus (which opened in 2020 with new campus buildings expected to deliver in 2024).

Over 210,000 Retail Square Feet, Representing Over 50 New Retailers, Well Underway in National Landing

●	JBG SMITH’s and Amazon’s planned retail deliveries over the next few years will almost triple the number of street-level retailers in National Landing. In 2021, we made significant progress on several of these projects:

o	100% leased or committed to 10 retailers at Central District Retail, the first phase of our retail repositioning in National Landing, opening in 2022.
o	In March 2021, commenced construction on 20 street-level retail spaces at 1900 Crystal Drive, with expected delivery in 2023.
o	Expect to break ground on two noteworthy retail placemaking projects encompassing 11 retail spaces in National Landing in the first quarter of 2022: Dining in the Park and Water Park, opening in 2023.
o	Partnered with Amazon to identify and execute leases with 14 new retailers at the under-construction Metropolitan Park, expected to open by the end of 2023.
o	New anchor retailers in the submarket will include Alamo Theater and an Amazon Fresh grocer, with openings planned this year.

Establishing National Landing as the First 5G-Enabled Connected City at Scale in the Country

●	Entered into an innovative public-private partnership with Arlington County to activate existing dark fiber and conduit assets across National Landing, accelerating the rollout of 5G networks.
●	Signed a definitive agreement with AT&T to deploy 5G ubiquitously across National Landing. AT&T is leveraging a combination of our controlled fiber, power, and real estate assets to deploy their 5G public network.

Completed 1.7 Million Square Feet of Office Leasing Activity

●	1.7 million square feet of leases (the majority of which were renewals) executed, highlighting tenants’ continued commitment to office space.
o	8-year weighted average lease term and 2% cash mark-to-market in the fourth quarter.
o	Includes 1.3 million square feet of leasing in National Landing, where our 2021 retention rate was 74%.

Grew Multifamily Occupancy and Rents

●	Increased in-service multifamily occupancy (excluding newly developed and acquired assets) by 380 basis points to 94.9%.
●	Increased our portfolio asking rents by 15%.
o	In-place rents remain approximately 9% below asking rents, indicating significant embedded growth as we begin 2022.

Expanded Multifamily Portfolio by 3,313 Units Through Development and Acquisitions at an Average Yield of 5.9%

●	Continued lease-up of 1,298 units across five newly delivered multifamily assets (West Half, 900 and 901 W Street, The Wren, and 8001 Woodmont).
●	In March 2021, commenced construction at 1900 Crystal Drive, an 808-unit multifamily asset located in National Landing.
●	In January 2022, commenced construction at 2000 and 2001 South Bell Street, two multifamily towers in National Landing totaling 775 units.
●	In November 2021, acquired The Batley, a 432-unit multifamily asset in DC’s Union Market.

Advanced Design and Entitlement on 11.3 million Square Feet, or 77%, of our Development Pipeline

●	100% of our 5.1 million square foot Near-Term Development Pipeline is either fully entitled or has been submitted for final entitlements.

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●	82% of our 9.5 million square foot Future Development Pipeline is either fully entitled or in advanced stages of design and entitlement.

Concentrating Portfolio in Multifamily and National Landing Office by Successfully Recycling Non-Core Office and Land Holdings

●	$108 million sold since the beginning of 2021 and over $800 million under firm contract today, subject to financing and customary closing conditions.
●	Acquired The Batley, a 432-unit multifamily asset, for $205 million, with expected annualized stabilized NOI of approximately $8 - $8.5 million.

Preserved our Balance Sheet Strength and Liquidity

●	Maintained approximately $1.6 billion of liquidity.
●	Continued our non-recourse asset-level financing strategy, securing mortgage loans on two commercial assets with an aggregate principal balance of $190 million.
●	In January 2022, amended our $200 million Term Loan A-1 to reduce pricing, extend the maturity date to 2025 (plus two 1-year extension options), and incorporate sustainability-focused pricing reductions.

Leading the Market on ESG Initiatives

●	Achieved carbon neutrality for energy consumed across our operating portfolio.
●	Received a 5-star rating in the GRESB Assessment and named Global Sector Leader for both our operating portfolio and Development Pipeline.
●	Received Nareit’s 2021 Diversified Leader in the Light award in recognition of our sustained ESG efforts.
●	Achieved Fitwel Viral Response Certification for all our office assets, building on our entity level certification earlier this year, and became a Fitwel Champion.
●	Through the JBG SMITH-managed Washington Housing Initiative (WHI) Impact Pool, financed over 1,600 affordable workforce housing units across four jurisdictions, including 825 units in partnership with Amazon.
●	Launched our inaugural Diversity & Inclusion and WHI Impact Pool reports.
●	Increased the inclusivity of our Board of Trustees, which now includes four women (out of 11 Trustees), one of whom identifies as diverse.

JBG SMITH Overview

We own and operate urban mixed-use properties concentrated in what we believe are the highest growth submarkets of the historically recession-resilient Washington, DC metro area.

Our concentration in these submarkets, our substantial portfolio of operating and development opportunities, and our market-leading platform position us to capitalize on the significant growth we anticipate in our target submarkets.

Over 50% of our holdings are in the National Landing submarket in Northern Virginia, directly across the Potomac River from Washington, DC, where Amazon’s new 5 million+ square foot headquarters and Virginia Tech’s $1 billion Innovation Campus that are under construction are located.

The Commonwealth of Virginia has incentivized Amazon to bring up to 38,000 new jobs to National Landing, which, based on data from the National Landing Business Improvement District, would increase the daytime population in the submarket from approximately 50,000 people to nearly 90,000 people in the future, representing dramatic growth of nearly 80%. Amazon announced its hybrid return-to-the-office policy in late 2021, requiring employees to

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live locally and within commuting distance of the office for at least 11 months of the year. This policy aligns well with Amazon’s aggressive hiring in the current competitive job market.

At its Seattle headquarters, approximately 20% of Amazon’s employees live within walking or biking distance to work, and Amazon provides $350 monthly stipends to employees who bike to HQ2. Using Amazon’s Seattle employee patterns and preferences as proxies for behaviors that might be expected at HQ2, 20% of employees, or up to 7,600 Amazon employees, could be expected to live within the National Landing submarket. This potential influx of demand for additional multifamily units aligns well with our plans to deliver new multifamily supply to the submarket. In addition to the 1,583 units currently under construction in National Landing (1900 Crystal Drive and 2000 and 2001 South Bell Street), our Near-Term Development Pipeline has the potential to add as many as 1,760 more new multifamily units to National Landing.

While we control most of the existing office supply and unencumbered development density in National Landing, the balance of our portfolio is concentrated in what we believe are the highest growth submarkets in the Washington, DC metro region, the majority of which are within a 20-minute commute of the growing technology ecosystem in National Landing.

We believe the strong technology sector tailwinds created by Amazon, the Virginia Tech Innovation Campus, and our National Landing digital infrastructure initiatives, including our 5G rollout and other connectivity enhancements with best-in-class partners, will drive substantial long-term NAV per share growth.

Our successful track record and well-established platform position us to maximize the value of our Development Pipeline and to access attractively priced capital through opportunistic land sales, ground leases, and/or recapitalizations with private investors.

As of February 2022, we had two multifamily developments under construction in the heart of National Landing – 1900 Crystal Drive (planned for 808 units), and 2000 and 2001 South Bell Street (planned for 775 units). Since our formation in 2017, we have successfully delivered 2.8 million square feet of mixed-use development, with estimated stabilized yields of 6.5% for multifamily assets and 7.0% for commercial assets.

Over the past year, we advanced the design and entitlement of approximately 77% of our Development Pipeline, 60% of which is in National Landing. Our 14.6 million square foot Development Pipeline, 73% of which is multifamily, includes both a 5.1 million square foot Near-Term Development Pipeline and a 9.5 million square foot Future Development Pipeline. Our Near-Term Development Pipeline comprises what we believe to be the most accretive and strategic development opportunities in our growth pipeline – those which have the potential to commence construction over the next 36 months, subject to receipt of final entitlements, completion of design, and market conditions. Within our Future Development Pipeline, we have fully entitled 3.6 million square feet and are actively advancing design and entitlement on an additional 4.2 million square feet. We believe that advancing entitlement and design of these assets is the best way to maximize optionality and value, either through internal development, land sales, ground lease structures, and/or recapitalizations with third parties. The remaining 1.7 million square feet within our Future Development pipeline primarily includes encumbered assets that we are not currently entitling.

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Our capital allocation strategy is to shift our portfolio to multifamily and concentrate our office portfolio in National Landing.

We expect our portfolio shift to majority multifamily will occur through a combination of investing in multifamily assets and opportunistically divesting non-core office and land assets. Since our formation, we have sold $1.7 billion of non-core, primarily office assets located in downtown Washington, DC.

Capital Allocation

Our capital allocation strategy is grounded in our primary goal of maximizing long-term NAV per share growth for our shareholders. This strategy entails two key elements: repositioning our portfolio to concentrate our office in National Landing; and transitioning to a majority multifamily portfolio that continues to expand in high-growth, amenity-rich DC metro submarkets through acquisitions and development. Opportunistic dispositions of income-producing office assets outside of National Landing, as well as the sale, ground lease, or joint venture of non-core land holdings, serve as an important source of NAV-priced capital to fund our strategy.

We are pleased to report that we have substantially advanced our goal to market $1 billion of non-core office and land assets in 2022. We are currently under firm contract to transact on over $800 million, subject to financing and customary closing conditions, with capitalization rates in the 5% - 6% range. These transactions include the recently announced agreement to form a joint venture with affiliates of Fortress Investment Group LLC for a 1.6 million square foot portfolio of non-core office and land holdings. Barring any significant changes in market conditions, we will continue to market non-core assets for sale and pursue accretive investment opportunities. Our asset recycling strategy has enabled us to source capital at full NAV from assets generating low cash yields and to invest in new acquisitions with higher cash yields and growth potential, including development projects with significant yield spreads and profit potential.

Finally, our capital allocation strategy demands that we seek investment opportunities with the highest potential risk-adjusted returns, which may include share repurchases. When our stock trades at a material discount to NAV, share repurchases are one of the most accretive uses of capital available to us. During the fourth quarter, we repurchased 2.4 million shares at a weighted average price per share of $28.56, totaling $69.6 million, bringing our total shares repurchased in 2021 to $157.7 million. Since the beginning of the pandemic, we have repurchased 9.1 million shares at a weighted average price per share of $28.67, totaling $262.4 million.

Financial and Operating Metrics

For the three months ended December 31, 2021, we reported Core FFO attributable to common shareholders of $40.4 million, or $0.31 per diluted share. Same Store NOI for the quarter increased 9.5% year-over-year to $78.4 million, and NOI for our operating portfolio and Adjusted EBITDA increased year-over-year by 20.9% and 14.2%. Our operating portfolio ended the quarter at 87.7% leased and 85.8% occupied. For second generation leases, the rental rate mark-to-market was 2.0%. As we have mentioned before, our mark-to-market will vary from quarter to quarter depending on the leases signed.

As of December 31, 2021, our Net Debt/Total Enterprise Value was 38.5%. Our Net Debt/Annualized Adjusted EBITDA ended the fourth quarter at 9.6x. In November 2021, we closed on the acquisition of The Batley for approximately $205 million. The Batley has been identified as our like-kind exchange candidate for the sale of Pen Place, which is expected to generate gross proceeds of $198 million upon closing in Q2 2022. Adjusting for the sale, net debt to annualized Adjusted EBITDA would have been 8.9x in Q4 2021. As we have discussed in the

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past, our leverage levels may increase during periods of active development, but we may also use some of the proceeds from our ongoing capital recycling activity to moderate these increases.

Operating Portfolio

Office Trends

Our office portfolio had a strong finish to the year, with 467,000 square feet leased in the fourth quarter and a weighted average lease term of eight years, bringing our 2021 total leasing volume to 1.7 million square feet –double the leasing volume in 2020 and 77% of the leasing volume in 2019. Over 50% of the leasing success in the fourth quarter can be attributed to our leasing team securing several early renewals with our mission critical GSA tenants, highlighting the resiliency of this tenant base and their commitment to office space. Despite this robust leasing activity, occupancy only increased 30 basis points quarter-over-quarter, primarily as a result of pre-pandemic decision making. As we mentioned in our prior letter, we believe the pandemic has delayed our ability to backfill some known 2021 and 2022 office vacates related to tenants’ pre-pandemic leasing decisions. Looking ahead to 2022, we feel confident that we will renew at or above our historical retention rates on the 912,000 square feet of leases rolling. While this is positive news, new leasing has been slow to recover over the past 18 months and will likely continue to lag due to delayed return-to-the-office plans and decision-making related to future office utilization. We expect this lag to continue to impact our occupancy levels through 2022.

Market-Wide Trends (based on JLL Q4 2021 reporting)

While the DC metro region saw continued negative net absorption through the fourth quarter, the rate of losses slowed. Negative net absorption of 395,000 square feet represents the lowest rate of losses for any quarter in 2021 and suggests that the market may have found its bottom. That same trajectory was apparent in the results for Northern Virginia in particular, where the fourth quarter was the third consecutive quarter of declining losses. While overall absorption in Northern Virginia remained negative, National Landing exhibited modest positive net absorption of 19,000 square feet in the fourth quarter. Physical occupancy data from Kastle Systems as of February 1st show that our market continues to see more companies returning to in-person work (29.9%) than other gateway markets such as New York (25.8%) and San Francisco (21.5%), although we have yet to see any significant change in occupancy associated with a widespread return-to-office.

Multifamily Trends

Our multifamily portfolio performance continues to improve, despite seasonality typical in the fourth quarter. Residents continue to return to urban environments as offices reinstate in-person mandates and cities repopulate, resulting in strong leasing metrics as we capitalize on returning demand. Our portfolio ended the quarter 91.8% occupied, slightly down from the prior quarter, and 93.6% leased. Asking rents in our portfolio ended the quarter 2% below pre-pandemic (March 2020) levels, after declining 15% from March 2020 to December 2020. With demand remaining strong and our portfolio in-place rents still approximately 9% below asking rents, our residential portfolio has significant embedded growth. Pandemic-related concessions continue to burn-off, though some remain based on submarket fundamentals for certain assets.

Market-Wide Trends (based on CoStar and Apartment List data)

Our multifamily markets continue to recover as both occupancy and asking rents remain above pre-pandemic levels. Data from Apartment List show that occupancy across the DC metro region remains strong at 95.5% and in-line with that of other gateway markets including Boston, New York, and San Francisco, which average 96.1%. Meanwhile, asking rents in our market have increased 4.5% as compared to Q1 2020, outperforming other gateway markets (3.6%), signaling a strong ability to hold onto rebounding rents across the market. Seeing the strong recovery in multifamily asking rents and occupancy, developers in our market continued to move forward on

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development projects before year-end. Data from CoStar and Urban Turf indicates that a total of 6,700 units commenced construction in 2021 in our tracked submarkets. This represents a modest increase from the 6,100 reported for 2020 and a 28% decrease from the 9,300 reported for 2019. Average expected annual deliveries from 2021 through 2023 in the same submarkets now total 7,100 units. For comparison, there were more than 9,000 units delivered annually from 2010 through 2019, indicating that we expect less competition from new supply than we saw in the previous cycle.

Retail Trends

Despite the surge in COVID-19 cases in the latter half of the quarter, our retail leasing plans remained unaltered, and interest in our assets persisted. Ahead of an anticipated return of consumer demand, our team diligently pursued tenant leads yielding strong results – we executed 11 leases in the fourth quarter totaling just over 26,000 square feet.

In National Landing specifically, we executed eight leases over the course of 2021. Interest in this submarket remains incredibly high, which we attribute almost entirely to our successful anchor leasing, planned multifamily deliveries, and overall successful placemaking track record. We are advancing the most critical milestones of our overall Crystal Drive retail repositioning, including the upcoming groundbreakings on two notable placemaking projects – Dining in the Park and Water Park; and, as the retail leasing partner for Amazon’s under-construction Metropolitan Park, leasing progress is coming to fruition well in advance of the anticipated 2023 completion date. In addition to the new multifamily supply under construction, these projects are crucial to our submarket repositioning, serving as the all-important main street in our overall placemaking strategy. JBG SMITH’s and Amazon’s other planned retail deliveries in the next few years will almost triple the number of street-level retailers in National Landing.

Environmental, Social, and Governance

In November, we received Nareit’s 2021 Diversified Leader in the Light award in recognition of our sustained ESG efforts. The 2021 Leader in the Light Awards are based on the results of the GRESB Annual Survey, as well as scored responses to supplemental questions by an interdisciplinary panel of judges. The award was presented to REITs in eight property sectors, and JBG SMITH was honored with the highest achievement across all Diversified companies.

In December, the WHI Impact Pool provided financing to the Washington Housing Conservancy for its first acquisition in the District of Columbia, Huntwood Courts, a 214-unit multifamily asset located in the Deanwood neighborhood of Northeast, Washington, DC. With the addition of this asset, the WHI Impact Pool has now financed over 1,600 affordable workforce housing units across four jurisdictions, including 825 units with Amazon, all of which are managed by JBG SMITH.

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Despite the roller coaster ride of the pandemic throughout 2021, our team did not miss a beat, and we continued to advance our strategic objectives on all fronts. Looking forward, we are incredibly energized by the opportunities before us. When our near-term capital recycling objectives are complete, we will be a majority multifamily company with an office portfolio concentrated in National Landing – in our view, the best-located and fastest growing urban/suburban submarket in the Washington Metro Area. Our efforts there are delivering a dramatically upgraded amenity base, much needed new housing stock to balance daytime and evening populations, and the first of its kind digital infrastructure at scale anywhere in the country. Amazon’s meteoric growth in hiring is expected to surge in the coming years, and Virginia Tech’s Innovation Campus has already exceeded timing and funding expectations.

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Coupled with the existing anchor presence of the Pentagon and the Department of Defense, our holdings in National Landing sit amidst a powerhouse combination of current and future demand drivers. To serve the growing needs of this innovation cluster, state and local governments have fully committed $4.7 billion to critical transportation projects, the first of which is planned to commence in 2023. Thanks to our capital recycling success over the past four years, we are concentrated where we see the greatest levels of future growth and are well-positioned to fund it with ample balance sheet and continued funding capacity.

Our team’s track record of skilled capital allocation and development-driven value creation positions us well to capitalize on the incredible opportunities before us. As we emerge (knock on wood) from the pandemic, we are excited to have both the mass and the velocity to build on the momentum of everything we have started during this time.

I remain deeply thankful to our team for their grit and resilience during the past few years and to each of our fellow shareholders for your continued trust and confidence.

Sincerely,

W. Matthew Kelly

Chief Executive Officer

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Q4 2021 EARNINGS RELEASE

SECTION TWO

1550 Crystal Drive (Lobby)

Section Two – Earnings Release

FOR IMMEDIATE RELEASE

Earnings Release

CONTACT

Barbat Rodgers

Senior Vice President, Investor Relations

(240) 333-3805

brodgers@jbgsmith.com

JBG SMITH ANNOUNCES FOURTH QUARTER AND FULL YEAR 2021 RESULTS

Bethesda, MD (February 22, 2022) - JBG SMITH (NYSE: JBGS), a leading owner and developer of high-quality, mixed-use properties in the Washington, DC market, today filed its Form 10-K for the year ended December 31, 2021 and reported its financial results. Additional information regarding our results of operations, properties and tenants can be found in our Fourth Quarter 2021 Investor Package, which is posted in the Investor Relations section of our website at www.jbgsmith.com. We encourage investors to consider the information presented here with the information in that document.

Fourth Quarter 2021 Highlights

●	For the three months ended December 31, 2021, net loss attributable to common shareholders of $0.45 per diluted share, Funds From Operations ("FFO") attributable to common shareholders of $0.33 per diluted share and Core Funds From Operations ("Core FFO") attributable to common shareholders of $0.31 per diluted share.
●	For the year ended December 31, 2021, net loss attributable to common shareholders of $0.63 per diluted share, FFO attributable to common shareholders of $1.22 per diluted share and Core FFO attributable to common shareholders of $1.36 per diluted share.

FOURTH QUARTER AND FULL YEAR COMPARISON
in millions, except per share amounts	Three Months Ended				Year Ended
	December 31, 2021		December 31, 2020		December 31, 2021		December 31, 2020
	Amount	Per Diluted Share	Amount	Per Diluted Share	Amount	Per Diluted Share	Amount	Per Diluted Share
Net loss (1)	$(56.4)	$(0.45)	$(45.7)	$(0.36)	$(79.3)	$(0.63)	$(62.3)	$(0.49)
FFO	$43.1	$0.33	$23.1	$0.17	$159.4	$1.22	$115.9	$0.87
Core FFO	$40.4	$0.31	$32.7	$0.25	$177.5	$1.36	$159.1	$1.19

Note: All the above are attributable to common shareholders.

(1)	Includes impairment losses recorded in connection with the preparation and review of our 2021 annual consolidated financial statements totaling $25.1 million related to non-core assets, which were written down to their estimated fair value, and an impairment loss recorded by one of our unconsolidated real estate ventures, of which our proportionate share was $23.9 million. Excluding these impairment losses and related tax effect, our net loss would have been $13.9 million and $36.8 million for the three months and year ended December 31, 2021.

●	Annualized Net Operating Income ("NOI") for the three months ended December 31, 2021 was $345.8 million, compared to $324.0 million for the three months ended September 30, 2021, at our share.
●	Same Store Net Operating Income ("SSNOI") at our share increased 9.5% to $78.4 million for the three months ended December 31, 2021 compared to the three months ended December 31, 2020.
o	The increase in SSNOI for the three months ended December 31, 2021 was substantially attributable to (i) higher occupancy and rents and lower concessions in our multifamily portfolio and (ii) a decrease in uncollectable operating lease receivables and rent deferrals across our portfolio.
●	SSNOI at our share decreased 0.9% year-over-year to $299.7 million for the year ended December 31, 2021.
o	We believe the decrease in SSNOI for the year ended December 31, 2021 was substantially attributable to the COVID-19 pandemic, which commenced at the end of the first quarter of 2020, including (i) higher concessions and lower rents in our multifamily portfolio and (ii) lower occupancy and a decline in parking revenue in our commercial portfolio. These declines were partially offset by a decrease in uncollectable operating lease receivables and rent deferrals.
●	NOI for our operating portfolio increased 20.9% year-over-year to $86.8 million, and Adjusted EBITDA increased 14.2% year-over-year to $66.2 million for the three months ended December 31, 2021.

Operating Portfolio

●	The operating commercial portfolio was 84.9% leased and 82.9% occupied as of December 31, 2021, compared to 84.9% and 82.6% as of September 30, 2021, at our share.
●	The operating multifamily portfolio was 93.6% leased and 91.8% occupied as of December 31, 2021, compared to 94.0% and 92.4% as of September 30, 2021, at our share. Our multifamily portfolio in-service assets were 95.4% leased and 93.4% occupied as of December 31, 2021, compared to 96.3% and 94.5% as of September 30, 2021, at our share.
●	Executed approximately 467,000 square feet of office leases at our share during the three months ended December 31, 2021, comprising approximately 117,000 square feet of first-generation leases and approximately 350,000 square feet of second-generation leases, which generated a 0.1% rental rate increase on a GAAP basis and a 2.0% rental rate increase on a cash basis.
●	Executed approximately 1.7 million square feet of office leases at our share during the year ended December 31, 2021, comprising approximately 291,000 square feet of first-generation leases and approximately 1.4 million square feet of second-generation leases, which generated a 2.8% rental rate increase on a GAAP basis and a 0.6% rental rate increase on a cash basis.

Development Portfolio

Under-Construction

●	As of December 31, 2021, we had one multifamily asset under construction consisting of 808 units at our share.
●	In January 2022, we commenced construction on 2000 South Bell Street and 2001 South Bell Street ("2000/2001 South Bell Street") in National Landing, a 775-unit multifamily asset. The land underlying 2000/2001 South Bell Street was leased to a ground lessee which engaged us to be the development manager for the construction, and separately, we are the lessee in a master lease of the asset. We have an option to acquire the asset until a specified period after completion. 2000/2001 South Bell Street was in the near-term development pipeline as of December 31, 2021.

Near-Term Development Pipeline

●	As of December 31, 2021, we had 11 near-term development pipeline assets consisting of 5.0 million square feet of estimated potential development density at our share.

Future Development Pipeline

●	As of December 31, 2021, we had 25 future development pipeline assets consisting of 11.6 million square feet of estimated potential development density at our share, including the 2.1 million square feet held for sale to Amazon.com, Inc. ("Amazon").

Third-Party Asset Management and Real Estate Services Business

●	For the three months ended December 31, 2021, revenue from third-party real estate services, including reimbursements, was $23.3 million. Excluding reimbursements and service revenue from our interests in consolidated and unconsolidated real estate ventures, revenue from our third-party asset management and real estate services business was $12.0 million, primarily driven by $6.2 million of property and asset management fees, $2.8 million of development fees, $1.7 million of leasing fees and $1.2 million of other service revenue.

Balance Sheet

●	As of December 31, 2021, our total enterprise value was approximately $6.6 billion, comprising 142.3 million common shares and units valued at $4.1 billion, and debt (net of premium / (discount) and deferred financing costs) at our share of $2.8 billion, less cash and cash equivalents at our share of $282.1 million.
●	As of December 31, 2021, we had $264.4 million of cash and cash equivalents ($282.1 million of cash and cash equivalents at our share), and $699.1 million of capacity under our credit facility.
●	Net debt to annualized Adjusted EBITDA at our share for the three months ended December 31, 2021 was 9.6x and our net debt / total enterprise value was 38.5% as of December 31, 2021. Net debt to annualized Adjusted EBITDA would have been 8.9x in Q4 2021, after adjusting for $198.0 million of gross proceeds from the sale of Pen Place that is expected to close in Q2 2022. We intend to use the proceeds from the sale in a like-kind exchange for The Batley, which was acquired in November 2021. In December 2021, we finalized the agreement for the sale of Pen Place for $198.0 million, which represents a $48.1 million increase over the previously estimated contract value.

Investing and Financing Activities

●	We acquired The Batley, a 432-unit multifamily asset in the Union Market submarket of Washington, DC, for a purchase price of $205.3 million.
●	We drew $300.0 million under our revolving credit facility.
●	We entered into a mortgage loan with a principal balance of $105.0 million, collateralized by 1215 S. Clark Street. The mortgage loan has a five-year term and an interest rate of LIBOR plus 1.25% per annum.
●	We repurchased and retired 2.4 million common shares for $69.6 million, a weighted average purchase price per share of $28.56.

Subsequent to December 31, 2021:

●	On February 11, 2022, we entered into a definitive agreement with affiliates of Fortress Investment Group LLC ("Fortress") to form an unconsolidated real estate venture. The real estate venture will acquire a 1.6 million square foot portfolio of four commercial assets valued at $580 million from us. The assets include 7200 Wisconsin Avenue, 1730 M Street, RTC-West and Courthouse Plaza 1 and 2. The transaction is expected to close in the first half of 2022, subject to financing and customary closing conditions.
●	Effective as of January 14, 2022, the Tranche A-1 Term Loan was amended to extend the maturity date to January 2025 with two one-year extension options, and to amend the leverage-based pricing grid, reducing the interest rate 15 basis points to Secured Overnight Financing Rate (including a credit spread adjustment) plus 1.05%, based upon our current leverage level.

Dividends

●	On December 10, 2021, our Board of Trustees declared a quarterly dividend of $0.225 per common share, which was paid on January 14, 2022 to shareholders of record as of December 30, 2021.

About JBG SMITH

JBG SMITH owns, operates, invests in and develops a dynamic portfolio of mixed-use properties in the high growth and high barrier-to-entry submarkets in and around Washington, DC. Through an intense focus on placemaking, JBG SMITH cultivates vibrant, amenity-rich, walkable neighborhoods throughout the Washington, DC metropolitan area. Over half of JBG SMITH’s holdings are in the National Landing submarket in Northern Virginia, where it serves as the developer for Amazon’s new headquarters, and where Virginia Tech’s $1 billion Innovation Campus is under construction. JBG SMITH's portfolio currently comprises 17.4 million square feet of high-growth office, multifamily and retail assets at share, 98% of which are metro-served. It also maintains a development pipeline encompassing 16.6 million square feet of mixed-use development opportunities. JBG SMITH is committed to the operation and development of green, smart, and healthy buildings and plans to maintain carbon neutral operations annually. For more information on JBG SMITH please visit www.jbgsmith.com.

Forward-Looking Statements

Certain statements contained herein may constitute "forward-looking statements" as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not guarantees of performance. They represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Consequently, the future results of JBG SMITH Properties ("JBG SMITH", the "Company", "we", "us", "our" or similar terms) may differ materially from those expressed in these forward-looking statements. You can find many of these statements by looking for words such as "approximate", "hypothetical", "potential", "believes", "expects", "anticipates", "estimates", "intends", "plans", "would", "may" or similar expressions in this earnings release. One of the most significant factors that could cause actual outcomes to differ materially from our forward-looking statements is the adverse effect of the current pandemic of the novel coronavirus, or COVID-19, and the ensuing economic turmoil on the Company, our financial condition, results of operations, cash flows, performance, our tenants, the real estate market, and the global economy and financial markets. The extent to which COVID-19 continues to impact us and our tenants depends on future developments, many of which are highly uncertain and cannot be predicted with confidence.

These developments include: the continued severity, duration, transmission rate and geographic spread of COVID-19 in the United States, the speed of the vaccine distribution, the effectiveness and willingness of people to take COVID-19 vaccines, the duration of associated immunity and vaccine efficacy against variants of COVID-19, the extent and effectiveness of other containment measures taken, and the response of the overall economy, the financial markets and the population (including the potential effects of inflation), particularly in areas in which we operate and whether the residential market in the Washington, DC area and any of our properties will be materially impacted by the various moratoriums on residential evictions, among others. Moreover, investors are cautioned to interpret many of the risks identified under the section titled "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 as being heightened as a result of the ongoing and numerous adverse impacts of the COVID-19 pandemic. We also note the following forward-looking statements: the impact of COVID-19 and the ensuing economic turmoil on our Company, NOI, SSNOI, net asset value, share price, occupancy rates, revenue from our multifamily and commercial portfolios, operating costs, deferrals of rent, uncollectable operating lease receivables, parking revenue, and burn-off of rent abatement; the impact of disruptions to the credit and capital markets on our ability to access capital, including refinancing maturing debt; changes to the amount and manner in which tenants use space; whether we incur additional costs or make additional concessions or offer other incentives to existing or prospective tenants to reconfigure space; whether the Washington, DC area will be more resilient than other parts of the country in any recession resulting from COVID-19; whether we will recognize currently estimated unrecognized development fee revenue on the anticipated timing or at all; our annual dividend per share and dividend yield; whether in the case of our under-construction and near-term development pipeline assets, estimated square feet, estimated number of units and in the case of our future development pipeline assets, estimated potential development density are accurate; expected key Amazon transaction terms and timeframes for closing any Amazon transactions not yet closed; planned infrastructure and educational improvements related to Amazon's additional headquarters and the Virginia Tech Innovation Campus; the economic impact, job growth, expansion of public transportation and related demand for multifamily and commercial properties of Amazon's additional headquarters on the DC area and National Landing and the speed with which such impact occurs and Amazon’s plans for accelerated hiring and in-person work requirements; the impact of our role as the developer, property manager and retail leasing agent in connection with Amazon's new headquarters; our development plans related to Amazon's additional headquarters; our ability to satisfy environmental, social or governance standards set by various constituencies; whether we can access agency debt secured by our currently unencumbered multifamily assets timely, on reasonable terms or at all; whether our contemplated like-kind exchange of the Batley for the sale of Pen Place will occur; whether our sale of Pen Place will generate the amount of proceeds anticipated; whether the transactions contemplated by our agreement with affiliates of Fortress Investment Group LLC will occur on the anticipated timing or at all; and whether the allocation of capital to our share repurchase plan has any impact on our share price.

Many of the factors that will determine the outcome of these and our other forward-looking statements are beyond our ability to control or predict. These factors include, among others: adverse economic conditions in the Washington, DC metropolitan area, including in relation to COVID-19, the timing of and costs associated with development and property improvements, financing commitments, and general competitive factors. For further discussion of factors that could materially affect the outcome of our forward-looking statements and other risks and uncertainties, see "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Cautionary Statement Concerning Forward-Looking Statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2021 and other periodic reports the Company files with the

Securities and Exchange Commission. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances occurring after the date hereof.

Pro Rata Information

We present certain financial information and metrics in this release "at JBG SMITH Share," which refers to our ownership percentage of consolidated and unconsolidated assets in real estate ventures (collectively, "real estate ventures") as applied to these financial measures and metrics. Financial information "at JBG SMITH Share" is calculated on an asset-by-asset basis by applying our percentage economic interest to each applicable line item of that asset's financial information. "At JBG SMITH Share" information, which we also refer to as being "at share," "our pro rata share" or "our share," is not, and is not intended to be, a presentation in accordance with GAAP. Given that a substantial portion of our assets are held through real estate ventures, we believe this form of presentation, which presents our economic interests in the partially owned entities, provides investors valuable information regarding a significant component of our portfolio, its composition, performance and capitalization.

We do not control the unconsolidated real estate ventures and do not have a legal claim to our co-venturers' share of assets, liabilities, revenue and expenses. The operating agreements of the unconsolidated real estate ventures generally allow each co-venturer to receive cash distributions to the extent there is available cash from operations. The amount of cash each investor receives is based upon specific provisions of each operating agreement and varies depending on certain factors including the amount of capital contributed by each investor and whether any investors are entitled to preferential distributions.

With respect to any such third-party arrangement, we would not be in a position to exercise sole decision-making authority regarding the property, real estate venture or other entity, and may, under certain circumstances, be exposed to economic risks not present were a third-party not involved. We and our respective co-venturers may each have the right to trigger a buy-sell or forced sale arrangement, which could cause us to sell our interest, or acquire our co-venturers' interests, or to sell the underlying asset, either on unfavorable terms or at a time when we otherwise would not have initiated such a transaction. Our real estate ventures may be subject to debt, and the repayment or refinancing of such debt may require equity capital calls. To the extent our co-venturers do not meet their obligations to us or our real estate ventures or they act inconsistent with the interests of the real estate venture, we may be adversely affected. Because of these limitations, the non-GAAP "at JBG SMITH Share" financial information should not be considered in isolation or as a substitute for our financial statements as reported under GAAP.

Non-GAAP Financial Measures

This release includes non-GAAP financial measures. For these measures, we have provided an explanation of how these non-GAAP measures are calculated and why JBG SMITH's management believes that the presentation of these measures provides useful information to investors regarding JBG SMITH's financial condition and results of operations. Reconciliations of certain non-GAAP measures to the most directly comparable GAAP financial measure are included in this earnings release. Our presentation of non-GAAP financial measures may not be comparable to similar non-GAAP measures used by other companies. In addition to "at share" financial information, the following non-GAAP measures are included in this release:

Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA"), EBITDA for Real Estate ("EBITDAre") and "Adjusted EBITDA" are non-GAAP financial measures. EBITDA and EBITDAre are used by management as supplemental operating performance measures, which we believe help investors and lenders meaningfully evaluate and compare our operating performance from period-to-period by removing from our operating results the impact of our capital structure (primarily interest charges from our outstanding debt and the impact of our interest rate swaps) and certain non-cash expenses (primarily depreciation and amortization on our assets). EBITDAre is computed in accordance with the definition established by the National Association of Real Estate Investment Trusts ("Nareit"). Nareit defines EBITDAre as GAAP net income (loss) adjusted to exclude interest expense, income taxes, depreciation and amortization expenses, gains and losses on sales of real estate and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity, including our share of such adjustments of unconsolidated real estate ventures. These supplemental measures may help investors and lenders understand our ability to incur and service debt and to make capital expenditures. EBITDA and EBITDAre are not substitutes for net income (loss) (computed in accordance with GAAP) and may not be comparable to similarly titled measures used by other companies.

Adjusted EBITDA represents EBITDAre adjusted for items we believe are not representative of ongoing operating results, such as Transaction and Other Costs, impairment write-downs of right-of-use assets associated with leases in which we are a lessee, gain (loss) on the extinguishment of debt, earnings (losses) and distributions in excess of our investment in unconsolidated real estate ventures, lease liability adjustments, income from investment funds, business interruption insurance proceeds and share-based compensation expense related to the Formation Transaction and special equity awards. We believe that adjusting such items not considered part of our comparable operations, provides a meaningful measure to evaluate and compare our performance from period-to-period.

Because EBITDA, EBITDAre and Adjusted EBITDA have limitations as analytical tools, we use EBITDA, EBITDAre and Adjusted EBITDA to supplement GAAP financial measures. Additionally, we believe that users of these measures should consider EBITDA, EBITDAre and Adjusted EBITDA in conjunction with net income (loss) and other GAAP measures in understanding our operating results.

Funds from Operations ("FFO"), "Core FFO" and Funds Available for Distribution ("FAD") are non-GAAP financial measures. FFO is computed in accordance with the definition established by Nareit in the Nareit FFO White Paper - 2018 Restatement. Nareit defines FFO as net income (loss) (computed in accordance with GAAP), excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity, including our share of such adjustments for unconsolidated real estate ventures.

Core FFO represents FFO adjusted to exclude items (net of tax) which we believe are not representative of ongoing operating results, such as Transaction and Other Costs, impairment write-downs of right-of-use assets associated with leases in which we are a lessee, gains (or losses) on extinguishment of debt, earnings (losses) and distributions in excess of our investment in unconsolidated real estate ventures, share-based compensation expense related to the Formation Transaction and special equity awards, lease liability adjustments, income from investment funds, business interruption insurance proceeds, amortization of the management contracts intangible and the mark-to-market of derivative instruments including our share of such adjustments for unconsolidated real estate ventures.

FAD represents Core FFO less recurring tenant improvements, leasing commissions and other capital expenditures, net deferred rent activity, third-party lease liability assumption payments, recurring share-based compensation expense, accretion of acquired below-market leases, net of amortization of acquired above-market leases, amortization of debt issuance costs and other non-cash income and charges, including our share of such adjustments for unconsolidated real estate ventures. FAD is presented solely as a supplemental disclosure that management believes provides useful information as it relates to our ability to fund dividends.

We believe FFO, Core FFO and FAD are meaningful non-GAAP financial measures useful in comparing our levered operating performance from period-to-period and as compared to similar real estate companies because these non-GAAP measures exclude real estate depreciation and amortization expense and other non-comparable income and expenses, which implicitly assumes that the value of real estate diminishes predictably over time rather than fluctuating based on market conditions. FFO, Core FFO and FAD do not represent cash generated from operating activities and are not necessarily indicative of cash available to fund cash requirements and should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as a performance measure or cash flow as a liquidity measure. FFO, Core FFO and FAD may not be comparable to similarly titled measures used by other companies.

"Net Debt" is a non-GAAP financial measurement. Net Debt represents our total consolidated and unconsolidated indebtedness less cash and cash equivalents at our share. Net Debt is an important component in the calculations of Net Debt to Annualized Adjusted EBITDA and Net Debt / total enterprise value. We believe that Net Debt is a meaningful non-GAAP financial measure useful to investors because we review Net Debt as part of the management of our overall financial flexibility, capital structure and leverage. We may utilize a considerable portion of our cash and cash equivalents at any given time for purposes other than debt reduction. In addition, cash and cash equivalents at our share may not be solely controlled by us. The deduction of cash and cash equivalents at our share from consolidated and unconsolidated indebtedness in the calculation of Net Debt, therefore, should not be understood to mean that it is available exclusively for debt reduction at any given time.

Net Operating Income ("NOI") and "Annualized NOI" are non-GAAP financial measures management uses to assess a segment's performance. The most directly comparable GAAP measure is net income (loss) attributable to common shareholders. We use NOI internally as a performance measure and believe NOI provides useful information to investors regarding our financial condition and results of operations because it reflects only property related revenue (which includes base rent, tenant reimbursements and other operating revenue, net of Free Rent and payments associated with assumed lease liabilities) less operating expenses and ground rent for operating leases, if applicable. NOI also excludes deferred rent, related party management fees, interest expense, and certain other non-cash adjustments, including the accretion of acquired below-market leases and the amortization of acquired above-market leases and below-market ground lease intangibles. Management uses NOI as a supplemental performance measure of our assets and believes it provides useful information to investors because it reflects only those revenue and expense items that are incurred at the asset level, excluding non-cash items. In addition, NOI is considered by many in the real estate industry to be a useful starting point for determining the value of a real estate asset or group of assets. However, because NOI excludes depreciation and amortization and captures neither the changes in the value of our assets that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our assets, all of which have real economic effect and could materially impact the financial performance of our assets, the utility of NOI as a measure of the operating performance of our assets is limited. NOI presented by us may not be comparable to NOI reported by other REITs that define these measures differently. We believe to facilitate a clear understanding of our operating results, NOI should be examined in conjunction with net income (loss) attributable to common shareholders as presented in our financial statements. NOI should not be considered as an alternative to net income (loss) attributable to common shareholders as an indication of our performance or to cash flows as a measure of liquidity or our ability to make distributions. Annualized NOI, for all assets except Crystal City Marriott, represents NOI for the three months ended December 31, 2021 multiplied by four. Due to seasonality in the hospitality business, Annualized NOI for Crystal City Marriott represents the trailing 12-month NOI as of December 31, 2021. Management believes Annualized NOI provides useful information in understanding our financial performance over a 12-month period, however, investors and other users are cautioned against attributing undue certainty to our calculation of Annualized NOI. Actual NOI for any 12-month period will depend on a number of factors beyond our ability to control or predict, including general capital markets and economic conditions, any bankruptcy, insolvency, default or other failure to pay rent by one or more of our tenants and the destruction of one or more of our assets due to terrorist attack, natural disaster or other casualty, among others. We do not undertake any obligation to update our calculation to reflect events or circumstances occurring after the date of this earnings release. There can be no assurance that the Annualized NOI shown will reflect our actual results of operations over any 12-month period.

"Non-Same Store" refers to all operating assets excluded from the same store pool.

"Same Store" refers to the pool of assets that were in-service for the entirety of both periods being compared, which excludes assets for which significant redevelopment, renovation, or repositioning occurred during either of the periods being compared.

Definitions

“First-generation” is a lease on space that had been vacant for at least nine months or a lease on newly delivered space.

"Formation Transaction" refers collectively to the spin-off on July 17, 2017 of substantially all of the assets and liabilities of Vornado Realty Trust's Washington, DC segment, which operated as Vornado / Charles E. Smith, and the acquisition of the management business and certain assets and liabilities of The JBG Companies.

"Free Rent" means the amount of base rent and tenant reimbursements that are abated according to the applicable lease agreement(s).

"Future Development Pipeline" refers to assets that are development opportunities on which we do not intend to commence construction within the next three years where we (i) own land or control the land through a ground lease or (ii) are under a long-term conditional contract to purchase, or enter into, a leasehold interest with respect to land.

"GAAP" refers to accounting principles generally accepted in the United States of America.

"In-Service" refers to commercial or multifamily assets that are at or above 90% leased or have been operating and collecting rent for more than 12 months as of December 31, 2021.

"Near-Term Development Pipeline" refers to select assets that have the potential to commence construction over the next three years, subject to receipt of full entitlements, completion of design and market conditions.

"Second-Generation" is a lease on space that had been vacant for less than nine months.

"Transaction and Other Costs" include demolition costs, integration and severance costs, pursuit costs related to other completed, potential and pursued transactions, as well as other expenses.

"Under-Construction" refers to assets that were under construction during the three months ended December 31, 2021.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

in thousands	December 31, 2021	December 31, 2020

ASSETS
Real estate, at cost:
Land and improvements	$1,378,218	$1,391,472
Buildings and improvements	4,513,606	4,341,103
Construction in progress, including land	344,652	268,056
	6,236,476	6,000,631
Less: accumulated depreciation	(1,368,003)	(1,232,690)
Real estate, net	4,868,473	4,767,941
Cash and cash equivalents	264,356	225,600
Restricted cash	37,739	37,736
Tenant and other receivables	44,496	55,903
Deferred rent receivable	192,265	170,547
Investments in unconsolidated real estate ventures	462,885	461,369
Other assets, net	442,116	286,575
Assets held for sale	73,876	73,876
TOTAL ASSETS	$6,386,206	$6,079,547

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Liabilities:
Mortgages payable, net	$1,777,699	$1,593,738
Revolving credit facility	300,000	—
Unsecured term loans, net	398,664	397,979
Accounts payable and accrued expenses	106,136	103,102
Other liabilities, net	342,565	247,774
Total liabilities	2,925,064	2,342,593
Commitments and contingencies
Redeemable noncontrolling interests	522,725	530,748
Total equity	2,938,417	3,206,206
TOTAL LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY	$6,386,206	$6,079,547

Note: For complete financial statements, please refer to our Annual Report on Form 10-K for the year ended December 31, 2021.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

in thousands, except per share data	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
REVENUE
Property rental	$128,626	$104,439	$499,586	$458,958
Third-party real estate services, including reimbursements	23,309	30,069	114,003	113,939
Other revenue	5,472	14,121	20,773	29,826
Total revenue	157,407	148,629	634,362	602,723
EXPENSES
Depreciation and amortization	58,173	64,170	236,303	221,756
Property operating	40,709	39,758	150,638	145,625
Real estate taxes	15,696	17,536	70,823	70,958
General and administrative:
Corporate and other	15,344	9,156	53,819	46,634
Third-party real estate services	27,124	28,569	107,159	114,829
Share-based compensation related to Formation Transaction and special equity awards	3,459	6,246	16,325	31,678
Transaction and other costs	1,518	1,144	10,429	8,670
Total expenses	162,023	166,579	645,496	640,150
OTHER INCOME (EXPENSE)
Loss from unconsolidated real estate ventures, net	(25,583)	(3,194)	(2,070)	(20,336)
Interest and other income (loss), net	8,672	(1,646)	8,835	(625)
Interest expense	(17,649)	(17,661)	(67,961)	(62,321)
Gain on sale of real estate	—	—	11,290	59,477
Loss on extinguishment of debt	—	(29)	—	(62)
Impairment loss	(25,144)	(10,232)	(25,144)	(10,232)
Total other income (expense)	(59,704)	(32,762)	(75,050)	(34,099)
LOSS BEFORE INCOME TAX (EXPENSE) BENEFIT	(64,320)	(50,712)	(86,184)	(71,526)
Income tax (expense) benefit	986	544	(3,541)	4,265
NET LOSS	(63,334)	(50,168)	(89,725)	(67,261)
Net loss attributable to redeemable noncontrolling interests	6,256	4,513	8,728	4,958
Net loss attributable to noncontrolling interests	632	—	1,740	—
NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(56,446)	$(45,655)	$(79,257)	$(62,303)
LOSS PER COMMON SHARE - BASIC AND DILUTED	$(0.45)	$(0.36)	$(0.63)	$(0.49)
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - BASIC AND DILUTED	129,009	132,042	130,839	133,451

Note: For complete financial statements, please refer to our Annual Report on Form 10-K for the year ended December 31, 2021.

EBITDA, EBITDAre AND ADJUSTED EBITDA RECONCILIATIONS (NON-GAAP)

(Unaudited)

dollars in thousands	Three Months Ended December 31,				Year Ended December 31,
	2021		2020		2021		2020

EBITDA, EBITDAre and Adjusted EBITDA
Net loss	$(63,334)		$(50,168)		$(89,725)		$(67,261)
Depreciation and amortization expense	58,173		64,170		236,303		221,756
Interest expense	17,649		17,661		67,961		62,321
Income tax expense (benefit)	(986)		(544)		3,541		(4,265)
Unconsolidated real estate ventures allocated share of above adjustments	9,696		10,072		40,588		41,588
EBITDA attributable to noncontrolling interests	546		(2)		1,522		(9)
EBITDA	$21,744		$41,189		$260,190		$254,130
Gain on sale of real estate	—		—		(11,290)		(59,477)
(Gain) loss on sale of unconsolidated real estate assets	—		(826)		(28,326)		2,126
Real estate impairment loss (1)	25,144		7,805		25,144		7,805
Impairment related to unconsolidated real estate ventures (2)	23,883		—		25,263		6,522

EBITDAre	$70,771		$48,168		$270,981		$211,106
Transaction and other costs (3)	888		1,144		8,691		8,670
Business interruption insurance proceeds	(4,517)		—		(4,517)		—
Income from investment funds, net	(3,620)		—		(3,620)		—
Impairment loss related to right-of-use asset (1)	—		2,427		—		2,427
Loss on extinguishment of debt	—		29		—		62
Share-based compensation related to Formation Transaction and special equity awards	3,459		6,246		16,325		31,678
Losses and distributions in excess of our investment in unconsolidated real estate venture	(181)		(152)		(883)		(459)
Lease liability adjustments	(134)		—		(134)		—
Unconsolidated real estate ventures allocated share of above adjustments	(497)		90		(327)		1,555

Adjusted EBITDA	$66,169		$57,952		$286,516		$255,039

Net Debt to Annualized Adjusted EBITDA (4)	9.6	x	9.2	x	8.9	x	8.4	x

					December 31, 2021		December 31, 2020
Net Debt (at JBG SMITH Share)
Consolidated indebtedness (5)					$2,464,927		$1,985,061
Unconsolidated indebtedness (5)					370,743		395,550
Total consolidated and unconsolidated indebtedness					2,835,670		2,380,611
Less: cash and cash equivalents					282,097		241,066
Net Debt (at JBG SMITH Share)					$2,553,573		$2,139,545

Note: All EBITDA measures as shown above are attributable to common limited partnership units ("OP Units").

(1)	In connection with the preparation and review of our annual financial statements, we determined that certain assets were impaired and recorded impairment losses in the three months and year ended December 31, 2021 and 2020 totaling $25.1 million and $10.2 million ($7.8 million related to real estate and $2.4 million related to the right-of-use asset associated with a ground lease).
(2)	Includes an impairment on real estate assets taken by an unconsolidated real estate venture and impairments of our investment in unconsolidated real estate ventures related to decreases in the value of the underlying assets.
(3)	Includes demolition costs, integration and severance costs, pursuit costs related to other completed, potential and pursued transactions, as well as other expenses. For the three months and year ended December 31, 2021, excludes $0.6 million and $1.7 million of transaction costs attributable to noncontrolling interests. For the year ended December 31, 2020, includes a charitable commitment of $4.0 million to the Washington Housing Conservancy, a non-profit that acquires and owns affordable workforce housing in the Washington, DC metropolitan area.
(4)	Calculated using the Net Debt below. Quarterly Adjusted EBITDA is annualized by multiplying by four. Net Debt to Annualized Adjusted EBITDA would have been 8.9x and 8.2x for the three months and year ended December 31, 2021, after adjusting for $198.0 million of gross proceeds from the sale of Pen Place that is expected to close in the second quarter of 2022.
(5)	Net of premium/discount and deferred financing costs.

FFO, CORE FFO AND FAD RECONCILIATIONS (NON-GAAP)

(Unaudited)

in thousands, except per share data	Three Months Ended December 31,			Year Ended December 31,
	2021	2020	XX	2021	2020

FFO and Core FFO
Net loss attributable to common shareholders	$(56,446)	$(45,655)		$(79,257)	$(62,303)
Net loss attributable to redeemable noncontrolling interests	(6,256)	(4,513)		(8,728)	(4,958)
Net loss attributable to noncontrolling interests	(632)	—		(1,740)	—
Net loss	(63,334)	(50,168)		(89,725)	(67,261)
Gain on sale of real estate	—	—		(11,290)	(59,477)
(Gain) loss on sale of unconsolidated real estate assets	—	(826)		(28,326)	2,126
Real estate depreciation and amortization	55,902	61,865		227,424	211,455
Real estate impairment loss, net of tax (1)	24,301	7,805		24,301	7,805
Impairment related to unconsolidated real estate ventures (2)	23,883	—		25,263	6,522
Pro rata share of real estate depreciation and amortization from unconsolidated real estate ventures	6,626	7,219		28,216	28,949
FFO attributable to noncontrolling interests	546	(2)		1,522	(9)
FFO Attributable to OP Units	$47,924	$25,893		$177,385	$130,110
FFO attributable to redeemable noncontrolling interests	(4,792)	(2,810)		(18,034)	(14,163)
FFO Attributable to Common Shareholders	$43,132	$23,083		$159,351	$115,947

FFO attributable to OP Units	$47,924	$25,893		$177,385	$130,110
Transaction and other costs, net of tax (3)	865	1,071		8,586	8,247
Business interruption insurance proceeds	(4,517)	—		(4,517)	—
Income from investment funds, net	(2,711)	—		(2,711)	—
Impairment loss related to right-of-use asset (1)	—	2,427		—	2,427
(Gain) loss from mark-to-market on derivative instruments	(292)	11		(342)	184
Loss on extinguishment of debt	—	29		—	62
Losses and distributions in excess of our investment in unconsolidated real estate venture	(181)	(152)		(883)	(459)
Share-based compensation related to Formation Transaction and special equity awards	3,459	6,246		16,325	31,678
Lease liability adjustments	(134)	—		(134)	—
Amortization of management contracts intangible, net of tax	1,073	1,073		4,290	4,360
Unconsolidated real estate ventures allocated share of above adjustments	(543)	36		(435)	1,884
Core FFO Attributable to OP Units	$44,943	$36,634		$197,564	$178,493
Core FFO attributable to redeemable noncontrolling interests	(4,494)	(3,976)		(20,106)	(19,433)
Core FFO Attributable to Common Shareholders	$40,449	$32,658		$177,458	$159,060
FFO per common share - diluted	$0.33	$0.17		$1.22	$0.87
Core FFO per common share - diluted	$0.31	$0.25		$1.36	$1.19
Weighted average shares - diluted (FFO and Core FFO)	129,009	132,628		130,839	134,022

See footnotes on page 16.

FFO, CORE FFO AND FAD RECONCILIATIONS (NON-GAAP)

(Unaudited)

in thousands, except per share data	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020

FAD
Core FFO attributable to OP Units	$44,943	$36,634	$197,564	$178,493
Recurring capital expenditures and second-generation tenant improvements and leasing commissions (4)	(21,773)	(15,284)	(56,554)	(49,373)
Straight-line and other rent adjustments (5)	(2,985)	15,433	(15,539)	5,535
Third-party lease liability assumption payments	—	(836)	(1,803)	(3,860)
Share-based compensation expense	9,663	6,496	34,583	33,625
Amortization of debt issuance costs	1,142	1,059	4,469	3,183
Unconsolidated real estate ventures allocated share of above adjustments	(1,332)	1,265	(5,469)	(2,615)
Non-real estate depreciation and amortization	795	829	2,975	4,300
FAD available to OP Units (A)	$30,453	$45,596	$160,226	$169,288
Distributions to common shareholders and unitholders (B)	$33,137	$33,362	$135,771	$135,086
FAD Payout Ratio (B÷A) (6)	108.8%	73.2%	84.7%	79.8%

Capital Expenditures
Maintenance and recurring capital expenditures	$8,121	$6,325	$23,827	$18,520
Share of maintenance and recurring capital expenditures from unconsolidated real estate ventures	168	186	804	1,022
Second-generation tenant improvements and leasing commissions	12,815	8,773	30,095	28,108
Share of second-generation tenant improvements and leasing commissions from unconsolidated real estate ventures	669	—	1,828	1,723
Recurring capital expenditures and second-generation tenant improvements and leasing commissions	21,773	15,284	56,554	49,373
Non-recurring capital expenditures	15,008	6,380	28,081	23,647
Share of non-recurring capital expenditures from unconsolidated real estate ventures	145	160	429	554
First-generation tenant improvements and leasing commissions	6,229	8,910	11,370	36,643
Share of First-generation tenant improvements and leasing commissions from unconsolidated real estate ventures	987	747	2,471	2,408
Non-recurring capital expenditures	22,369	16,197	42,351	63,252
Total JBG SMITH Share of Capital Expenditures	$44,142	$31,481	$98,905	$112,625

(1)	In connection with the preparation and review of our annual financial statements, we determined that certain assets were impaired and recorded impairment losses in the three months and year ended December 31, 2021 and 2020 totaling $25.1 million ($24.3 million after tax) and $10.2 million ($7.8 million related to real estate and $2.4 million related to the right-of-use asset associated with a ground lease).
(2)	Includes an impairment on real estate assets taken by an unconsolidated real estate venture and impairments of our investment in unconsolidated real estate ventures related to decreases in the value of the underlying assets.
(3)	Includes demolition costs, integration and severance costs, pursuit costs related to other completed, potential and pursued transactions, as well as other expenses. For the three months and year ended December 31, 2021, excludes $0.6 million and $1.7 million of transaction costs attributable to noncontrolling interests. For the year ended December 31, 2020, includes a charitable commitment of $4.0 million to the Washington Housing Conservancy, a non-profit that acquires and owns affordable workforce housing in the Washington, DC metropolitan area.
(4)	Includes amounts, at JBG SMITH Share, related to unconsolidated real estate ventures.
(5)	Includes straight-line rent, above/below market lease amortization and lease incentive amortization.
(6)	The quarterly FAD payout ratio is not necessarily indicative of an amount for the full year due to fluctuation in the timing of capital expenditures, the commencement of new leases and the seasonality of our operations.

NOI RECONCILIATIONS (NON-GAAP)

(Unaudited)

dollars in thousands	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020

Net loss attributable to common shareholders	$(56,446)	$(45,655)	$(79,257)	$(62,303)
Add:
Depreciation and amortization expense	58,173	64,170	236,303	221,756
General and administrative expense:
Corporate and other	15,344	9,156	53,819	46,634
Third-party real estate services	27,124	28,569	107,159	114,829
Share-based compensation related to Formation Transaction and special equity awards	3,459	6,246	16,325	31,678
Transaction and other costs	1,518	1,144	10,429	8,670
Interest expense	17,649	17,661	67,961	62,321
Loss on extinguishment of debt	—	29	—	62
Impairment loss	25,144	10,232	25,144	10,232
Income tax expense (benefit)	(986)	(544)	3,541	(4,265)
Net loss attributable to redeemable noncontrolling interests	(6,256)	(4,513)	(8,728)	(4,958)
Net loss attributable to noncontrolling interests	(632)	—	(1,740)	—
Less:
Third-party real estate services, including reimbursements revenue	23,309	30,069	114,003	113,939
Other revenue	2,013	9,934	7,671	15,372
Loss from unconsolidated real estate ventures, net	(25,583)	(3,194)	(2,070)	(20,336)
Interest and other income (loss), net	8,672	(1,646)	8,835	(625)
Gain on sale of real estate	—	—	11,290	59,477

Consolidated NOI	75,680	51,332	291,227	256,829
NOI attributable to unconsolidated real estate ventures at our share	6,289	7,521	29,232	27,693
Non-cash rent adjustments (1)	(2,985)	15,433	(15,539)	5,535
Other adjustments (2)	6,107	(3,284)	20,732	6,058
Total adjustments	9,411	19,670	34,425	39,286
NOI	$85,091	$71,002	$325,652	$296,115
Less: out-of-service NOI loss (3)	(1,745)	(801)	(6,382)	(5,789)
Operating Portfolio NOI	$86,836	$71,803	$332,034	$301,904
Non-Same Store NOI (4)	8,455	206	32,326	(427)
Same Store NOI (5)	$78,381	$71,597	$299,708	$302,331

Change in Same Store NOI	9.5%		(0.9)%
Number of properties in Same Store pool	56		55

(1)	Adjustment to exclude straight-line rent, above/below market lease amortization and lease incentive amortization.
(2)	Adjustment to include other revenue and payments associated with assumed lease liabilities related to operating properties and to exclude commercial lease termination revenue and allocated corporate general and administrative expenses to operating properties.
(3)	Includes the results of our Under-Construction assets, and Near-Term and Future Development Pipelines.
(4)	Includes the results of properties that were not In-Service for the entirety of both periods being compared and properties for which significant redevelopment, renovation or repositioning occurred during either of the periods being compared.
(5)	Includes the results of the properties that are owned, operated and In-Service for the entirety of both periods being compared.

Q4 2021 SUPPLEMENTAL INFORMATION

SECTION THREE

8001 Woodmont Avenue

901 W Street

JBG SMITH

SUPPLEMENTAL INFORMATION | Q4 2021

SEP
TABLE OF CONTENTS	DECEMBER 31, 2021

DISCLOSURES	DECEMBER 31, 2021

Disclosures

Forward-Looking Statements

Certain statements contained herein may constitute "forward-looking statements" as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not guarantees of performance. They represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Consequently, the future results of JBG SMITH Properties ("JBG SMITH", the "Company", "we", "us", "our" or similar terms) may differ materially from those expressed in these forward-looking statements. You can find many of these statements by looking for words such as "approximate", "hypothetical", "potential", "believes", "expects", "anticipates", "estimates", "intends", "plans", "would", "may" or similar expressions in this Investor Package. One of the most significant factors that could cause actual outcomes to differ materially from our forward-looking statements is the adverse effect of the current pandemic of the novel coronavirus, or COVID-19, and the ensuing economic turmoil on the Company, our financial condition, results of operations, cash flows, performance, our tenants, the real estate market, and the global economy and financial markets. The extent to which COVID-19 continues to impact us and our tenants depends on future developments, many of which are highly uncertain and cannot be predicted with confidence. These developments include: the continued severity, duration, transmission rate and geographic spread of COVID-19 in the United States, the speed of the vaccine distribution, the effectiveness and willingness of people to take COVID-19 vaccines, the duration of associated immunity and vaccine efficacy against variants of COVID-19, the extent and effectiveness of other containment measures taken, and the response of the overall economy, the financial markets and the population (including the potential effects of inflation), particularly in areas in which we operate and whether the residential market in the Washington, DC area and any of our properties will be materially impacted by the various moratoriums on residential evictions, among others. Moreover, investors are cautioned to interpret many of the risks identified under the section titled "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 as being heightened as a result of the ongoing and numerous adverse impacts of the COVID-19 pandemic. We also note the following forward-looking statements: the impact of COVID-19 and the ensuing economic turmoil on our Company, Net Operating Income, Same Store Net Operating Income, net asset value, share price, liquidity, occupancy rates, property rental revenue, operating costs, deferrals of rent, uncollectable operating lease receivables, parking revenue, burn-off of rent abatement, construction costs, the timing of disposition of assets in the JBG Legacy Funds, demand for new office space and potential bias of multifamily leasing to renewals; the impact of disruptions to the credit and capital markets on our ability to access capital, including refinancing maturing debt; potential Net Operating Income growth and the assumptions on which such growth is premised, our estimated future leverage (Net Debt/Annualized Adjusted EBITDA and Net Debt/Total Enterprise Value) profile, the economic impact, job growth, expansion of public transportation and related demand for multifamily and commercial properties of Amazon.com, Inc.’s ("Amazon") additional headquarters on the Washington, DC metropolitan area and National Landing and the speed with which such impact occurs and Amazon’s plans for accelerated hiring and in-person work requirements; changes to the amount and manner in which tenants use space; whether we incur additional costs or make additional concessions or offer other incentives to existing or prospective tenants to reconfigure space; long-term trends in demand for housing (including multifamily) within major urban employment centers; whether the Washington, DC area will be more resilient than other parts of the country in any recession resulting from COVID-19; whether we will recognize currently estimated unrecognized development fee revenue on the anticipated timing or at all; potential countercyclical growth caused by the concentration in the Washington, DC area of Amazon, the federal government, government contractors, and the Virginia Tech Innovation campus; the economic impact of DC's diversification into technology; our anticipated acquisitions and dispositions and the ability to identify associated like-kind exchanges; our annual dividend per share and dividend yield; annualized Net Operating Income; adjusted annualized Net Operating Income; expected key Amazon transaction terms and timeframes for closing any Amazon transactions not yet closed; planned infrastructure and educational improvements related to Amazon's additional headquarters; the impact of our role as the developer, property manager and retail leasing agent in connection with Amazon's new headquarters; our development plans related to Amazon's additional headquarters; the impact on our net asset value of the Amazon transactions; in the case of any further Amazon lease transactions and our new development opportunities in National Landing, the total square feet to be leased to Amazon and the expected net effective rent; the impact of increases in government spending on increases in agency and contractor spending locally; whether we can access agency debt secured by our currently unencumbered multifamily assets timely, on reasonable terms or at all; whether our contemplated like-kind exchange of the Batley for the sale of Pen Place will occur; whether our sale of Pen Place will generate the amount of proceeds anticipated; whether the transactions contemplated by our agreement with affiliates of Fortress Investment Group LLC will occur on the anticipated timing or at all; whether Batley will generate the annualized NOI anticipated; whether we will succeed in our contemplated recycling of disposition proceeds into acquisitions yielding the anticipated stabilized capitalization rates; whether we are able to renew at or above our historical retention rates on rolling leases; whether the allocation of capital to our share repurchase plan has any impact on our share price; whether our rent estimates are accurate; whether in the case of our Under-Construction and Near-Term Development Pipeline assets, estimated square feet, estimated number of units, estimated construction start, occupancy stabilization dates, the estimated completion date, estimated stabilization date, Estimated Incremental Investment, Estimated Total Investment, Projected NOI Yield, weighted average Projected NOI Yield, NOI yield or Estimated Total Project Cost, estimated total NOI weighted average completion date, weighted average stabilization date, intended type of asset use and potential tenants, Estimated Potential Development Density, and Estimated Stabilized NOI are accurate; whether our Under-Construction assets will deliver the Annualized NOI that we anticipate; our ability to satisfy environmental, social or governance standards set by various constituencies; whether our plans related to our investment in 5G wireless spectrum across National Landing will be a significant demand catalyst; and in the case of our Future Development Pipeline opportunities, estimated commercial SF/multifamily units to be replaced, estimated remaining acquisition cost, estimated capitalized cost, Estimated Total Investment, Estimated Potential Development Density and the potential for delays in the entitlement process.

DISCLOSURES	DECEMBER 31, 2021

Many of the factors that will determine the outcome of these and our other forward-looking statements are beyond our ability to control or predict. These factors include, among others: adverse economic conditions in the Washington, DC metropolitan area, including in relation to COVID-19, the timing of and costs associated with development and property improvements, financing commitments, and general competitive factors. For further discussion of factors that could materially affect the outcome of our forward-looking statements and other risks and uncertainties, see "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Cautionary Statement Concerning Forward-Looking Statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2021 and other periodic reports the Company files with the Securities and Exchange Commission. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances occurring after the date hereof.

Organization and Basis of Presentation

JBG SMITH Properties ("JBG SMITH") was organized as a Maryland real estate investment trust ("REIT") for the purpose of receiving, via the spin-off on July 17, 2017 (the "Separation"), substantially all of the assets and liabilities of Vornado Realty Trust's Washington, DC segment. On July 18, 2017, JBG SMITH acquired the management business and certain assets and liabilities of The JBG Companies ("JBG") (the "Combination"). The Separation and the Combination are collectively referred to as the "Formation Transaction."

The information contained in this Investor Package does not purport to disclose all items required by the accounting principles generally accepted in the United States of America ("GAAP") and is unaudited information, unless otherwise indicated.

Pro Rata Information

We present certain financial information and metrics in this Investor Package "at JBG SMITH Share," which refers to our ownership percentage of consolidated and unconsolidated assets in real estate ventures (collectively, "real estate ventures") as applied to these financial measures and metrics. Financial information "at JBG SMITH Share" is calculated on an asset-by-asset basis by applying our percentage economic interest to each applicable line item of that asset's financial information. "At JBG SMITH Share" information, which we also refer to as being "at share," "our pro rata share" or "our share," is not, and is not intended to be, a presentation in accordance with GAAP. Given that a substantial portion of our assets are held through real estate ventures, we believe this form of presentation, which presents our economic interests in the partially owned entities, provides investors valuable information regarding a significant component of our portfolio, its composition, performance and capitalization.

We do not control the unconsolidated real estate ventures and do not have a legal claim to our co-venturers' share of assets, liabilities, revenue and expenses. The operating agreements of the unconsolidated real estate ventures generally allow each co-venturer to receive cash distributions to the extent there is available cash from operations. The amount of cash each investor receives is based upon specific provisions of each operating agreement and varies depending on certain factors including the amount of capital contributed by each investor and whether any investors are entitled to preferential distributions.

With respect to any such third-party arrangement, we would not be in a position to exercise sole decision-making authority regarding the property, real estate venture or other entity, and may, under certain circumstances, be exposed to economic risks not present were a third-party not involved. We and our respective co-venturers may each have the right to trigger a buy-sell or forced sale arrangement, which could cause us to sell our interest, or acquire our co-venturers' interests, or to sell the underlying asset, either on unfavorable terms or at a time when we otherwise would not have initiated such a transaction. Our real estate ventures may be subject to debt, and the repayment or refinancing of such debt may require equity capital calls. To the extent our co-venturers do not meet their obligations to us or our real estate ventures or they act inconsistent with the interests of the real estate venture, we may be adversely affected. Because of these limitations, the non-GAAP "at JBG SMITH Share" financial information should not be considered in isolation or as a substitute for our financial statements as reported under GAAP.

Definitions

See pages 50-54 for definitions of terms used in this Investor Package.

Information herein with respect to the proposed transactions with Amazon is based on executed leases and a purchase and sale agreement between us and Amazon. Closing under this agreement is subject to customary closing conditions.

DISCLOSURES	DECEMBER 31, 2021

Non-GAAP Measures

This Investor Package includes non-GAAP measures. For these measures, we have provided an explanation of how these non-GAAP measures are calculated and why our management believes that the presentation of these measures provides useful information to investors regarding our financial condition and results of operations. Reconciliations of certain non-GAAP measures to the most directly comparable GAAP financial measure are included in this Investor Package. Our presentation of non-GAAP financial measures may not be comparable to similar non-GAAP measures used by other companies.

In addition to "at share" financial information, the following non-GAAP measures are included in this Investor Package:

●	Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA")
●	EBITDA for Real Estate ("EBITDAre")
●	Adjusted EBITDA
●	Funds from Operations ("FFO")
●	Core FFO
●	Funds Available for Distribution ("FAD")
●	Third-Party Asset Management and Real Estate Services Business
●	Net Operating Income ("NOI")
●	Annualized NOI
●	Estimated Stabilized NOI
●	Projected NOI Yield
●	Same Store NOI
●	Consolidated and Unconsolidated Indebtedness
●	Net Debt
●	Pro Rata Adjusted General and Administrative Expenses

COMPANY PROFILE	DECEMBER 31, 2021 (Unaudited)

Company Profile

Executive Officers		Company Snapshot as of December 31, 2021

W. Matthew Kelly	Chief Executive Officer and Trustee	Exchange/ticker	NYSE: JBGS
David P. Paul	President and Chief Operating Officer	Indicated annual dividend per share	$0.90
M. Moina Banerjee	Chief Financial Officer	Dividend yield	3.1%
Kevin P. Reynolds	Chief Development Officer
George L. Xanders	Chief Investment Officer	Total Enterprise Value (dollars in billions, except share price)
Steven A. Museles	Chief Legal Officer	Common share price	$28.71
		Common shares and common limited partnership units ("OP Units") outstanding (in millions)	142.33
		Total market capitalization	$4.09
		Total consolidated and unconsolidated indebtedness at JBG SMITH Share	2.84
		Less: cash and cash equivalents at JBG SMITH Share	(0.28)
		Net Debt	$2.55
		Total Enterprise Value	$6.64

		Net Debt / Total Enterprise Value	38.5%

FINANCIAL HIGHLIGHTS	DECEMBER 31, 2021 (Unaudited)

Financial Highlights

dollars in thousands, except per share data	Three Months Ended		Year Ended
	December 31, 2021		December 31, 2021

Summary Financial Results
Total revenue	$157,407		$634,362
Net income (loss) attributable to common shareholders	$(56,446)		$(79,257)
Per diluted common share	$(0.45)		$(0.63)
Operating portfolio NOI	$86,836		$332,034
FFO (1)	$47,924		$177,385
Per OP Unit	$0.33		$1.22
Core FFO (1)	$44,943		$197,564
Per OP Unit	$0.31		$1.36
FAD (1)	$30,453		$160,226
FAD payout ratio	108.8%		84.7%
EBITDA (1)	$21,744		$260,190
EBITDAre (1)	$70,771		$270,981
Adjusted EBITDA (1)	$66,169		$286,516
Net Debt / total enterprise value	38.5%		38.5%
Net Debt to annualized Adjusted EBITDA (2)	9.6	x	8.9	x

			December 31, 2021

Debt Summary and Key Ratios (at JBG SMITH Share)
Total consolidated indebtedness (3)			$2,464,927
Total consolidated and unconsolidated indebtedness (3)			$2,835,670
Weighted average interest rates:
Variable rate debt			1.94%
Fixed rate debt			3.83%
Total debt			2.87%
Cash and cash equivalents			$282,097

(1)	Attributable to OP Units, which include units owned by JBG SMITH.
(2)	Net Debt to annualized Adjusted EBITDA would have been 8.9x and 8.2x for the three months and year ended December 31, 2021, after adjusting for $198.0 million of gross proceeds from the sale of Pen Place that is expected close in Q2 2022.
(3)	Net of premium/discount and deferred financing costs.

FINANCIAL HIGHLIGHTS – TRENDS	DECEMBER 31, 2021 (Unaudited)

Financial Highlights - Trends

Three Months Ended
dollars in thousands, except per share data, at JBG SMITH Share	Q4 2021	Q3 2021	Q2 2021	Q1 2021	Q4 2020
Commercial NOI	$62,775	$62,385	$64,334	$63,026	$57,652
Multifamily NOI	24,061	19,107	18,644	17,775	14,151
Operating portfolio NOI	$86,836	$81,492	$82,978	$80,801	$71,803
Total Annualized NOI	$345,763	$324,001	$330,682	$322,241	$288,230

Net income (loss) attributable to common shareholders	$(56,446)	$893	$(2,973)	$(20,731)	$(45,655)
Per diluted common share	$(0.45)	$0.00	$(0.03)	$(0.16)	$(0.36)
FFO (1)	$47,924	$40,734	$41,914	$46,813	$25,893
Per OP Unit	$0.33	$0.27	$0.29	$0.32	$0.17
Core FFO (1)	$44,943	$48,083	$49,629	$54,909	$36,634
Per OP Unit	$0.31	$0.32	$0.34	$0.38	$0.25
FAD (1)	$30,453	$39,992	$42,147	$47,634	$45,596
FAD payout ratio	108.8%	84.2%	79.5%	74.4%	73.2%
EBITDA (1)	$21,744	$85,275	$80,668	$72,503	$41,189
EBITDAre (1)	$70,771	$63,518	$64,189	$72,503	$48,168
Adjusted EBITDA (1)	$66,169	$69,799	$70,817	$79,731	$57,952
Net Debt / total enterprise value	38.5%	34.3%	32.1%	31.9%	32.0%
Net Debt to annualized Adjusted EBITDA (2)	9.6	x	7.9	x	7.6	x	6.8	x	9.2	x

Q4 2021	Q3 2021	Q2 2021	Q1 2021	Q4 2020

Number of Operating Assets
Commercial	42	42	43	42	41
Multifamily	22	21	21	21	21
Total	64	63	64	63	62

Operating Portfolio % Leased
Commercial (3)	84.9%	84.9%	85.9%	87.3%	88.1%
Multifamily (4)	93.6%	94.0%	92.8%	91.5%	87.3%
Weighted Average	87.7%	87.7%	88.0%	88.6%	87.8%

Operating Portfolio % Occupied (5)
Commercial (3)	82.9%	82.6%	84.4%	86.9%	87.7%
Multifamily (4)	91.8%	92.4%	88.7%	86.6%	81.7%
Weighted Average	85.8%	85.7%	85.7%	86.8%	85.8%

See footnotes on page 9.

FINANCIAL HIGHLIGHTS – TRENDS	DECEMBER 31, 2021 (Unaudited)

Footnotes

Note: See appendices for reconciliations of non-GAAP financial measures to their respective comparable GAAP financial measures.

(1)	Attributable to OP Units, which include units owned by JBG SMITH.
(2)	Net Debt to Annualized Adjusted EBITDA would have been 8.9x in Q4 2021, after adjusting for $198.0 million of gross proceeds from the sale of Pen Place that is expected to close in Q2 2022.
(3)	Crystal City Marriott and 1700 M Street (for which we are the ground lessor) are excluded from the Percent Leased and the Percent Occupied metrics.
(4)	Includes Recently Delivered assets. In-Service assets were 95.4% leased and 93.4% occupied as of Q4 2021, 96.3% leased and 94.5% occupied as of Q3 2021, 96.4% leased and 92.7% occupied as of Q2 2021, 92.9% leased and 89.2% occupied as of Q1 2021, and 91.0% leased and 87.3% occupied as of Q4 2020. 2221 S. Clark Street - Residential and 900 W Street are excluded from the Percent Leased and the Percent Occupied metrics as they are operated as short-term rental properties.
(5)	Percent Occupied excludes occupied retail SF.

PORTFOLIO OVERVIEW	DECEMBER 31, 2021 (Unaudited)

Portfolio Overview

		100% Share	At JBG SMITH Share
							Annualized
							Rent per
						Annualized	Square Foot/
	Number of	Square Feet/	Square Feet/	%		Rent	Monthly Rent	Annualized NOI
	Assets	Units	Units	Leased	% Occupied (1)	(in thousands)	Per Unit (2)	(in thousands)

Operating
Commercial (3)
National Landing	22	6,793,578	6,793,578	86.3%	85.5%	$234,884	$43.03	$147,671
Other VA	7	2,708,439	1,774,912	89.0%	88.1%	76,028	50.79	54,064
DC	10	2,796,830	1,962,101	76.2%	70.5%	80,025	57.55	32,720
MD	3	784,247	784,247	86.2%	79.9%	32,445	49.35	15,064
In-Service	42	13,083,094	11,314,838	84.9%	82.9%	$423,382	$46.88	$249,519
Multifamily (4)
National Landing	4	2,856	2,856	96.2%	94.6%	$62,081	$2,015	$38,072
DC	12	3,743	3,042	94.3%	91.6%	85,688	2,320	52,352
MD	5	1,287	498	98.3%	97.5%	9,455	1,595	6,380
In-Service	21	7,886	6,396	95.4%	93.4%	157,224	2,124	96,804
Recently Delivered	1	322	161	41.0%	33.2%	2,184	2,763	(560)
Total / weighted average	22	8,208	6,557	93.6%	91.8%	$159,408	$2,130	$96,244

Operating - In-Service	63	13,083,094 SF/ 7,886 Units	11,314,838 SF/ 6,396 Units	88.3%	86.3%	$580,606	$46.88 per SF/ $2,124 per unit	$346,323

Operating - Recently Delivered	1	322 Units	161 Units	41.0%	33.2%	$2,184	$2,763 per unit	$(560)

Operating - Total / Weighted Average	64	13,083,094 SF/ 8,208 Units	11,314,838 SF/ 6,557 Units	87.7%	85.8%	$582,790	$46.88 per SF/ $2,130 per unit	$345,763

Development (5)

Under-Construction	1	808 Units	808 Units

Near-Term Development	11	5,259,300	5,049,700

Future Development	25	14,328,100	11,597,600

(1)	Percent Occupied excludes retail SF.
(2)	For commercial assets, represents annualized office rent divided by occupied office SF; annualized retail rent and retail SF are excluded from this metric. For multifamily assets, represents monthly multifamily rent divided by occupied units; retail rent is excluded from this metric. Annualized Rent and Annualized Rent per Square Foot exclude percentage rent and the square footage of office tenants that only pay percentage rent. Occupied square footage may differ from leased square footage because leased square footage includes space for leases that have been signed but the tenant has not yet taken occupancy (not yet included in Percent Occupied metrics).
(3)	Crystal City Marriott and 1700 M Street (for which we are the ground lessor) are excluded from Percent Leased, Percent Occupied, Annualized Rent and Annualized Rent per Square Foot metrics.
(4)	2221 S. Clark Street - Residential and 900 W Street are excluded from Percent Leased, Percent Occupied, Annualized Rent and Monthly Rent Per Unit metrics.
(5)	Refer to pages 40-43 for detail on Under-Construction assets, and Near-Term and Future Development Pipelines.

CONDENSED CONSOLIDATED BALANCE SHEETS	DECEMBER 31, 2021 (Unaudited)

Condensed Consolidated Balance Sheets

in thousands	December 31, 2021	December 31, 2020

ASSETS
Real estate, at cost:
Land and improvements	$1,378,218	$1,391,472
Buildings and improvements	4,513,606	4,341,103
Construction in progress, including land	344,652	268,056
	6,236,476	6,000,631
Less: accumulated depreciation	(1,368,003)	(1,232,690)
Real estate, net	4,868,473	4,767,941
Cash and cash equivalents	264,356	225,600
Restricted cash	37,739	37,736
Tenant and other receivables	44,496	55,903
Deferred rent receivable	192,265	170,547
Investments in unconsolidated real estate ventures	462,885	461,369
Other assets, net	442,116	286,575
Assets held for sale	73,876	73,876
TOTAL ASSETS	$6,386,206	$6,079,547

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Liabilities:
Mortgages payable, net	$1,777,699	$1,593,738
Revolving credit facility	300,000	—
Unsecured term loans, net	398,664	397,979
Accounts payable and accrued expenses	106,136	103,102
Other liabilities, net	342,565	247,774
Total liabilities	2,925,064	2,342,593
Commitments and contingencies
Redeemable noncontrolling interests	522,725	530,748
Total equity	2,938,417	3,206,206
TOTAL LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY	$6,386,206	$6,079,547

Note: For complete financial statements, please refer to our Annual Report on Form 10-K for the year ended December 31, 2021.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS	DECEMBER 31, 2021 (Unaudited)

Condensed Consolidated Statements of Operations

in thousands, except per share data	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
REVENUE
Property rental	$128,626	$104,439	$499,586	$458,958
Third-party real estate services, including reimbursements	23,309	30,069	114,003	113,939
Other revenue	5,472	14,121	20,773	29,826
Total revenue	157,407	148,629	634,362	602,723
EXPENSES
Depreciation and amortization	58,173	64,170	236,303	221,756
Property operating	40,709	39,758	150,638	145,625
Real estate taxes	15,696	17,536	70,823	70,958
General and administrative:
Corporate and other	15,344	9,156	53,819	46,634
Third-party real estate services	27,124	28,569	107,159	114,829
Share-based compensation related to Formation Transaction and special equity awards	3,459	6,246	16,325	31,678
Transaction and Other Costs	1,518	1,144	10,429	8,670
Total expenses	162,023	166,579	645,496	640,150
OTHER INCOME (EXPENSE)
Loss from unconsolidated real estate ventures, net	(25,583)	(3,194)	(2,070)	(20,336)
Interest and other income (loss), net	8,672	(1,646)	8,835	(625)
Interest expense	(17,649)	(17,661)	(67,961)	(62,321)
Gain on sale of real estate	—	—	11,290	59,477
Loss on extinguishment of debt	—	(29)	—	(62)
Impairment loss	(25,144)	(10,232)	(25,144)	(10,232)
Total other income (expense)	(59,704)	(32,762)	(75,050)	(34,099)
LOSS BEFORE INCOME TAX (EXPENSE) BENEFIT	(64,320)	(50,712)	(86,184)	(71,526)
Income tax (expense) benefit	986	544	(3,541)	4,265
NET LOSS	(63,334)	(50,168)	(89,725)	(67,261)
Net loss attributable to redeemable noncontrolling interests	6,256	4,513	8,728	4,958
Net loss attributable to noncontrolling interests	632	—	1,740	—
NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(56,446)	$(45,655)	$(79,257)	$(62,303)
LOSS PER COMMON SHARE - BASIC AND DILUTED	$(0.45)	$(0.36)	$(0.63)	$(0.49)
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - BASIC AND DILUTED	129,009	132,042	130,839	133,451

Note: For complete financial statements, please refer to our Annual Report on Form 10-K for the year ended December 31, 2021.

UNCONSOLIDATED REAL ESTATE VENTURES	DECEMBER 31, 2021 (Unaudited)

nconsolidated Real Estate Ventures

in thousands, at JBG SMITH Share
BALANCE SHEET INFORMATION	December 31, 2021

Total real estate, at cost	$810,314
Less: accumulated depreciation	(52,570)
Real estate, net	757,744
Cash and cash equivalents	17,815
Other assets, net	86,078
Total assets	$861,637
Borrowings, net	$370,743
Other liabilities, net	46,569
Total liabilities	$417,312

	Three Months Ended	Year Ended
OPERATING INFORMATION	December 31, 2021	December 31, 2021
Total revenue	$15,704	$65,174
Expenses:
Depreciation and amortization	6,538	28,141
Property operating	29,526	44,821
Real estate taxes	2,653	10,379
Total expenses	38,717	83,341
Other income (expense):
Interest expense	(3,067)	(12,367)
Gain on the sale of real estate	—	28,387
Loss on extinguishment of debt	—	(124)
Interest and other income, net	484	698

Net loss	$(25,596)	$(1,573)
Earnings and distributions in excess of our investment in unconsolidated real estate venture	181	883
Impairment of investment in unconsolidated real estate venture	—	(1,380)
Other	(168)	—
Loss from unconsolidated real estate ventures, net	$(25,583)	$(2,070)

OTHER TANGIBLE ASSETS AND LIABILITIES	DECEMBER 31, 2021 (Unaudited)

Other Tangible Assets and Liabilities

in thousands, at JBG SMITH Share	December 31, 2021

Other Tangible Assets, Net (1) (2)
Restricted cash	$46,833
Tenant and other receivables, net	46,333
Other assets, net	68,792
Total Other Tangible Assets, Net	$161,958

Other Tangible Liabilities, Net (2) (3)
Accounts payable and accrued liabilities	$120,271
Other liabilities, net	188,330
Total Other Tangible Liabilities, Net	$308,601

(1)	Excludes cash and cash equivalents.
(2)	Excludes assets held for sale.
(3)	Excludes debt.

EBITDA, EBITDAre AND ADJUSTED EBITDA RECONCILIATIONS (NON-GAAP)	DECEMBER 31, 2021 (Unaudited)

EBITDA, EBITDAre and Adjusted EBITDA

dollars in thousands	Three Months Ended December 31,				Year Ended December 31,
	2021		2020		2021		2020

EBITDA, EBITDAre and Adjusted EBITDA
Net loss	$(63,334)		$(50,168)		$(89,725)		$(67,261)
Depreciation and amortization expense	58,173		64,170		236,303		221,756
Interest expense	17,649		17,661		67,961		62,321
Income tax expense (benefit)	(986)		(544)		3,541		(4,265)
Unconsolidated real estate ventures allocated share of above adjustments	9,696		10,072		40,588		41,588
EBITDA attributable to noncontrolling interests	546		(2)		1,522		(9)
EBITDA	$21,744		$41,189		$260,190		$254,130
Gain on sale of real estate	—		—		(11,290)		(59,477)
(Gain) loss on sale of unconsolidated real estate assets	—		(826)		(28,326)		2,126
Real estate impairment loss (1)	25,144		7,805		25,144		7,805
Impairment related to unconsolidated real estate ventures (2)	23,883		—		25,263		6,522

EBITDAre	$70,771		$48,168		$270,981		$211,106
Transaction and Other Costs (3)	888		1,144		8,691		8,670
Business interruption insurance proceeds	(4,517)		—		(4,517)		—
Income from investment funds, net	(3,620)		—		(3,620)		—
Impairment loss related to right-of-use asset (1)	—		2,427		—		2,427
Loss on extinguishment of debt	—		29		—		62
Share-based compensation related to Formation Transaction and special equity awards	3,459		6,246		16,325		31,678
Losses and distributions in excess of our investment in unconsolidated real estate venture	(181)		(152)		(883)		(459)
Lease liability adjustments	(134)		—		(134)		—
Unconsolidated real estate ventures allocated share of above adjustments	(497)		90		(327)		1,555

Adjusted EBITDA	$66,169		$57,952		$286,516		$255,039

Net Debt to Annualized Adjusted EBITDA (4)	9.6	x	9.2	x	8.9	x	8.4	x

Net Debt (at JBG SMITH Share)					December 31, 2021		December 31, 2020
Consolidated indebtedness (5)					$2,464,927		$1,985,061
Unconsolidated indebtedness (5)					370,743		395,550
Total consolidated and unconsolidated indebtedness					2,835,670		2,380,611
Less: cash and cash equivalents					282,097		241,066
Net Debt (at JBG SMITH Share)					$2,553,573		$2,139,545

Note: All EBITDA measures as shown above are attributable to OP Units.

(1)	In connection with the preparation and review of our annual financial statements, we determined that certain assets were impaired and recorded impairment losses in the three months and year ended December 31, 2021 and 2020 totaling $25.1 million and $10.2 million ($7.8 million related to real estate and $2.4 million related to the right-of-use asset associated with a ground lease).
(2)	Includes an impairment on real estate assets taken by an unconsolidated real estate venture and impairments of our investment in unconsolidated real estate ventures related to decreases in the value of the underlying assets.
(3)	See page 55 for the components of Transaction and Other Costs. For the three months and year ended December 31, 2021, excludes $0.6 million and $1.7 million of transaction costs attributable to noncontrolling interests.
(4)	Calculated using the Net Debt below. Quarterly Adjusted EBITDA is annualized by multiplying by four. Net Debt to Annualized Adjusted EBITDA would have been 8.9x and 8.2x for the three months and year ended December 31, 2021, after adjusting for $198.0 million of gross proceeds from the sale of Pen Place that is expected to close in the second quarter of 2022.
(5)	Net of premium/discount and deferred financing costs.

FFO, CORE FFO AND FAD RECONCILIATIONS (NON-GAAP)	DECEMBER 31, 2021 (Unaudited)

FFO, Core FFO and FAD

in thousands, except per share data	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020

FFO and Core FFO
Net loss attributable to common shareholders	$(56,446)	$(45,655)	$(79,257)	$(62,303)
Net loss attributable to redeemable noncontrolling interests	(6,256)	(4,513)	(8,728)	(4,958)
Net loss attributable to noncontrolling interests	(632)	—	(1,740)	—
Net loss	(63,334)	(50,168)	(89,725)	(67,261)
Gain on sale of real estate	—	—	(11,290)	(59,477)
(Gain) loss on sale of unconsolidated real estate assets	—	(826)	(28,326)	2,126
Real estate depreciation and amortization	55,902	61,865	227,424	211,455
Real estate impairment loss, net of tax (1)	24,301	7,805	24,301	7,805
Impairment related to unconsolidated real estate ventures (2)	23,883	—	25,263	6,522
Pro rata share of real estate depreciation and amortization from unconsolidated real estate ventures	6,626	7,219	28,216	28,949
FFO attributable to noncontrolling interests	546	(2)	1,522	(9)
FFO Attributable to OP Units	$47,924	$25,893	$177,385	$130,110
FFO attributable to redeemable noncontrolling interests	(4,792)	(2,810)	(18,034)	(14,163)
FFO Attributable to Common Shareholders	$43,132	$23,083	$159,351	$115,947

FFO attributable to OP Units	$47,924	$25,893	$177,385	$130,110
Transaction and Other Costs, net of tax (3)	865	1,071	8,586	8,247
Business interruption insurance proceeds	(4,517)	—	(4,517)	—
Income from investment funds, net	(2,711)	—	(2,711)	—
Impairment loss related to right-of-use asset (1)	—	2,427	—	2,427
(Gain) loss from mark-to-market on derivative instruments	(292)	11	(342)	184
Loss on extinguishment of debt	—	29	—	62
Losses and distributions in excess of our investment in unconsolidated real estate venture	(181)	(152)	(883)	(459)
Share-based compensation related to Formation Transaction and special equity awards	3,459	6,246	16,325	31,678
Lease liability adjustments	(134)	—	(134)	—
Amortization of management contracts intangible, net of tax	1,073	1,073	4,290	4,360
Unconsolidated real estate ventures allocated share of above adjustments	(543)	36	(435)	1,884
Core FFO Attributable to OP Units	$44,943	$36,634	$197,564	$178,493
Core FFO attributable to redeemable noncontrolling interests	(4,494)	(3,976)	(20,106)	(19,433)
Core FFO Attributable to Common Shareholders	$40,449	$32,658	$177,458	$159,060
FFO per common share - diluted	$0.33	0.17	$1.22	0.87
Core FFO per common share - diluted	$0.31	0.25	$1.36	1.19
Weighted average shares - diluted (FFO and Core FFO)	129,009	132,628	130,839	134,022

See footnotes on page 17.

FFO, CORE FFO AND FAD RECONCILIATIONS (NON-GAAP)	DECEMBER 31, 2021 (Unaudited)

in thousands, except per share data	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020

FAD
Core FFO attributable to OP Units	$44,943	$36,634	$197,564	$178,493
Recurring capital expenditures and second-generation tenant improvements and leasing commissions (4)	(21,773)	(15,284)	(56,554)	(49,373)
Straight-line and other rent adjustments (5)	(2,985)	15,433	(15,539)	5,535
Third-party lease liability assumption payments	—	(836)	(1,803)	(3,860)
Share-based compensation expense	9,663	6,496	34,583	33,625
Amortization of debt issuance costs	1,142	1,059	4,469	3,183
Unconsolidated real estate ventures allocated share of above adjustments	(1,332)	1,265	(5,469)	(2,615)
Non-real estate depreciation and amortization	795	829	2,975	4,300
FAD available to OP Units (A)	$30,453	$45,596	$160,226	$169,288
Distributions to common shareholders and unitholders (B)	$33,137	$33,362	$135,771	$135,086
FAD Payout Ratio (B÷A) (6)	108.8%	73.2%	84.7%	79.8%

Capital Expenditures
Maintenance and recurring capital expenditures	$8,121	$6,325	$23,827	$18,520
Share of maintenance and recurring capital expenditures from unconsolidated real estate ventures	168	186	804	1,022
Second-generation tenant improvements and leasing commissions	12,815	8,773	30,095	28,108
Share of second-generation tenant improvements and leasing commissions from unconsolidated real estate ventures	669	—	1,828	1,723
Recurring capital expenditures and second-generation tenant improvements and leasing commissions	21,773	15,284	56,554	49,373
Non-recurring capital expenditures	15,008	6,380	28,081	23,647
Share of non-recurring capital expenditures from unconsolidated real estate ventures	145	160	429	554
First-generation tenant improvements and leasing commissions	6,229	8,910	11,370	36,643
Share of First-generation tenant improvements and leasing commissions from unconsolidated real estate ventures	987	747	2,471	2,408
Non-recurring capital expenditures	22,369	16,197	42,351	63,252
Total JBG SMITH Share of Capital Expenditures	$44,142	$31,481	$98,905	$112,625

(1)	In connection with the preparation and review of our annual financial statements, we determined that certain assets were impaired and recorded impairment losses in the three months and year ended December 31, 2021 and 2020 totaling $25.1 million ($24.3 million after tax) and $10.2 million ($7.8 million related to real estate and $2.4 million related to the right-of-use asset associated with a ground lease).
(2)	Includes an impairment on real estate assets taken by an unconsolidated real estate venture and impairments of our investment in unconsolidated real estate ventures related to decreases in the value of the underlying assets.
(3)	See page 55 for the components of Transaction and Other Costs. For the three months and year ended December 31, 2021, excludes $0.6 million and $1.7 million of transaction costs attributable to noncontrolling interests.
(4)	Includes amounts, at JBG SMITH Share, related to unconsolidated real estate ventures.
(5)	Includes straight-line rent, above/below market lease amortization and lease incentive amortization.
(6)	The quarterly FAD payout ratio is not necessarily indicative of an amount for the full year due to fluctuation in the timing of capital expenditures, the commencement of new leases and the seasonality of our operations.

THIRD-PARTY ASSET MANAGEMENT AND REAL ESTATE SERVICES BUSINESS (NON-GAAP)	DECEMBER 31, 2021 (Unaudited)

Third-Party Asset Mgmt and Real Estate Services Business

in thousands, at JBG SMITH Share	Three Months Ended December 31, 2021
	Source of Revenue
	Third-Party	JBG SMITH	JBG Legacy
	Management	JV Partner (1)	Funds	Total

Service Revenue
Property management fees	$2,766	$1,008	$645	$4,419
Asset management fees	—	420	1,383	1,803
Development fees	2,459	201	127	2,787
Leasing fees	1,072	469	186	1,727
Construction management fees	30	64	44	138
Other service revenue	617	375	173	1,165
Total Revenue (2)	$6,944	$2,537	$2,558	$12,039
Pro rata adjusted general and administrative expense: third-party real estate services (3)				(15,290)
Total Services Revenue Less Allocated General and Administrative Expenses (4)				$(3,251)

(1)	Service revenues from joint ventures are calculated on an asset-by-asset basis by applying our real estate venture partners' respective economic interests to the fees we earned from each consolidated and unconsolidated real estate venture.
(2)	Included in "Third-party real estate services, including reimbursements" in our consolidated statement of operations are $10.6 million of reimbursement revenue and $0.7 million of service revenue from our economic interest in consolidated and unconsolidated real estate ventures that are excluded from this table.
(3)	Our personnel perform services for wholly owned properties and properties we manage on behalf of third parties, real estate ventures and JBG Legacy Funds.

We allocate personnel and other costs to wholly owned properties (included in "Property operating expenses" and "General and administrative expense: corporate and other" in our consolidated statement of operations) and to properties owned by the third parties, real estate ventures and JBG Legacy Funds (included in "General and administrative expense: third-party real estate services" in our consolidated statement of operations) using estimates of the time spent performing services related to properties in the respective portfolios and other allocation methodologies.

Allocated general and administrative expenses related to real estate ventures are calculated on an asset-by-asset basis by applying our real estate venture partners' respective economic interests to the total general and administrative expenses allocated to each asset. See "Pro Rata Adjusted General and Administrative Expenses" on the next page for a reconciliation of "General and administrative expenses: third-party real estate services" to "Pro Rata Adjusted General and Administrative Expenses."

(4)	Services revenue, excluding reimbursement revenue and service revenue from our economic interest in consolidated and unconsolidated real estate ventures, less allocated general and administrative expenses. Management uses this measure as a supplemental performance measure for its third-party asset management and real estate services business and believes it provides useful information to investors because it reflects only those revenue and expense items incurred by us and can be used to assess the profitability of the third-party asset management and real estate services business.

PRO RATA ADJUSTED GENERAL AND ADMINISTRATIVE EXPENSES (NON-GAAP)	DECEMBER 31, 2021 (Unaudited)

Pro Rata Adjusted G&A

in thousands	Three Months Ended December 31, 2021
		Adjustments (1)
	Per Statement				Pro Rata
	of Operations	A	B	C	Adjusted

General and Administrative Expenses
Corporate and other	$15,344	$—	$—	$1,283	$16,627
Third-party real estate services	27,124	—	(10,551)	(1,283)	15,290
Share-based compensation related to Formation Transaction and special equity awards	3,459	(3,459)	—	—	—

Total	$45,927	$(3,459)	$(10,551)	$—	$31,917

(1)	Adjustments:

A  -  Removes share-based compensation related to the Formation Transaction and special equity awards.

B  -  Removes $10.6 million of general and administrative expenses reimbursed by third-party owners of real estate we manage related to revenue which has been excluded from Service Revenue on page 18. Revenue from reimbursements is included in "Third-party real estate services, including reimbursements" in our consolidated statement of operations.

C  -  Reflects an adjustment to allocate our share of general and administrative expenses of unconsolidated real estate ventures from "Third-party real estate services" to "Corporate and other" and our consolidated real estate venture partners' share of general and administrative expenses from "Corporate and other" to "Third-party real estate services."

OPERATING ASSETS	DECEMBER 31, 2021 (Unaudited)

Operating Assets

dollars in thousands, at JBG SMITH Share				Plus: Signed	Plus: Incremental
		Q4 2021		But Not Yet	NOI from Assets	Adjusted
		Operating	Annualized	Commenced	in Initial	Annualized
	% Occupied	Portfolio NOI	NOI	Leases	Lease-up (1)	NOI

Commercial (2)
National Landing	85.5%	$37,313	$147,671	$12,812	$-	$160,483
Other VA	88.1%	13,516	54,064	276	340	54,680
DC	70.5%	8,180	32,720	4,648	2,336	39,704
MD	79.9%	3,766	15,064	2,512	4,576	22,152
Total / weighted average	82.9%	$62,775	$249,519	$20,248	$7,252	$277,019

Multifamily (3)
National Landing	94.6%	$9,518	$38,072	$—	$—	$38,072
DC	91.6%	13,088	52,352	496	2,078	54,926
MD	81.8%	1,455	5,820	484	3,298	9,602
Total / weighted average	91.8%	$24,061	$96,244	$980	$5,376	$102,600

Total / Weighted Average	85.8%	$86,836	$345,763	$21,228	$12,628	$379,619

(1)	Incremental revenue from commercial assets represents the burn-off of Free Rent and is calculated as Free Rent incurred at assets in their initial lease-up for the three months ended December 31, 2021 multiplied by four. Incremental revenue from multifamily assets in their initial lease-up is calculated as the product of units available for occupancy up to 95.0% occupancy and the weighted average monthly in-place rent per unit as of December 31, 2021, multiplied by 12, and assumes no rent growth. Excludes potential revenue from vacant retail space in multifamily assets in their initial lease-up and 900 W Street. We believe the monthly in-place rents per unit for the In-Service multifamily assets continue to be negatively impacted by the COVID-19 pandemic. See page 38 for more detail.
(2)	Crystal City Marriott and 1700 M Street (for which we are the ground lessor) are excluded from the Percent Occupied metric.
(3)	2221 S. Clark Street - Residential and 900 W Street are excluded from the Percent Occupied metric.

SUMMARY & SAME STORE NOI (NON-GAAP)	DECEMBER 31, 2021 (Unaudited)

Summary & Same Store NOI

dollars in thousands		100% Share	At JBG SMITH Share
						NOI for the Three Months Ended December 31,
	Number of	Square Feet/	Square Feet/	%	%
	Assets	Units	Units	Leased (1)	Occupied (1)	2021	2020	% Change
Same Store (2)
National Landing	25	6,519,928 SF/ 2,856 Units	6,519,928 SF/ 2,856 Units	88.5%	87.5%	$44,715	$40,479	10.5%
Other VA	7	2,708,439 SF	1,774,912 SF	89.0%	88.1%	13,516	10,876	24.3%
DC	17	2,527,249 SF/ 2,622 Units	1,813,831 SF/ 1,938 Units	85.4%	81.3%	17,099	17,179	(0.5)%
MD	7	483,739 SF/ 1,287 Units	483,739 SF/ 498 Units	87.6%	82.4%	3,051	3,063	(0.4)%
Total / weighted average	56	12,239,355 SF/ 6,765 Units	10,592,410 SF/ 5,292 Units	87.7%	85.8%	$78,381	$71,597	9.5%

Non-Same Store
National Landing	1	273,650 SF	273,650 SF	98.4%	100.0%	$2,120	$657	222.7%
Other VA	—	—	—	—	—	(4)	123	(103.3)%
DC	5	269,581 SF/ 1,121 Units	148,270 SF/ 1,104 Units	90.4%	86.9%	4,169	(48)	N/A
MD	2	300,508 SF/ 322 Units	300,508 SF/ 161 Units	76.5%	72.5%	2,170	107	1,928.0%
Total / weighted average	8	843,739 SF/ 1,443 Units	722,428 SF/ 1,265 Units	87.7%	84.9%	$8,455	$839	907.7%

Total Operating Portfolio
National Landing	26	6,793,578 SF/ 2,856 Units	6,793,578 SF/ 2,856 Units	88.8%	87.9%	$46,835	$41,136	13.9%
Other VA	7	2,708,439 SF	1,774,912 SF	89.0%	88.1%	13,512	10,999	22.8%
DC	22	2,796,830 SF/ 3,743 Units	1,962,101 SF/ 3,042 Units	86.4%	82.5%	21,268	17,131	24.1%
MD	9	784,247 SF/ 1,609 Units	784,247 SF/ 659 Units	83.6%	78.9%	5,221	3,170	64.7%
Operating Portfolio - Total / Weighted Average	64	13,083,094 SF/ 8,208 Units	11,314,838 SF/ 6,557 Units	87.7%	85.8%	$86,836	$72,436	19.9%

(1)	Crystal City Marriott, 1700 M Street (for which we are the ground lessor), 2221 S. Clark Street - Residential and 900 W Street are excluded from the Percent Leased and Percent Occupied metrics.
(2)	Same Store refers to the pool of assets that were In-Service for the entirety of both periods being compared, which excludes assets for which significant redevelopment, renovation, or repositioning occurred during either of the periods being compared. The Crystal City Marriott generated $0.4 million of NOI for the three months ended December 31, 2021 compared to a $0.7 million loss for the three months ended December 31, 2020. The Crystal City Marriott generated $3.5 million and $1.8 million of NOI in 2018 and 2019.

SUMMARY & SAME STORE NOI (NON-GAAP)	DECEMBER 31, 2021 (Unaudited)

dollars in thousands		100% Share	At JBG SMITH Share
						NOI for the Year Ended December 31,
	Number of	Square Feet/	Square Feet/	%	%
	Assets	Units	Units	Leased (1)	Occupied (1)	2021	2020	% Change
Same Store (2)
National Landing	25	6,519,928 SF/ 2,856 Units	6,519,928 SF/ 2,856 Units	88.5%	87.5%	$174,910	$169,818	3.0%
Other VA	7	2,708,439 SF	1,774,912 SF	89.0%	88.1%	47,854	44,645	7.2%
DC	16	2,527,249 SF/ 2,157 Units	1,813,831 SF/ 1,473 Units	84.7%	80.4%	63,516	73,182	(13.2)%
MD	7	483,739 SF/ 1,287 Units	483,739 SF/ 498 Units	87.6%	82.4%	13,428	14,686	(8.6)%
Total / weighted average	55	12,239,355 SF/ 6,300 Units	10,592,410 SF/ 4,827 Units	87.7%	85.7%	$299,708	$302,331	(0.9)%

Non-Same Store
National Landing	1	273,650 SF	273,650 SF	98.4%	100.0%	$8,708	$400	N/A
Other VA	—	—	—	—	—	145	620	(76.6)%
DC	6	269,581 SF/ 1,586 Units	148,270 SF/ 1,569 Units	90.5%	87.4%	15,366	527	N/A
MD	2	300,508 SF/ 322 Units	300,508 SF/ 161 Units	76.5%	72.5%	8,107	(1,628)	598.0%
Total / weighted average	9	843,739 SF/ 1,908 Units	722,428 SF/ 1,730 Units	88.3%	85.5%	$32,326	$(81)	N/A

Total Operating Portfolio
National Landing	26	6,793,578 SF/ 2,856 Units	6,793,578 SF/ 2,856 Units	88.8%	87.9%	$183,618	$170,218	7.9%
Other VA	7	2,708,439 SF	1,774,912 SF	89.0%	88.1%	47,999	45,265	6.0%
DC	22	2,796,830 SF/ 3,743 Units	1,962,101 SF/ 3,042 Units	86.4%	82.5%	78,882	73,709	7.0%
MD	9	784,247 SF/ 1,609 Units	784,247 SF/ 659 Units	83.6%	78.9%	21,535	13,058	64.9%
Operating Portfolio - Total / Weighted Average	64	13,083,094 SF/ 8,208 Units	11,314,838 SF/ 6,557 Units	87.7%	85.8%	$332,034	$302,250	9.9%

See footnotes on page 21.

SUMMARY NOI (NON-GAAP)	DECEMBER 31, 2021 (Unaudited)

Summary NOI

dollars in thousands	NOI for the Three Months Ended December 31, 2021 at JBG SMITH Share
	Consolidated	Unconsolidated	Commercial	Multifamily	Total
Number of operating assets	48	16	42	22	64
Property rental (1)	$114,381	$12,047	$88,804	$37,624	$126,428
Tenant expense reimbursement	7,046	743	6,460	1,329	7,789
Other revenue (2)	10,457	1,061	7,580	3,938	11,518
Total revenue	131,884	13,851	102,844	42,891	145,735

Operating expenses	(50,433)	(7,398)	(39,006)	(18,825)	(57,831)
Ground rent expense	(1,024)	(44)	(1,063)	(5)	(1,068)
Total expenses	(51,457)	(7,442)	(40,069)	(18,830)	(58,899)

Operating Portfolio NOI (3)	$80,427	$6,409	$62,775	$24,061	$86,836

Annualized NOI	$320,127	$25,636	$249,519	$96,244	$345,763
Additional Information
Free Rent (at 100% share)	$6,510	$3,132	$8,140	$1,502	$9,642
Free Rent (at JBG SMITH Share)	$6,508	$1,411	$6,644	$1,275	$7,919
Annualized Free Rent (at JBG SMITH Share) (4)	$26,032	$5,644	$26,576	$5,100	$31,676
% occupied (at JBG SMITH Share) (5)	86.4%	79.4%	82.9%	91.8%	85.8%
Annualized base rent of signed leases, not commenced (at 100% share) (6)	$19,696	$3,400	$21,604	$1,492	$23,096
Annualized base rent of signed leases, not commenced (at JBG SMITH Share) (6)	$19,696	$1,532	$20,248	$980	$21,228

(1)	Property rental revenue excludes straight-line rent adjustments and other GAAP adjustments, and includes payments associated with assumed lease liabilities.
(2)	Includes $6.3 million of parking revenue at JBG SMITH Share.
(3)	NOI excludes $4.6 million of related party management fees at JBG SMITH Share. NOI excludes $1.3 million of rent that was reserved or deferred during the quarter, net of rent recaptured during the quarter. See definition of NOI on page 52.
(4)	Represents JBG SMITH's share of Free Rent for the three months ended December 31, 2021 multiplied by four.
(5)	Crystal City Marriott, 1700 M Street (for which we are the ground lessor), 2221 S. Clark Street - Residential and 900 W Street are excluded from the Percent Occupied metric.
(6)	Represents monthly base rent before Free Rent and straight-line rent adjustments, plus estimated tenant reimbursements for the month in which the lease commences, multiplied by 12. Includes only leases for office and retail spaces for which rent had not yet commenced as of December 31, 2021.

SUMMARY NOI - COMMERCIAL (NON-GAAP)	DECEMBER 31, 2021 (Unaudited)

Summary NOI - Commercial

dollars in thousands	NOI for the Three Months Ended December 31, 2021 at JBG SMITH Share
	Consolidated	Unconsolidated	National Landing	Other VA	DC	MD	Total
Number of operating assets	32	10	22	7	10	3	42
Property rental (1)	$78,902	$9,902	$50,158	$16,643	$15,489	$6,514	$88,804
Tenant expense reimbursement	5,782	678	2,735	1,069	2,609	47	6,460
Other revenue (2)	6,678	902	5,164	1,401	703	312	7,580
Total revenue	91,362	11,482	58,057	19,113	18,801	6,873	102,844

Operating expenses	(32,908)	(6,098)	(20,744)	(4,827)	(10,582)	(2,853)	(39,006)
Ground rent expense	(1,024)	(39)	—	(770)	(39)	(254)	(1,063)
Total expenses	(33,932)	(6,137)	(20,744)	(5,597)	(10,621)	(3,107)	(40,069)

Operating Portfolio NOI (3)	$57,430	$5,345	$37,313	$13,516	$8,180	$3,766	$62,775

Annualized NOI	$228,139	$21,380	$147,671	$54,064	$32,720	$15,064	$249,519
Additional Information
Free Rent (at 100% share)	$5,399	$2,741	$2,926	$784	$3,306	$1,124	$8,140
Free Rent (at JBG SMITH Share)	$5,399	$1,245	$2,926	$381	$2,213	$1,124	$6,644
Annualized Free Rent (at JBG SMITH Share) (4)	$21,596	$4,980	$11,704	$1,524	$8,852	$4,496	$26,576
% occupied (at JBG SMITH Share) (5)	82.9%	83.1%	85.5%	88.1%	70.5%	79.9%	82.9%
Annualized base rent of signed leases, not commenced (at 100% share) (6)	$19,200	$2,404	$12,812	$824	$5,456	$2,512	$21,604
Annualized base rent of signed leases, not commenced (at JBG SMITH Share) (6)	$19,200	$1,048	$12,812	$276	$4,648	$2,512	$20,248

(1)	Property rental revenue excludes straight-line rent adjustments and other GAAP adjustments, and includes payments associated with assumed lease liabilities.
(2)	Includes $4.8 million of parking revenue at JBG SMITH Share. Parking revenue in our commercial portfolio during the quarter was approximately 65% of pre-pandemic levels of approximately $30 million annually.
(3)	NOI excludes $3.2 million of related party management fees at JBG SMITH Share. NOI excludes $1.0 million of rent that was reserved or deferred during the quarter, net of rent recaptured during the quarter. See definition of NOI on page 52.
(4)	Represents JBG SMITH's share of Free Rent for the three months ended December 31, 2021 multiplied by four.
(5)	Crystal City Marriott and 1700 M Street (for which we are the ground lessor) are excluded from the Percent Occupied metric.
(6)	Represents monthly base rent before Free Rent and straight-line rent adjustments, plus estimated tenant reimbursements for the month in which the lease commences, multiplied by 12. Includes only leases for office and retail spaces for which rent had not yet commenced as of December 31, 2021.

SUMMARY NOI - MULTIFAMILY (NON-GAAP)	DECEMBER 31, 2021 (Unaudited)

Summary NOI - Multifamily

dollars in thousands	NOI for the Three Months Ended December 31, 2021 at JBG SMITH Share
	Consolidated	Unconsolidated	National Landing	DC	MD	Total
Number of operating assets	16	6	4	12	6	22
Property rental (1)	$35,479	$2,145	$15,458	$19,499	$2,667	$37,624
Tenant expense reimbursement	1,264	65	91	1,229	9	1,329
Other revenue (2)	3,779	159	1,852	1,869	217	3,938
Total revenue	40,522	2,369	17,401	22,597	2,893	42,891

Operating expenses	(17,525)	(1,300)	(7,883)	(9,509)	(1,433)	(18,825)
Ground rent expense	—	(5)	—	—	(5)	(5)
Total expenses	(17,525)	(1,305)	(7,883)	(9,509)	(1,438)	(18,830)

Operating Portfolio NOI (3)	$22,997	$1,064	$9,518	$13,088	$1,455	$24,061

Annualized NOI	$91,988	$4,256	$38,072	$52,352	$5,820	$96,244
Additional Information
Free Rent (at 100% share)	$1,111	$391	$671	$576	$255	$1,502
Free Rent (at JBG SMITH Share)	$1,109	$166	$671	$484	$120	$1,275
Annualized Free Rent (at JBG SMITH Share) (4)	$4,436	$664	$2,684	$1,936	$480	$5,100
% occupied (at JBG SMITH Share) (5)	93.5%	70.7%	94.6%	91.6%	81.8%	91.8%
Annualized base rent of signed leases, not commenced (at 100% share) (6)	$496	$996	$—	$496	$996	$1,492
Annualized base rent of signed leases, not commenced (at JBG SMITH Share) (6)	$496	$484	$—	$496	$484	$980

(1)	Property rental revenue excludes straight-line rent adjustments and other GAAP adjustments, and includes payments associated with assumed lease liabilities. Average in-place rents were approximately 9% below asking rents as of December 31, 2021.
(2)	Includes $1.5 million of parking revenue at JBG SMITH Share
(3)	NOI excludes $1.4 million of related party management fees at JBG SMITH Share. NOI excludes $0.3 million of rent that was reserved or deferred during the quarter, net of rent recaptured during the quarter. See definition of NOI on page 52.
(4)	Represents JBG SMITH's share of Free Rent for the three months ended December 31, 2021 multiplied by four.
(5)	2221 S. Clark Street - Residential and 900 W Street are excluded from the Percent Occupied metric.
(6)	Represents monthly base rent before Free Rent and straight-line rent adjustments, plus estimated tenant reimbursements for the month in which the lease commences, multiplied by 12. Includes only leases for office and retail spaces for which rent had not yet commenced as of December 31, 2021.

NOI RECONCILIATIONS (NON-GAAP)	DECEMBER 31, 2021 (Unaudited)

NOI Reconciliations

dollars in thousands	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Net loss attributable to common shareholders	$(56,446)	$(45,655)	$(79,257)	$(62,303)
Add:
Depreciation and amortization expense	58,173	64,170	236,303	221,756
General and administrative expense:
Corporate and other	15,344	9,156	53,819	46,634
Third-party real estate services	27,124	28,569	107,159	114,829
Share-based compensation related to Formation Transaction and special equity awards	3,459	6,246	16,325	31,678
Transaction and Other Costs	1,518	1,144	10,429	8,670
Interest expense	17,649	17,661	67,961	62,321
Loss on extinguishment of debt	—	29	—	62
Impairment loss	25,144	10,232	25,144	10,232
Income tax expense (benefit)	(986)	(544)	3,541	(4,265)
Net loss attributable to redeemable noncontrolling interests	(6,256)	(4,513)	(8,728)	(4,958)
Net loss attributable to noncontrolling interests	(632)	—	(1,740)	—
Less:
Third-party real estate services, including reimbursements revenue	23,309	30,069	114,003	113,939
Other revenue	2,013	9,934	7,671	15,372
Loss from unconsolidated real estate ventures, net	(25,583)	(3,194)	(2,070)	(20,336)
Interest and other income (loss), net	8,672	(1,646)	8,835	(625)
Gain on sale of real estate	—	—	11,290	59,477
Consolidated NOI	75,680	51,332	291,227	256,829
NOI attributable to unconsolidated real estate ventures at our share	6,289	7,521	29,232	27,693
Non-cash rent adjustments (1)	(2,985)	15,433	(15,539)	5,535
Other adjustments (2)	6,107	(3,284)	20,732	6,058
Total adjustments	9,411	19,670	34,425	39,286
NOI	$85,091	$71,002	$325,652	$296,115
Less: out-of-service NOI loss (3)	(1,745)	(801)	(6,382)	(5,789)
Operating Portfolio NOI	$86,836	$71,803	$332,034	$301,904
Non-Same Store NOI (4)	8,455	206	32,326	(427)
Same Store NOI (5)	$78,381	$71,597	$299,708	$302,331

Change in Same Store NOI	9.5%		(0.9)%
Number of properties in Same Store pool	56		55

(1)	Adjustment to exclude straight-line rent, above/below market lease amortization and lease incentive amortization.
(2)	Adjustment to include other revenue and payments associated with assumed lease liabilities related to operating properties and to exclude commercial lease termination revenue and allocated corporate general and administrative expenses to operating properties.
(3)	Includes the results of our Under-Construction assets, and Near-Term and Future Development Pipelines.
(4)	Includes the results of properties that were not In-Service for the entirety of both periods being compared and properties for which significant redevelopment, renovation or repositioning occurred during either of the periods being compared.
(5)	Includes the results of the assets that are owned, operated and In-Service for the entirety of both periods being compared.

LEASING ACTIVITY - OFFICE	DECEMBER 31, 2021 (Unaudited)

Leasing Activity - Office

square feet in thousands	Three Months Ended	Year Ended
	December 31, 2021	December 31, 2021
Square feet leased:
At 100% share	533	1,780
At JBG SMITH Share	467	1,651
First-generation space: New	117	291
Second-generation space: New	31	195
Second-generation space: Renewal	319	1,165
Initial rent (1)	$44.41	$45.58
Straight-line rent (2)	$42.41	$44.58
Weighted average lease term (years)	8.0	5.4
Weighted average Free Rent period (months)	10.3	6.8
Second-generation space:
Square feet	350	1,360
Cash basis:
Initial rent (1)	$43.11	$45.02
Prior escalated rent	$42.26	$44.73
% change	2.0%	0.6%
GAAP basis:
Straight-line rent (2)	$40.41	$43.59
Prior straight-line rent	$40.38	$42.39
% change	0.1%	2.8%
Tenant improvements:
Per square foot	$23.95	$22.77
Per square foot per annum	$3.00	$4.22
% of initial rent	6.7%	9.3%
Leasing commissions:
Per square foot	$12.06	$8.04
Per square foot per annum	$1.51	$1.49
% of initial rent	3.4%	3.3%

Note: At JBG SMITH Share, unless otherwise indicated. The leasing activity and related statistics are based on leases signed during the period and are not intended to coincide with the commencement of property rental revenue in accordance with GAAP. Second-generation space represents square footage that was vacant for less than nine months. Weighted average lease term is weighted by SF and weighted average Free Rent period is weighted by Annualized Rent.

(1)	Represents the cash basis weighted average starting rent per square foot, which is generally indicative of market rents. Triple net leases are converted to a gross basis by adding estimated tenant reimbursements to monthly base rent. Most leases include Free Rent and periodic step-ups in rent which are not included in the initial cash basis rent per square foot but are included in the GAAP basis rent per square foot.
(2)	Represents the GAAP basis weighted average rent per square foot that is recognized over the term of the respective leases, including the effect of Free Rent and fixed step-ups in rent.

NET EFFECTIVE RENT - OFFICE	DECEMBER 31, 2021 (Unaudited)

Net Effective Rent - Office

square feet in thousands, dollars per square feet, at JBG SMITH Share		Three Months Ended
	Five Quarter Weighted Average	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
Square feet	372	468	126	715	344	209
Weighted average lease term (years)	5.3	8.0	5.4	4.2	4.3	4.2
Initial rent (1)	$45.46	$44.41	$44.82	$44.96	$48.73	$44.50
Base rent per annum (2)	$49.08	$46.32	$45.78	$50.38	$53.75	$45.09
Tenant improvements per annum	(4.47)	(3.00)	(4.68)	(5.60)	(4.26)	(4.14)
Leasing commissions per annum	(1.50)	(1.51)	(0.90)	(1.43)	(1.82)	(1.59)
Free Rent per annum	(4.50)	(4.79)	(3.60)	(4.79)	(5.24)	(2.18)
Net Effective Rent	$38.60	$37.02	$36.60	$38.56	$42.43	$37.18

National Landing
Square feet	301	337	89	639	282	160
Initial rent (1)	$44.42	$43.58	$44.85	$43.46	$47.20	$44.92
Net effective rent	$36.75	$35.64	$35.36	$35.77	$39.57	$38.75

Other VA
Square feet	26	60	16	12	2	38
Initial rent (1)	$40.03	$38.05	$42.95	$47.77	$61.00	$38.71
Net effective rent	$33.79	$33.53	$40.43	$35.75	$42.01	$30.48

DC
Square feet	24	32	9	45	22	11
Initial rent (1)	$60.72	$62.30	$50.75	$62.54	$60.21	$58.34
Net effective rent	$51.98	$52.86	$43.86	$51.57	$54.77	$52.44

MD
Square feet	21	38	11	19	38	—
Initial rent (1)	$49.52	$46.74	$42.27	$52.57	$52.96	$—
Net effective rent	$41.15	$36.08	$32.33	$40.17	$49.40	$—

Note: Leasing activity and related statistics are based on leases signed during the period and are not intended to coincide with the recognition of property rental revenue in accordance with GAAP. Weighted average lease term is weighted by SF and weighted average Free Rent period is weighted by Annualized Rent.

(1)	Represents the cash basis weighted average starting rent per square foot, which is generally indicative of market rents. Triple net leases are converted to a gross basis by adding estimated tenant reimbursements to monthly base rent. Most leases include Free Rent and periodic step-ups in rent which are not included in the initial cash basis rent per square foot.
(2)	Represents the weighted average base rent before Free Rent, plus estimated tenant reimbursements recognized over the term of the respective leases, including the effect of fixed step-ups in rent, divided by SF, and divided by years of lease term. Triple net leases are converted to a gross basis by adding estimated tenant reimbursements to base rent. Tenant reimbursements are estimated by escalating tenant reimbursements as of the respective reporting period, or management's estimate thereof, by 2.75% annually through the lease expiration year.

LEASE EXPIRATIONS	DECEMBER 31, 2021 (Unaudited)

Lease Expirations

		At JBG SMITH Share
							Estimated
					% of		Annualized
			% of	Annualized	Total	Annualized	Rent Per
	Number		Total	Rent (1)	Annualized	Rent Per	Square Foot at
Year of Lease Expiration	of Leases	Square Feet	Square Feet	(in thousands)	Rent	Square Foot (1)	Expiration (1) (2)
Month-to-Month	56	84,578	0.9%	$1,828	0.4%	$21.62	$21.95
2022	105	827,415	8.7%	38,001	8.7%	45.93	46.24
2023	130	1,020,318	10.7%	44,696	10.2%	43.81	45.18
2024	105	1,525,246	16.0%	71,559	16.4%	46.92	49.00
2025	95	952,266	10.0%	41,569	9.5%	43.65	46.69
2026	79	458,021	4.8%	19,585	4.5%	47.02	51.86
2027	56	623,423	6.5%	29,359	6.7%	47.09	52.58
2028	52	435,237	4.6%	20,830	4.8%	47.86	55.39
2029	40	444,526	4.7%	23,171	5.3%	52.13	60.96
2030	36	470,364	4.9%	25,674	5.9%	54.58	66.28
Thereafter	104	2,682,244	28.2%	119,874	27.6%	45.35	58.13
Total / Weighted Average	858	9,523,638	100.0%	$436,146	100.0%	$46.19	$52.51

Note: Includes all in-place leases as of December 31, 2021 for office and retail space within our operating portfolio and assuming no exercise of renewal options or early termination rights. The weighted average remaining lease term for the entire portfolio is 6.0 years.

(1)	Annualized Rent and Annualized Rent per Square Foot exclude percentage rent and the square footage of tenants that only pay percentage rent.
(2)	Represents monthly base rent before Free Rent, plus tenant reimbursements, as of lease expiration multiplied by 12 and divided by SF. Triple net leases are converted to a gross basis by adding tenant reimbursements to monthly base rent. Tenant reimbursements at lease expiration are estimated by escalating tenant reimbursements as of December 31, 2021, or management’s estimate thereof, by 2.75% annually through the lease expiration year.

SIGNED BUT NOT YET COMMENCED LEASES	DECEMBER 31, 2021 (Unaudited)

Signed But Not Yet Commenced Leases

in thousands, at JBG SMITH Share		Total
		Annualized
		Estimated	Estimated Rent (1) for the Quarter Ending
Assets	C/U (2)	Rent (3)	March 31, 2022	June 30, 2022	September 30, 2022	December 31, 2022	March 31, 2023	June 30, 2023

Commercial
Operating	C	$19,200	$989	$2,828	$4,412	$4,641	$4,723	$4,800
Operating	U	1,048	5	18	188	189	209	261
Total		$20,248	$994	$2,846	$4,600	$4,830	$4,932	$5,061

Multifamily
Operating	C	$496	$13	$40	$123	$124	$124	$124
Operating	U	484	70	121	121	121	121	121
Total		$980	$83	$161	$244	$245	$245	$245

Total		$21,228	$1,077	$3,007	$4,844	$5,075	$5,177	$5,306

Note: Includes only leases for office and retail spaces for which rent had not yet commenced as of December 31, 2021.

(1)	Represents contractual monthly base rent before Free Rent, plus estimated tenant reimbursements for the month in which the lease is estimated to commence, multiplied by the applicable number of months for each quarter based on the lease's estimated commencement date.
(2)	"C" denotes a consolidated interest. "U" denotes an unconsolidated interest.
(3)	Represents contractual monthly base rent before Free Rent, plus estimated tenant reimbursements for the month in which the lease is expected to commence, multiplied by 12.

TENANT CONCENTRATION	DECEMBER 31, 2021 (Unaudited)

Tenant Concentration

dollars in thousands			At JBG SMITH Share
	Tenant	Number of Leases	Square Feet	% of Total Square Feet	Annualized Rent	% of Total Annualized Rent
1	U.S. Government (GSA)	57	2,197,989	23.1%	$88,372	20.3%
2	Amazon	7	1,025,463	10.8%	44,058	10.1%
3	Gartner, Inc	1	174,424	1.8%	12,331	2.8%
4	Family Health International	3	220,670	2.3%	12,265	2.8%
5	Lockheed Martin Corporation	2	232,598	2.4%	11,420	2.6%
6	Arlington County	2	235,779	2.5%	10,536	2.4%
7	Booz Allen Hamilton Inc	3	159,610	1.7%	7,787	1.8%
8	Greenberg Traurig LLP	1	101,602	1.1%	7,348	1.7%
9	Accenture LLP	2	116,736	1.2%	7,188	1.6%
10	Public Broadcasting Service	1	125,533	1.3%	4,700	1.1%
11	Evolent Health LLC	1	90,905	1.0%	4,623	1.1%
12	Goodwin Procter LLP	1	51,296	0.5%	4,267	1.0%
13	The International Justice Mission	1	74,833	0.8%	4,189	1.0%
14	Cushman & Wakefield U.S. Inc	1	58,641	0.6%	4,043	0.9%
15	Host Hotels & Resorts LP	1	55,009	0.6%	3,959	0.9%
16	American Diabetes Association	1	80,998	0.9%	3,557	0.8%
17	Willis Towers Watson US LLC	1	61,653	0.6%	3,151	0.7%
18	National Consumer Cooperative	1	65,736	0.7%	3,044	0.7%
19	WeWork	1	41,647	0.4%	2,819	0.6%
20	Management System Intl Inc	1	50,069	0.5%	2,787	0.6%
	Other (1)	769	4,302,447	45.2%	193,703	44.5%
	Total	858	9,523,638	100.0%	$436,146	100.0%

Note: Includes all leases as of December 31, 2021 for which a tenant has taken occupancy for office and retail space within our operating portfolio.

(1)	Includes JBG SMITH's lease for approximately 84,400 SF at 4747 Bethesda Avenue.

INDUSTRY DIVERSITY	DECEMBER 31, 2021 (Unaudited)

Industry Diversity

dollars in thousands			At JBG SMITH Share
		Number of		% of Total	Annualized	% of Total
	Industry	Leases	Square Feet	Square Feet	Rent	Annualized Rent
1	Government	69	2,504,894	26.3%	$102,299	23.5%
2	Business Services	120	2,017,401	21.2%	96,651	22.2%
3	Government Contractors	63	1,291,719	13.6%	62,498	14.3%
4	Member Organizations	70	803,551	8.4%	39,992	9.2%
5	Real Estate	50	537,127	5.6%	23,626	5.4%
6	Legal Services	35	312,008	3.3%	20,357	4.7%
7	Health Services	44	381,027	4.0%	16,320	3.7%
8	Food and Beverage	112	243,892	2.6%	14,130	3.2%
9	Communications	9	157,707	1.7%	6,093	1.4%
10	Educational Services	12	86,510	0.9%	3,906	0.9%
	Other	274	1,187,802	12.4%	50,274	11.5%
	Total	858	9,523,638	100.0%	$436,146	100.0%

Note: Includes all in-place leases as of December 31, 2021 for office and retail space within our operating portfolio.

PORTFOLIO SUMMARY	DECEMBER 31, 2021 (Unaudited)

Portfolio Summary

				Potential
	Number	Rentable	Number of	Development
	of Assets	Square Feet	Units (1)	Density (2)

Wholly Owned
Operating	47	15,000,736	5,691	—
Under-Construction (3)	1	633,985	808	—
Near-Term Development	9	—	—	4,839,900
Future Development	14	—	—	10,278,100
Total	71	15,634,721	6,499	15,118,000

Real Estate Ventures
Operating	17	5,087,227	2,517	—
Near-Term Development	2	—	—	419,400
Future Development	11	—	—	4,050,000
Total	30	5,087,227	2,517	4,469,400

Total Portfolio	101	20,721,948	9,016	19,587,400

Total Portfolio (at JBG SMITH Share)	101	17,431,775	7,365	16,647,300

Note: At 100% share, unless otherwise indicated.

(1)	For Under-Construction assets, represents estimated number of units based on current design plans.
(2)	Includes estimated potential office, multifamily and retail development density.
(3)	See footnote (3) on page 40.

PROPERTY TABLE - COMMERCIAL	DECEMBER 31, 2021 (Unaudited)

Property Table - Commercial

													Office
													Annualized	Retail
				Same Store (2):								Annualized	Rent Per	Annualized
		%		Q4 2020‑2021 /	Year Built /	Total	Office	Retail	%	Office %	Retail %	Rent	Square	Rent Per
Commercial Assets	Submarket	Ownership	C/U (1)	YTD 2020 - 2021	Renovated	Square Feet	Square Feet	Square Feet	Leased	Occupied	Occupied	(in thousands)	Foot (3)	Square Foot (4)

National Landing
1550 Crystal Drive (5)	National Landing	100.0%	C	Y / Y	1980 / 2020	550,179	449,714	100,465	94.6%	92.0%	86.0%	$21,376	$41.85	$46.94
2121 Crystal Drive	National Landing	100.0%	C	Y / Y	1985 / 2006	505,349	505,349	—	71.3%	71.3%	—	16,973	47.11	—
2345 Crystal Drive	National Landing	100.0%	C	Y / Y	1988 / 2019	499,663	491,771	7,892	87.3%	87.1%	100.0%	20,734	48.13	16.17
2231 Crystal Drive	National Landing	100.0%	C	Y / Y	1987 / 2009	468,238	416,311	51,927	86.9%	80.3%	97.4%	17,316	46.08	37.94
2011 Crystal Drive	National Landing	100.0%	C	Y / Y	1984 / 2006	440,996	434,234	6,762	57.5%	52.7%	100.0%	11,053	47.77	19.23
2451 Crystal Drive	National Landing	100.0%	C	Y / Y	1990 / 2019	401,902	389,845	12,057	76.9%	76.4%	92.6%	12,658	47.25	39.17
1235 S. Clark Street	National Landing	100.0%	C	Y / Y	1981 / 2007	384,753	336,407	48,346	97.5%	95.9%	97.2%	15,084	43.29	23.76
241 18th Street S.	National Landing	100.0%	C	Y / Y	1977 / 2013	363,356	333,853	29,503	96.5%	97.6%	84.0%	13,748	40.80	18.54
251 18th Street S. (5)	National Landing	100.0%	C	Y / Y	1975 / 2013	337,961	293,893	44,068	89.7%	97.9%	34.6%	13,371	43.97	46.90
1215 S. Clark Street	National Landing	100.0%	C	Y / Y	1983 / 2016	336,159	333,546	2,613	100.0%	100.0%	100.0%	11,158	33.18	35.11
201 12th Street S.	National Landing	100.0%	C	Y / Y	1987 / 2014	329,607	317,394	12,213	98.5%	98.5%	100.0%	11,903	36.45	41.90
2200 Crystal Drive	National Landing	100.0%	C	Y / Y	1968 / 2006	283,608	283,608	—	57.0%	57.0%	—	7,426	45.93	—
1225 S. Clark Street	National Landing	100.0%	C	Y / Y	1982 / 2013	276,594	263,744	12,850	96.2%	96.0%	100.0%	10,081	38.66	22.53
1901 South Bell Street (5)	National Landing	100.0%	C	Y / Y	1968 / 2008	275,037	275,037	—	92.1%	92.1%	—	10,259	40.49	—
1770 Crystal Drive	National Landing	100.0%	C	N / N	2020 / N/A	273,650	259,651	13,999	98.4%	100.0%	68.5%	11,247	41.09	60.36
Crystal City Marriott (345 Rooms)	National Landing	100.0%	C	Y / Y	1968 / 2013	266,000	—	—	—	—	—	—	—	—
2100 Crystal Drive	National Landing	100.0%	C	Y / Y	1968 / 2006	253,437	253,437	—	100.0%	100.0%	—	11,404	45.00	—
1800 South Bell Street	National Landing	100.0%	C	Y / Y	1969 / 2019	206,186	190,984	15,202	99.2%	100.0%	88.8%	8,215	42.69	4.51
200 12th Street S.	National Landing	100.0%	C	Y / Y	1985 / 2013	202,708	202,708	—	79.5%	79.5%	—	7,671	47.57	—
Crystal City Shops at 2100 (5)	National Landing	100.0%	C	Y / Y	1968 / 2006	53,174	—	53,174	81.3%	—	81.3%	522	—	12.07
Crystal Drive Retail (5)	National Landing	100.0%	C	Y / Y	2003 / 2004	49,839	—	49,839	86.2%	—	86.2%	2,686	—	62.54
2221 S. Clark Street-Office	National Landing	100.0%	C	Y / Y	1964 / 2016	35,182	26,238	8,944	—	—	—	—	—	—

Other VA
Courthouse Plaza 1 and 2 (6)	Clarendon/Courthouse	100.0%	C	Y / Y	1989 / 2013	630,135	572,942	57,193	82.0%	80.8%	94.3%	$22,846	$45.57	$32.59
RTC-West (5)	Reston	100.0%	C	Y / Y	1988 / 2014	470,095	430,622	39,473	87.4%	85.7%	93.3%	16,060	41.58	66.20
800 North Glebe Road	Ballston	100.0%	C	Y / Y	2012 / N/A	303,644	277,397	26,247	98.5%	100.0%	82.3%	16,261	54.95	47.21
Central Place Tower (6)	Rosslyn	50.0%	U	Y / Y	2018 / N/A	551,758	524,480	27,278	98.4%	98.3%	100.0%	36,452	69.19	29.02
Stonebridge at Potomac Town Center (7)	Prince William County	10.0%	U	Y / Y	2012 / N/A	504,327	—	504,327	97.8%	—	95.2%	15,714	—	32.75
Rosslyn Gateway-North	Rosslyn	18.0%	U	Y / Y	1996 / 2014	145,601	132,847	12,754	67.4%	62.9%	72.3%	3,838	42.23	33.80
Rosslyn Gateway-South	Rosslyn	18.0%	U	Y / Y	1961 / N/A	102,879	95,295	7,584	75.9%	78.8%	40.4%	2,070	25.71	45.63

PROPERTY TABLE - COMMERCIAL	DECEMBER 31, 2021 (Unaudited)

													Office
													Annualized	Retail
				Same Store (2):								Annualized	Rent Per	Annualized
		%		Q4 2020‑2021 /	Year Built /	Total	Office	Retail	%	Office %	Retail %	Rent	Square	Rent Per
Commercial Assets	Submarket	Ownership	C/U (1)	YTD 2020 - 2021	Renovated	Square Feet	Square Feet	Square Feet	Leased	Occupied	Occupied	(in thousands)	Foot (3)	Square Foot (4)

DC
Universal Buildings	Uptown	100.0%	C	Y / Y	1956 / 1999	659,459	568,351	91,108	64.1%	58.4%	99.6%	$23,410	$54.32	$59.14
2101 L Street	CBD	100.0%	C	Y / Y	1975 / 2007	378,660	347,340	31,320	85.6%	70.5%	92.6%	18,459	68.51	57.93
1730 M Street (6)	CBD	100.0%	C	Y / Y	1964 / 1998	204,840	196,822	8,018	90.4%	83.8%	100.0%	8,810	50.90	51.59
1700 M Street	CBD	100.0%	C	Y / Y	N/A	34,000	—	—	—	—	—	—	—	—
L’Enfant Plaza Office-East (6)	Southwest	49.0%	U	Y / Y	1972 / 2012	397,855	397,855	—	63.4%	63.4%	—	12,697	50.30	—
L’Enfant Plaza Office-North	Southwest	49.0%	U	Y / Y	1969 / 2014	298,567	277,243	21,324	90.5%	90.2%	87.1%	12,514	48.40	22.23
L’Enfant Plaza Retail (6)	Southwest	49.0%	U	Y / Y	1968 / 2014	119,291	16,596	102,695	71.0%	100.0%	66.3%	4,504	47.91	54.45
1900 N Street (6)	CBD	55.0%	U	N / N	2019 / N/A	269,581	260,778	8,803	82.7%	76.4%	21.3%	15,232	75.70	77.30
The Foundry	Georgetown	9.9%	U	Y / Y	1973 / 2017	225,683	218,829	6,854	88.2%	87.9%	100.0%	10,018	50.63	41.29
1101 17th Street	CBD	55.0%	U	Y / Y	1964 / 1999	208,894	199,140	9,754	85.0%	84.2%	100.0%	9,851	54.53	72.03

MD
4747 Bethesda Avenue (8)	Bethesda CBD	100.0%	C	N / N	2019 / N/A	300,508	286,199	14,309	98.0%	96.2%	100.0%	$19,927	$65.88	$124.94
7200 Wisconsin Avenue	Bethesda CBD	100.0%	C	Y / Y	1986 / 2015	270,817	259,851	10,966	72.5%	56.3%	100.0%	6,485	39.16	69.28
One Democracy Plaza (6) (7)	Bethesda- Rock Spring	100.0%	C	Y / Y	1987 / 2013	212,922	210,784	2,138	86.9%	86.8%	100.0%	6,034	32.61	32.21

Operating - Total / Weighted Average						13,083,094	11,331,095	1,451,999	85.1%	82.8%	88.1%	$496,067	$47.80	$40.40

Totals at JBG SMITH Share
National Landing						6,793,578	6,057,724	469,854	86.3%	85.5%	82.3%	$234,884	$43.03	$35.42
Other VA						1,774,912	1,584,267	190,646	89.0%	88.1%	92.4%	76,028	50.79	41.22
DC						1,962,101	1,726,006	202,094	76.2%	70.5%	87.8%	80,025	57.55	56.25
MD						784,247	756,834	27,413	86.2%	79.9%	100.0%	32,445	49.35	95.43
Operating - Total / Weighted Average						11,314,838	10,124,831	890,007	84.9%	82.9%	86.3%	$423,382	$46.88	$43.71

Number of Assets and Total Square Feet Reconciliation
	Number of	At 100% Share	At JBG SMITH Share
Operating Assets	Assets	Square Feet	Square Feet
Q3 2021	42	13,084,288	11,316,721
Placed into service	—	—	—
Dispositions	—	—	—
Out-of-service adjustment	—	(7,126)	(7,126)
Portfolio reclassification	—	—	—
Building re-measurements	—	5,932	5,243

Q4 2021	42	13,083,094	11,314,838

See footnotes on page 36.

PROPERTY TABLE - COMMERCIAL	DECEMBER 31, 2021 (Unaudited)

Footnotes

Note: At 100% share, unless otherwise noted. Excludes our 10% subordinated interest in one commercial building held through a real estate venture in which we have no economic interest.

(1)	"C" denotes a consolidated interest. "U" denotes an unconsolidated interest.
(2)	"Y" denotes an asset as Same Store and "N" denotes an asset as Non-Same Store.
(3)	Represents annualized office rent divided by occupied office SF; annualized retail rent and retail SF are excluded from this metric. Annualized Rent and Annualized Rent per Square Foot exclude percentage rent and the square footage of tenants that only pay percentage rent. Occupied office square footage may differ from leased office square footage because leased office square footage includes space for leases that have been signed but the tenant has not yet taken occupancy (not yet included in Percent Occupied metrics).
(4)	Represents annualized retail rent divided by occupied retail SF. Occupied retail square footage may differ from leased retail square footage because leased retail square footage includes space for leases that have been signed but the tenant has not yet taken occupancy (not yet included in Percent Occupied metrics).
(5)	The following assets contain space that is held for development or not otherwise available for lease. This out-of-service square footage is excluded from Square Feet, leased and occupancy metrics.

		Not Available
Commercial Asset	In-Service	for Lease
1550 Crystal Drive	550,179	1,721
251 18th Street S.	337,961	1,480
1901 South Bell Street	275,037	1,924
Crystal City Shops at 2100	53,174	19,041
Crystal Drive Retail	49,839	7,126
RTC - West	470,095	17,988

(6)	The following assets are subject to ground leases:

Ground Lease
Commercial Asset	Expiration Date
Courthouse Plaza 1 and 2 (a)	1/19/2062
Central Place Tower (a)(b)	6/2/2102
1730 M Street (a)	12/31/2118
L'Enfant Plaza Office - East	11/23/2064
L'Enfant Plaza Retail	11/23/2064
1900 N Street (c)	5/31/2106
One Democracy Plaza	11/17/2084

(a)	The ground lease is recorded as a financing lease for accounting purposes; therefore, any expense is recorded as interest expense and excluded from NOI.
(b)	We have an option to purchase the ground lease at a fixed price
(c)	Only a portion of the asset is subject to a ground lease.

(7)	Not Metro-Served.
(8)	Includes JBG SMITH's share for approximately 84,400 SF.

PROPERTY TABLE - MULTIFAMILY	DECEMBER 31, 2021 (Unaudited)

Property Table – Multifamily

														Monthly	Monthly
				Same Store (2):		Number	Total	Multifamily	Retail		Multifamily	Retail	Annualized	Rent	Rent Per
		%		Q4 2020‑2021 /	Year Built /	of	Square	Square	Square		%	%	Rent	Per	Square
Multifamily Assets	Submarket	Ownership	C/U (1)	YTD 2020 - 2021	Renovated	Units	Feet	Feet	Feet	% Leased	Occupied	Occupied	(in thousands)	Unit (3) (4)	Foot (4) (5)

National Landing
RiverHouse Apartments	National Landing	100.0%	C	Y / Y	1960 / 2014	1,676	1,327,551	1,324,889	2,662	96.3%	95.1%	100.0%	$32,570	$1,699	$2.16
The Bartlett	National Landing	100.0%	C	Y / Y	2016 / N/A	699	619,372	577,295	42,077	95.7%	93.6%	100.0%	21,892	2,590	3.12
220 20th Street	National Landing	100.0%	C	Y / Y	2009 / N/A	265	271,476	269,913	1,563	97.0%	94.0%	100.0%	7,618	2,531	2.48
2221 S. Clark Street- Residential (9)	National Landing	100.0%	C	Y / Y	1964 / 2016	216	96,948	96,948	—	72.5%	60.1%	—	3,225	2,069	4.41

DC
West Half	Ballpark	100.0%	C	Y / N	2019 / N/A	465	385,368	343,089	42,279	91.0%	88.6%	72.6%	$12,986	$2,304	$3.34
Fort Totten Square	Brookland/Fort Totten	100.0%	C	Y / Y	2015 / N/A	345	384,956	254,292	130,664	98.1%	96.5%	100.0%	8,974	1,780	2.41
The Wren (6)	U Street/Shaw	96.1%	C	N / N	2020 / N/A	433	332,682	289,686	42,996	90.7%	83.8%	100.0%	11,079	2,250	3.35
The Batley (7)	Union Market/NoMa/H Street	100.0%	C	N / N	2019 / N/A	432	300,388	300,388	—	91.4%	89.6%	—	10,656	2,295	3.33
WestEnd25	West End	100.0%	C	Y / Y	2009 / N/A	283	273,264	273,264	—	97.2%	95.4%	—	10,775	3,326	3.42
F1RST Residences	Ballpark	100.0%	C	Y / Y	2017 / N/A	325	270,928	249,456	21,472	97.2%	94.8%	100.0%	9,863	2,248	2.92
1221 Van Street	Ballpark	100.0%	C	Y / Y	2018 / N/A	291	225,530	202,715	22,815	95.7%	94.5%	100.0%	8,268	2,133	3.08
901 W Street	U Street/Shaw	100.0%	C	N / N	2019 / N/A	161	154,862	135,499	19,363	94.7%	98.1%	70.8%	5,565	2,458	2.95
900 W Street (9)	U Street/Shaw	100.0%	C	N / N	2019 / N/A	95	69,183	69,183	—	53.7%	51.6%	—	2,428	4,129	5.97
North End Retail	U Street/Shaw	100.0%	C	Y / Y	2015 / N/A	—	27,355	—	27,355	92.7%	—	92.7%	1,368	—	—
The Gale Eckington	Union Market/NoMa/H Street	5.0%	U	Y / Y	2013/ N/A	603	466,716	465,516	1,200	92.4%	86.7%	100.0%	12,339	1,959	2.54
Atlantic Plumbing	U Street/Shaw	64.0%	U	Y / Y	2015 / N/A	310	245,527	221,788	23,739	93.3%	91.6%	97.4%	9,320	2,384	3.34

MD
Falkland Chase-South & West	Downtown Silver Spring	100.0%	C	Y / Y	1938 / 2011	268	222,754	222,754	—	98.9%	98.1%	—	$5,288	$1,676	$2.01
Falkland Chase-North	Downtown Silver Spring	100.0%	C	Y / Y	1938 / 1986	170	112,143	112,143	—	98.8%	97.6%	—	2,789	1,400	2.12
Galvan	Rockville Pike Corridor	1.8%	U	Y / Y	2015 / N/A	356	390,293	295,033	95,260	97.8%	96.9%	97.1%	11,226	1,806	2.18
The Alaire (8)	Rockville Pike Corridor	18.0%	U	Y / Y	2010 / N/A	279	266,673	251,691	14,982	94.6%	93.5%	78.4%	6,064	1,794	1.98
The Terano (8)	Rockville Pike Corridor	1.8%	U	Y / Y	2015 / N/A	214	196,921	183,496	13,425	95.8%	94.9%	88.8%	4,654	1,751	2.03

Total / Weighted Average (9)						7,886	6,640,890	6,139,038	501,852	95.3%	93.0%	94.6%	$193,294	$2,081	$2.65

Recently Delivered

MD
8001 Woodmont	Bethesda CBD	50.0%	U	N/N	2021 / N/A	322	363,979	344,405	19,574	41.0%	33.2%	74.7%	$4,369	$2,763	$2.86

Operating - Total / Weighted Average (9)						8,208	7,004,869	6,483,443	521,426	92.4%	90.6%	93.8%	$197,663	$2,091	$2.65

Under-Construction

National Landing
1900 Crystal Drive (10)	National Landing	—	C			808	633,985	595,315	38,670

Total						9,016	7,638,854	7,078,758	560,096

PROPERTY TABLE - MULTIFAMILY	DECEMBER 31, 2021 (Unaudited)

														Monthly	Monthly
				Same Store (2):		Number	Total	Multifamily	Retail		Multifamily	Retail	Annualized	Rent	Rent Per
		%		Q4 2020‑2021 /	Year Built /	of	Square	Square	Square		%	%	Rent	Per	Square
Multifamily Assets	Submarket	Ownership	C/U (1)	YTD 2020 - 2021	Renovated	Units	Feet	Feet	Feet	% Leased	Occupied	Occupied	(in thousands)	Unit (3) (4)	Foot (4) (5)

Totals at JBG SMITH Share (9)

National Landing						2,856	2,315,347	2,269,045	46,302	96.2%	94.6%	100.0%	$62,081	$2,015	$2.45
DC						3,042	2,592,147	2,271,610	320,537	94.3%	91.6%	93.9%	85,688	2,320	3.13
MD						498	393,468	388,815	4,653	98.3%	97.5%	85.9%	9,455	1,595	2.04
In-Service assets						6,396	5,300,962	4,929,470	371,492	95.4%	93.4%	94.5%	$157,224	$2,124	$2.72
Recently Delivered assets						161	181,990	172,203	9,787	41.0%	33.2%	74.7%	2,184	2,763	2.86
Operating - Total/Weighted Average						6,557	5,482,952	5,101,673	381,279	93.6%	91.8%	94.0%	$159,408	$2,130	$2.73
In-Service excluding newly developed and acquired assets (11)						4,611	3,974,373	3,705,859	268,514	96.6%	94.9%	98.9%	$117,365	$2,070	$2.58
Under-Construction assets						808	633,985	595,315	38,670

Number of Assets and Total Square Feet/Units Reconciliation
	Number of	At 100% Share	At JBG SMITH Share
Operating Assets	Assets	Square Feet/Units	Square Feet/Units
Q3 2021	21	6,702,076 SF/ 7,776 Units	5,182,866 SF/ 6,125 Units
Acquisitions (7)	1	300,388 SF/ 432 Units	300,388 SF/ 432 Units
Placed into service	—	—	—
Dispositions	—	—	—
Out-of-service adjustment	—	—	—
Portfolio reclassification	—	—	—
Building re-measurements	—	2,405 SF	(302) SF

Q4 2021	22	7,004,869 SF/ 8,208 Units	5,482,952 SF/ 6,557Units

Quarterly Rental Revenue and Occupancy Changes - Same Store Multifamily Assets
			Monthly Rent Per Unit (3)			Multifamily % Occupied			Annualized Rent (in thousands)
	Number of Assets	Number of Units	Q4 2021	Q4 2020	% Change	Q4 2021	Q4 2020	% Change	Q4 2021	Q4 2020	% Change
National Landing	3	2,640	$2,015	$2,046	(1.5)%	94.6%	91.1%	3.5%	$60,390	$59,046	2.3%
DC	7	1,938	2,328	2,401	(3.0)%	93.2%	89.9%	3.3%	50,440	38,136	32.3%
MD	5	498	1,595	1,599	(0.3)%	97.5%	94.5%	3.0%	9,300	9,036	2.9%
Total / Weighted Average	15	5,076	$2,091	$2,108	(0.8)%	94.3%	82.7%	11.6%	$120,130	$106,218	13.1%

Note: At JBG SMITH Share. Includes assets placed In-Service prior to October 1, 2020. Excludes North End Retail and 2221 S. Clark Street-Residential as it is operated as a short-term rental property.

See footnotes on page 39.

PROPERTY TABLE - MULTIFAMILY	DECEMBER 31, 2021 (Unaudited)

Footnotes

Note: At 100% share, unless otherwise noted.

(1)	"C" denotes a consolidated interest. "U" denotes an unconsolidated interest.
(2)	"Y" denotes an asset as Same Store and "N" denotes an asset as Non-Same Store.
(3)	Represents multifamily rent divided by occupied multifamily units; retail rent is excluded from this metric. Occupied units may differ from leased units because leased units include leases that have been signed but the tenant has not yet taken occupancy (not yet included in Percent Occupied metrics).
(4)	Excludes North End Retail.
(5)	Represents multifamily rent divided by occupied multifamily SF; retail rent and retail SF are excluded from this metric. Occupied multifamily square footage may differ from leased multifamily square footage because leased multifamily square footage includes space for leases that have been signed but the tenant has not yet taken occupancy (not yet included in Percent Occupied metrics).
(6)	Ownership percentage reflects expected dilution of JBG SMITH's real estate venture partner as contributions are funded. As of December 31, 2021, our ownership interest was 96.0%.
(7)	In November 2021, we acquired The Batley for $205.3 million.
(8)	The following assets are subject to ground leases:

Ground Lease
Multifamily Asset	Expiration Date
The Alaire	3/27/2107
The Terano	8/5/2112

In January 2022, The Alaire and The Terano were sold by our unconsolidated real estate venture.

(9)	2221 S. Clark Street - Residential and 900 W Street are excluded from Percent Leased, Percent Occupied, Annualized Rent, Monthly Rent Per Unit and Monthly Rent per Square Foot metrics as they are operated as short-term rental properties.
(10)	See footnote (3) on page 40.
(11)	Excludes West Half, The Wren, The Batley and 901 W Street.

PROPERTY TABLE – UNDER-CONSTRUCTION	DECEMBER 31, 2021 (Unaudited)

Property Table – Under Construction

dollars in thousands, except per square foot data
					Schedule (1)			At JBG SMITH Share
			Estimated	Estimated		Estimated			Estimated	Estimated
		%	Square	Number of	Construction	Completion	Estimated	Historical	Incremental	Total
Asset	Submarket	Ownership	Feet	Units	Start Date	Date	Stabilization Date	Cost (2)	Investment	Investment

Multifamily
National Landing
1900 Crystal Drive (3)	National Landing	—	633,985	808	Q1 2021	Q1 2024 - Q3 2024	Q1 2026	$130,751	$291,440	$422,191

Under-Construction - Total / Weighted Average at JBG SMITH Share			633,985	808	Q1 2021	Q1 2024 - Q3 2024	Q1 2026	$130,751	$291,440	$422,191

Weighted average Projected NOI Yield at JBG SMITH Share:	Multifamily
Estimated Total Investment (4)	5.5%
Estimated Incremental Investment	7.9%
Estimated Stabilized NOI at JBG SMITH Share (dollars in millions)	$23.1

Note: At 100% share, unless otherwise noted.

(1)	Average dates are weighted by JBG SMITH Share of estimated SF.
(2)	Historical Cost excludes certain GAAP adjustments, interest and ground lease costs. See definition of Historical Cost on page 51.
(3)	We leased the land underlying 1900 Crystal Drive to a lessee, which plans to construct a multifamily asset comprising two towers with ground floor retail. The ground lessee has engaged us to be the development manager for the construction of 1900 Crystal Drive, and separately, we are the lessee in a master lease of the asset. We have an option to acquire the asset until a specified period after completion. In March 2021, the ground lessee entered into a mortgage loan collateralized by the leasehold interest with a maximum principal balance of $227.0 million and an interest rate of LIBOR plus 3.0% per annum. As of December 31, 2021, no proceeds had been received from the mortgage loan. The ground lessee was obligated to invest $17.5 million of equity funding, all of which was funded, and JBG SMITH is obligated to provide the additional project funding through a mezzanine loan to the ground lessee. We determined that 1900 Crystal Drive is a variable interest entity ("VIE") and that we are the primary beneficiary of the VIE. Accordingly, we consolidated the VIE with the lessee's ownership interest shown as "Noncontrolling interests" in our condensed consolidated balance sheet. The ground lease, the mezzanine loan and the master lease described above are eliminated in consolidation. 1900 Crystal Drive’s full cost, debt balance and other metrics are included at 100% in the at JBG SMITH Share metrics presented within this Investor Package.
(4)	Historical Cost of 1900 Crystal Drive includes $22.6 million of design costs, the majority of which were incurred prior to the Formation Transaction, that are not related to the current planned development. Excluding these costs, 1900 Crystal Drive’s Projected NOI Yield on Estimated Total Investment would be 5.8%.

PROPERTY TABLE – NEAR-TERM DEVELOPMENT	DECEMBER 31, 2021 (Unaudited)

Property Table – Near-Term Development

dollars in thousands, except per square foot data

			Earliest
			Potential						Estimated	At JBG SMITH Share
		%	Construction	Entitlement	Estimated Potential Development Density (SF)				Number of	Historical
Asset	Submarket	Ownership	Start Date	Status	Total	Office	Multifamily	Retail	Units	Cost (1)

National Landing
2000 South Bell Street (2)	National Landing	—	2022	Fully Entitled	389,600	—	374,400	15,200	355	$16,806
2001 South Bell Street (2)	National Landing	—	2022	Fully Entitled	351,400	—	339,800	11,600	420	15,055
Potomac Yard Landbay F - Block 15 - 3331 Exchange Avenue	National Landing	50.0%	2022	Fully Entitled	181,300	—	164,300	17,000	210	6,538
Potomac Yard Landbay F - Block 19 - 3330 Exchange Avenue	National Landing	50.0%	2022	Fully Entitled	238,100	—	214,800	23,300	260	7,941
2250 Crystal Drive	National Landing	100.0%	2023	Entitlement In Process	677,100	—	677,100	—	825	21,140
223 23rd Street	National Landing	100.0%	2023	Entitlement In Process	512,800	—	512,800	—	700	16,603
2525 Crystal Drive (3)	National Landing	100.0%	Pre-lease Dependent	Entitlement In Process	750,000	750,000	—	—	—	12,170
101 12th Street	National Landing	100.0%	Pre-lease Dependent	Fully Entitled	239,600	234,400	—	5,200	—	10,811
Other VA
RTC - West Trophy Office	Reston	100.0%	Pre-lease Dependent	Fully Entitled	396,000	380,000	—	16,000	—	8,645
DC
5 M Street Southwest	Ballpark	100.0%	2022	Fully Entitled	705,400	—	675,400	30,000	615	26,523
Gallaudet Parcel 1-3 (4)	Union Market/NoMa/H Street	100.0%	2023	Entitlement In Process	818,000	—	756,400	61,600	840	17,459

Total					5,259,300	1,364,400	3,715,000	179,900	4,225	$159,691

Totals at JBG SMITH Share
National Landing					3,130,300	984,400	2,093,700	52,200	2,535	$107,064
Other VA					396,000	380,000	—	16,000	—	8,645
DC					1,523,400	—	1,431,800	91,600	1,455	43,982
					5,049,700	1,364,400	3,525,500	159,800	3,990	$159,691

				Fully Entitled	2,291,800	614,400	1,579,200	98,200	1,625
				Entitlement In Process	2,757,900	750,000	1,946,300	61,600	2,365
					5,049,700	1,364,400	3,525,500	159,800	3,990

See footnotes on page 42.

PROPERTY TABLE – NEAR-TERM DEVELOPMENT	DECEMBER 31, 2021 (Unaudited)

Footnotes

Note: Represents select assets that have the potential to commence construction over the next three years, subject to receipt of full entitlements, completion of design and market conditions.

(1)	Historical Cost includes certain intangible assets, such as option and transferable density rights values recorded as part of the Formation Transaction; and excludes certain GAAP adjustments, such as capitalized interest and ground lease costs. See definition of Historical Cost on page 51.
(2)	We leased the land underlying 2000/2001 South Bell Street to a lessee, which plans to construct a multifamily asset comprising two towers with ground floor retail. The ground lessee has engaged us to be the development manager for the construction of 2000/2001 South Bell Street, and separately, we are the lessee in a master lease of the asset. We have an option to acquire the asset until a specified period after completion. In December 2021, the ground lessee entered into a mortgage loan collateralized by the leasehold interest with a maximum principal balance of $208.5 million and an interest rate of LIBOR plus 2.15% per annum. As of December 31, 2021, no proceeds had been received from the mortgage loan. The ground lessee was obligated to invest $16.0 million of equity funding, and we are obligated to provide additional project funding through a mezzanine loan to the ground lessee. As of December 31, 2021, the balance of the ground lessee's equity contribution was $6.7 million. We determined that 2000/2001 South Bell Street is a VIE and that we are the primary beneficiary of the VIE. Accordingly, we consolidated the VIE with the lessee's ownership interest shown as "Noncontrolling interests" in our condensed consolidated balance sheet. The ground lease, the mezzanine loan and the master lease described above are eliminated in consolidation. 2000/2001 South Bell Street's full cost, debt balance and other metrics are included at 100% in the at JBG SMITH Share metrics presented within this Investor Package. In January 2022, we commenced construction on 2000/2001 South Bell Street, a 775-unit multifamily asset.
(3)	Estimated Potential Development Density (SF) use is subject to change based on market demand and entitlement.
(4)	Controlled through an option to acquire a leasehold interest. As of December 31, 2021, the weighted average remaining term for the option is 2.1 years.

PROPERTY TABLE – FUTURE DEVELOPMENT	DECEMBER 31, 2021 (Unaudited)

Property Table – Future Development

dollars in thousands, except per square foot data, at JBG SMITH Share						Estimated			Estimated	Estimated
						Commercial		Estimated	Capitalized	Capitalized		Estimated
						SF / Multifamily		Remaining	Cost of SF /	Cost of	Estimated	Total
	Number of	Estimated Potential Development Density (SF)				Units to be	Historical	Acquisition	Units to Be	Ground Rent	Total	Investment
Region	Assets	Total	Office	Multifamily	Retail	Replaced (1)	Cost (2)	Cost (3)	Replaced (4)	Payments (5)	Investment	per SF

Owned
VA
National Landing	8	4,141,500	1,610,800	2,433,000	97,700	206,186 SF	$176,496	N/A	$105,267	$—	$281,763	$68.03
Reston	3	2,140,600	544,800	1,409,800	186,000	—	60,258	N/A	—	—	60,258	28.15
Other VA	3	148,000	88,200	54,000	5,800	21,691 SF	1,532	N/A	2,226	—	3,758	25.39
	14	6,430,100	2,243,800	3,896,800	289,500	227,877 SF	238,286	N/A	107,493	—	345,779	53.78
DC
DC	6	1,024,400	312,100	703,300	9,000	—	79,536	N/A	—	—	79,536	77.64
MD
Silver Spring	1	1,276,300	—	1,156,300	120,000	170 units	15,128	N/A	31,800	—	46,928	36.77
Greater Rockville	1	1,200	—	—	1,200	—	19	N/A	—	—	19	15.83
	2	1,277,500	—	1,156,300	121,200	170 units	15,147	N/A	31,800	—	46,947	36.75
Total / weighted average	22	8,732,000	2,555,900	5,756,400	419,700	227,877 SF / 170 units	$332,969	N/A	$139,293	$—	$472,262	$54.08

Optioned (6)
DC
DC	2	783,600	—	678,900	104,700	—	$10,101	$8,250	$—	$29,434	$47,785	$60.98

Held for Sale
VA
National Landing (7)	1	2,082,000	2,082,000	—	—	—	$76,686	N/A	$—	$—	$76,686	$36.83

Total / Weighted Average	25	11,597,600	4,637,900	6,435,300	524,400	227,877 SF / 170 units	$419,756	$8,250	$139,293	$29,434	$596,733	$51.45

Entitlement Status
Fully Entitled	11	3,575,400	1,181,600	2,167,100	226,700
Entitlement In Process	7	4,268,700	1,187,500	2,947,800	133,400
Encumbered / Not Currently Entitling	6	1,671,500	186,800	1,320,400	164,300
Held for sale	1	2,082,000	2,082,000	-	-
Total	25	11,597,600	4,637,900	6,435,300	524,400

(1)	Represents management's estimate of the total office and/or retail rentable SF and multifamily units currently included in our operating portfolio that would need to be redeveloped to access some of the Estimated Potential Development Density.
(2)	Historical Cost includes certain intangible assets, such as option and transferable density rights values recorded as part of the Formation Transaction; and excludes certain GAAP adjustments, such as capitalized interest and ground lease costs. See definition of Historical Cost on page 51.
(3)	Represents management's estimate of remaining deposits, option payments, and option strike prices as of December 31, 2021.
(4)	Capitalized value of estimated commercial SF / multifamily units to be replaced, which generated $2.1 million of NOI for the three months ended December 31, 2021 (included in the NOI of the applicable operating segment), at a 6.0% capitalization rate.
(5)	Capitalized value of stabilized annual ground rent payments associated with leasehold assets at a 5.0% capitalization rate. One optioned parcel is a leasehold interest with estimated annual stabilized ground rent payments totaling $1.5 million.
(6)	As of December 31, 2021, the weighted average remaining term for the optioned Future Development Pipeline assets is 3.4 years.
(7)	Represents the Estimated Potential Development Density that we have under contract for sale to Amazon pursuant to an executed purchase and sale agreement. In March 2019, we entered into an agreement for the sale of Pen Place, a land site with an Estimated Potential Development Density of 2.1 million SF. In December 2021, we finalized the agreement for the sale of Pen Place for $198.0 million, which represents a $48.1 million increase over the previously estimated contract value. The sale of Pen Place is expected to close in Q2 2022.

DISPOSITION ACTIVITY	DECEMBER 31, 2021 (Unaudited)

Disposition Activity

dollars in thousands, at JBG SMITH Share
					Total Square Feet/
					Estimated Potential
					Development
	Ownership				Density	Gross Sales	Net Cash
Assets	Percentage	Asset Type	Location	Date Disposed	(Square Feet)	Price	Proceeds	Book Gain

Q1 2021
None						$—	$—	$—

Q2 2021
Fairway Apartments/Fairway Land	10.0%	Multifamily / Future Development	Reston, VA	May 3, 2021	37,085 / 52,620	$9,300	$4,583	$2,094
Courthouse Metro Land/Courthouse Metro Land – Option	18.0%	Future Development	Arlington, VA	May 19, 2021	62,820	540	624	2,352
5615 Fishers Lane	18.0%	Future Development	Rockville, MD	May 27, 2021	19,170	1,170	1,099	743
Subtotal					37,085 / 134,610	$11,010	$6,306	$5,189

Q3 2021
500 L'Enfant Plaza	49.0%	Commercial	Washington, DC	September 17, 2021	105,447	$81,577	$39,220	$23,137

Q4 2021
None						—	—	—

Total					142,532 / 134,610	$92,587	$45,526	$28,326

Note: As of December 31, 2021, Pen Place was classified as held for sale in our condensed consolidated balance sheet. In March 2019, we entered into an agreement for the sale of Pen Place, a land site with an Estimated Potential Development Density of 2.1 million SF. In December 2021, we finalized the agreement for the sale of Pen Place for $198.0 million, which represents a $48.1 million increase over the previously estimated contract value. The sale of Pen Place is expected to close in Q2 2022.

DEBT SUMMARY	DECEMBER 31, 2021 (Unaudited)

Debt Summary

dollars in thousands, at JBG SMITH Share	2022	2023	2024	2025	2026	Thereafter	Total

Consolidated and Unconsolidated Principal Balance
Unsecured Debt:
Revolving credit facility ($1 billion commitment)	$—	$—	$—	$300,000	$—	$—	$300,000
Term loans ($400 million commitment)	—	200,000	200,000	—	—	—	400,000
Total unsecured debt	—	200,000	200,000	300,000	—	—	700,000
Secured Debt:
Consolidated principal balance	107,500	169,408	127,576	555,829	105,000	722,946	1,788,259
Unconsolidated principal balance	86,728	109,738	—	124,295	—	52,500	373,261
Total secured debt	194,228	279,146	127,576	680,124	105,000	775,446	2,161,520

Total Consolidated and Unconsolidated Principal Balance	$194,228	$479,146	$327,576	$980,124	$105,000	$775,446	$2,861,520

% of total debt maturing	6.8%	16.7%	11.4%	34.3%	3.7%	27.1%	100.0%
% floating rate (1)	41.8%	22.9%	—	51.8%	100.0%	83.2%	50.6%
% fixed rate (2)	58.2%	77.1%	100.0%	48.2%	—	16.8%	49.4%

Weighted Average Interest Rates
Variable rate	1.77%	3.75%	—	1.38%	1.35%	2.18%	1.94%
Fixed rate	3.60%	3.75%	3.06%	4.35%	—	4.29%	3.83%
Total Weighted Average Interest Rates	2.83%	3.75%	3.06%	2.81%	1.35%	2.53%	2.87%

	Credit Facility
	Revolving
	Credit	Tranche A‑1	Tranche A‑2	Total/Weighted
	Facility	Term Loan (5)	Term Loan	Average
Credit limit	$1,000,000	$200,000	$200,000	$1,400,000
Outstanding principal balance	$300,000	$200,000	$200,000	$700,000
Letters of credit	$911	$—	$—	$911
Undrawn capacity	$699,089	$—	$—	$699,089
Interest rate spread (3)	1.05%	1.20%	1.15%	1.12%
All-In interest rate (4)	1.15%	2.59%	2.49%	1.94%
Initial maturity date	Jan‑25	Jan‑23	Jul‑24	—

(1)	Floating rate debt includes floating rate loans with interest rate caps.
(2)	Fixed rate debt includes floating rate loans with interest rate swaps.
(3)	The interest rate for the revolving credit facility excludes a 0.15% facility fee.
(4)	The all-in interest rate is inclusive of interest rate swaps. As of December 31, 2021, we had interest rates swaps for the Tranche A-1 Term Loan and the Tranche A-2 Term Loan.
(5)	Effective as of January 14, 2022, the Tranche A-1 Term Loan was amended to extend the maturity date to January 2025 with two one-year extension options and to amend the leverage-based pricing grid, reducing the interest rate 15 basis points to Secured Overnight Financing Rate ("SOFR") (including a credit spread adjustment) plus 1.05%, based upon our current leverage level.

DEBT BY INSTRUMENT	DECEMBER 31, 2021 (Unaudited)

Debt by Instrument

dollars in thousands			Stated	Interest	Current	Initial	Extended
		Principal	Interest	Rate	Annual	Maturity	Maturity
Asset	% Ownership	Balance	Rate	Hedge	Interest Rate (1)	Date	Date (2)

Consolidated
Credit Facility - Tranche A‑1 Term Loan (3)	100.0%	$200,000	L + 1.20%	Swap	2.59%	01/18/23	01/18/23
2121 Crystal Drive	100.0%	131,535	5.51%	Fixed	5.51%	03/01/23	03/01/23
Falkland Chase - South & West	100.0%	37,873	3.78%	Fixed	3.78%	06/01/23	06/01/23
800 North Glebe Road	100.0%	107,500	L + 1.60%	Swap	3.60%	06/30/22	06/30/24
Credit Facility - Tranche A‑2 Term Loan	100.0%	200,000	L + 1.15%	Swap	2.49%	07/18/24	07/18/24
2101 L Street	100.0%	127,576	3.97%	Fixed	3.97%	08/15/24	08/15/24
201 12th Street S., 200 12th Street S., and 251 18th Street S.	100.0%	83,319	7.94%	Fixed	7.94%	01/01/25	01/01/25
Credit Facility - Revolving Credit Facility	100.0%	300,000	L + 1.05%	—	1.15%	01/07/25	01/07/25
RiverHouse Apartments	100.0%	307,710	L + 1.28%	Swap	3.47%	04/01/25	04/01/25
1730 M Street	100.0%	47,500	L + 1.25%	Swap	3.92%	12/21/25	12/21/25
1900 Crystal Drive (4) (5)	—	—	L + 3.00%	—	3.25%	04/25/26	04/25/26
1215 S. Clark Street	100.0%	105,000	L + 1.25%	—	1.35%	12/22/26	12/22/26
2000/2001 South Bell Street (6)	—	—	L + 2.15%	—	2.25%	01/22/27	01/22/27
4747 Bethesda Avenue	100.0%	175,000	L + 1.35%	Cap	1.45%	02/20/27	02/20/27
RTC - West (4)	100.0%	117,300	L + 1.40%	—	1.65%	04/22/25	04/22/27
1235 S. Clark Street	100.0%	78,000	3.94%	Fixed	3.94%	11/01/27	11/01/27
1225 S. Clark Street	100.0%	85,000	L + 1.60%	—	1.70%	07/27/28	07/27/28
1221 Van Street	100.0%	87,253	L + 2.51%	Cap	2.61%	08/01/30	08/01/30
220 20th Street	100.0%	80,240	L + 2.51%	Cap	2.61%	08/01/30	08/01/30
The Bartlett	100.0%	217,453	L + 2.51%	Cap	2.61%	08/01/30	08/01/30
Total Consolidated Principal Balance		2,488,259
Premium / (discount) recognized as a result of the Formation Transaction		634
Deferred financing costs - mortgage loans (7)		(17,634)
Deferred financing costs - credit facility (7)		(6,332)
Total Consolidated Indebtedness		$2,464,927

Total Consolidated Indebtedness (net of premium / (discount) and deferred financing costs)
Mortgages payable		$1,777,699
Revolving credit facility		300,000
Deferred financing costs, net (included in other assets) (7)		(11,436)
Unsecured term loan		398,664
Total Consolidated Indebtedness		$2,464,927

DEBT BY INSTRUMENT	DECEMBER 31, 2021 (Unaudited)

dollars in thousands			Stated	Interest	Current	Initial	Extended
		Principal	Interest	Rate	Annual	Maturity	Maturity
Asset	% Ownership	Balance	Rate	Hedge	Interest Rate (1)	Date	Date (2)

Unconsolidated
Atlantic Plumbing	64.0%	$100,000	L + 1.50%	—	1.60%	11/08/22	11/08/22
Stonebridge at Potomac Town Center (5)	10.0%	84,600	L + 2.50%	—	2.75%	12/10/22	12/10/22
Galvan	1.8%	89,500	L + 2.20%	—	2.30%	03/03/23	03/03/23
L’Enfant Plaza Office - North, L’Enfant Plaza Office - East, L’Enfant Plaza Retail (5)	49.0%	208,984	L + 3.65%	Cap	3.90%	05/09/23	05/09/24
Rosslyn Gateway - North, Rosslyn Gateway - South	18.0%	48,486	L + 2.00%	Cap	2.10%	08/29/22	08/29/24
The Foundry	9.9%	58,000	L + 1.40%	Cap	1.50%	12/12/23	12/12/24
The Alaire (8)	18.0%	45,964	L + 1.82%	Cap	1.92%	03/01/25	03/01/25
1101 17th Street	55.0%	60,000	L + 1.25%	Swap	4.13%	06/13/25	06/13/25
The Gale Eckington	5.0%	110,813	L + 1.60%	Swap	3.56%	07/31/22	07/31/25
The Terano (8)	1.8%	34,000	L + 1.35%	Swap	4.45%	11/09/25	11/09/25
8001 Woodmont	50.0%	105,000	4.82%	Fixed	4.82%	01/15/27	01/15/27
1900 N Street	55.0%	149,835	L + 1.70%	Cap	1.80%	04/30/25	04/30/27
Total Unconsolidated Principal Balance		1,095,182
Deferred financing costs		(5,239)
Total Unconsolidated Indebtedness		$1,089,943

Principal Balance at JBG SMITH Share
Consolidated principal balance at JBG SMITH Share		$2,488,259
Unconsolidated principal balance at JBG SMITH Share		373,261
Total Consolidated and Unconsolidated Principal Balance at JBG SMITH Share		$2,861,520

Indebtedness at JBG SMITH Share (net of premium / (discount) and deferred financing costs)
Consolidated indebtedness at JBG SMITH Share		$2,464,927
Unconsolidated indebtedness at JBG SMITH Share		370,743
Total Consolidated and Unconsolidated Indebtedness at JBG SMITH Share		$2,835,670

(1)	December 31, 2021 one-month LIBOR of 0.10% applied to loans, which are denoted as floating (no swap) or floating with a cap, except as otherwise noted.
(2)	Represents the maturity date based on execution of all extension options. Many of these extensions are subject to lender covenant tests.
(3)	Effective as of January 14, 2022, the Tranche A-1 Term Loan was amended to extend the maturity date to January 2025 with two one-year extension options and to amend the leverage-based pricing grid, reducing the interest rate 15 basis points to SOFR (including a credit spread adjustment) plus 1.05%, based upon our current leverage level.
(4)	In March 2021, we leased the land associated with 1900 Crystal Drive to a lessee which will construct the asset. In March 2021, the ground lessee entered into a mortgage loan collateralized by the asset with a maximum principal balance of $227.0 million. See footnote (3) on page 40 for additional information.
(5)	The base rate for this loan was 0.25% as of December 31, 2021.
(6)	In December 2021, we leased the land associated with 2000/2001 South Bell Street to a lessee which will construct the asset. In December 2021, the ground lessee entered into a mortgage loan collateralized by the asset with a maximum principal balance of $208.5 million. See footnote (2) on page 42 for additional information.
(7)	As of December 31, 2021, net deferred financing costs related to an unfunded mortgage loan totaling $6.4 million and the revolving credit facility totaling $5.0 million were included in "Other assets, net" in our condensed consolidated balance sheet.
(8)	In January 2022, The Alaire and The Terano were sold by our unconsolidated real estate venture and the venture repaid the mortgages payable.

CONSOLIDATED AND UNCONSOLIDATED REAL ESTATE VENTURES	DECEMBER 31, 2021 (Unaudited)

Unconsolidated Real

Estate Ventures

	Asset Type	City	Submarket	% Ownership	Total Square Feet

Consolidated Real Estate Ventures
MRP Realty
The Wren (1)	Multifamily	Washington, DC	U Street/Shaw	96.1%	332,682

Total Consolidated Real Estate Ventures					332,682

Unconsolidated Real Estate Ventures
Landmark
L’Enfant Plaza Office - East	Commercial	Washington, DC	Southwest	49.0%	397,855
L’Enfant Plaza Office - North	Commercial	Washington, DC	Southwest	49.0%	298,567
L’Enfant Plaza Retail	Commercial	Washington, DC	Southwest	49.0%	119,291
Rosslyn Gateway - North	Commercial	Arlington, VA	Rosslyn	18.0%	145,601
Rosslyn Gateway - South	Commercial	Arlington, VA	Rosslyn	18.0%	102,879
Galvan	Multifamily	Rockville, MD	Rockville Pike Corridor	1.8%	390,293
The Alaire (2)	Multifamily	Rockville, MD	Rockville Pike Corridor	18.0%	266,673
The Terano (2)	Multifamily	Rockville, MD	Rockville Pike Corridor	1.8%	196,921
Rosslyn Gateway - South Land	Future Development	Arlington, VA	Rosslyn	18.0%	498,500
Rosslyn Gateway - North Land	Future Development	Arlington, VA	Rosslyn	18.0%	311,000
L’Enfant Plaza Office - Center	Future Development	Washington, DC	Southwest	49.0%	350,000
12511 Parklawn Drive (2)	Future Development	Rockville, MD	Rockville Pike Corridor	18.0%	6,500
					3,084,080

J.P. Morgan Global Alternatives (3)
Potomac Yard Landbay F - Block 15 - 3331 Exchange Avenue	Multifamily	Alexandria, VA	National Landing	50.0%	181,300
Potomac Yard Landbay F - Block 19 - 3330 Exchange Avenue	Multifamily	Alexandria, VA	National Landing	50.0%	238,100
Potomac Yard Landbay G	Future Development	Alexandria, VA	National Landing	50.0%	712,000
Potomac Yard Landbay F	Future Development	Alexandria, VA	National Landing	50.0%	901,000
					2,032,400

CBREI Venture
Stonebridge at Potomac Town Center	Commercial	Woodbridge, VA	Prince William County	10.0%	504,327
The Foundry	Commercial	Washington, DC	Georgetown	9.9%	225,683
The Gale Eckington	Multifamily	Washington, DC	Union Market / NoMa / H Street	5.0%	466,716
Atlantic Plumbing	Multifamily	Washington, DC	U Street/Shaw	64.0%	245,527
Stonebridge at Potomac Town Center - Land	Future Development	Woodbridge, VA	Prince William County	10.0%	22,900
					1,465,153

CONSOLIDATED AND UNCONSOLIDATED REAL ESTATE VENTURES	DECEMBER 31, 2021 (Unaudited)

	Asset Type	City	Submarket	% Ownership	Total Square Feet

Canadian Pension Plan Investment Board
1900 N Street	Commercial	Washington, DC	CBD	55.0%	269,581
1101 17th Street	Commercial	Washington, DC	CBD	55.0%	208,894
					478,475

Bresler / Brookfield
Waterfront Station	Future Development	Washington, DC	Southwest	2.5%	662,600

Brandywine
1250 1st Street	Future Development	Washington, DC	Union Market / NoMa / H Street	30.0%	265,800
51 N Street	Future Development	Washington, DC	Union Market / NoMa / H Street	30.0%	177,500
50 Patterson Street	Future Development	Washington, DC	Union Market / NoMa / H Street	30.0%	142,200
					585,500

Prudential Global Investment Management
Central Place Tower	Commercial	Arlington, VA	Rosslyn	50.0%	551,758

Berkshire Group
8001 Woodmont	Multifamily	Bethesda, MD	Bethesda CBD	50.0%	363,979

Total Unconsolidated Real Estate Ventures					9,223,945

Note: Total SF at 100% share.

(1)	Ownership percentage reflects expected dilution of JBG SMITH's real estate venture partner as contributions are funded. As of December 31, 2021, JBG SMITH's ownership interest was 96.0%.
(2)	In January 2022, The Alaire, The Terano and 12511 Parklawn Drive were sold by our unconsolidated real estate venture.
(3)	J.P. Morgan Global Alternatives is the advisor for an institutional investor.

DEFINITIONS	DECEMBER 31, 2021

Definitions

"Annualized Rent" is defined as (i) for commercial assets, or the retail component of a mixed-use asset, the in-place monthly base rent before Free Rent, plus tenant reimbursements as of December 31, 2021, multiplied by 12, and (ii) for multifamily assets, or the multifamily component of a mixed-use asset, the in-place monthly base rent before Free Rent as of December 31, 2021, multiplied by 12. Annualized Rent excludes rent from leases that have been signed but the tenant has not yet taken occupancy (not yet included in Percent Occupied metrics). The in-place monthly base rent does not take into consideration temporary rent relief arrangements.

"Annualized Rent per Square Foot" is defined as (i) for commercial assets, annualized office rent divided by occupied office square feet and annualized retail rent divided by occupied retail square feet; and (ii) for multifamily assets, monthly multifamily rent divided by occupied multifamily square feet; annualized retail rent and retail square feet are excluded from this metric. Occupied square footage may differ from leased square footage because leased square footage includes leases that have been signed but the tenant has not yet taken occupancy (not yet included in Percent Occupied metrics).

"Development Pipeline" refers to the Near-Term Development and Future Development Pipelines.

Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA"), EBITDA for Real Estate ("EBITDAre") and "Adjusted EBITDA" are non-GAAP financial measures. EBITDA and EBITDAre are used by management as supplemental operating performance measures, which we believe help investors and lenders meaningfully evaluate and compare our operating performance from period-to-period by removing from our operating results the impact of our capital structure (primarily interest charges from our outstanding debt and the impact of our interest rate swaps) and certain non-cash expenses (primarily depreciation and amortization on our assets). EBITDAre is computed in accordance with the definition established by Nareit. Nareit defines EBITDAre as GAAP net income (loss) adjusted to exclude interest expense, income taxes, depreciation and amortization expenses, gains and losses on sales of real estate and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity, including our share of such adjustments of unconsolidated real estate ventures. These supplemental measures may help investors and lenders understand our ability to incur and service debt and to make capital expenditures. EBITDA and EBITDAre are not substitutes for net income (loss) (computed in accordance with GAAP) and may not be comparable to similarly titled measures used by other companies.

Adjusted EBITDA represents EBITDAre adjusted for items we believe are not representative of ongoing operating results, such as Transaction and Other Costs, impairment write-downs of right-of-use assets associated with leases in which we are a lessee, gain (loss) on the extinguishment of debt, earnings (losses) and distributions in excess of our investment in unconsolidated real estate ventures, lease liability adjustments, income from investment funds, business interruption insurance proceeds and share-based compensation expense related to the Formation Transaction and special equity awards. We believe that adjusting such items not considered part of our comparable operations, provides a meaningful measure to evaluate and compare our performance from period-to-period.

Because EBITDA, EBITDAre and Adjusted EBITDA have limitations as analytical tools, we use EBITDA, EBITDAre and Adjusted EBITDA to supplement GAAP financial measures. Additionally, we believe that users of these measures should consider EBITDA, EBITDAre and Adjusted EBITDA in conjunction with net income (loss) and other GAAP measures in understanding our operating results. A reconciliation of net income (loss) to EBITDA, EBITDAre and Adjusted EBITDA is presented on page 15.

"Estimated Incremental Investment" means management's estimate of the remaining cost to be incurred in connection with the development of an asset as of December 31, 2021, including all remaining acquisition costs, hard costs, soft costs, tenant improvements (excluding Free Rent converted to tenant improvement allowances), leasing costs and other similar costs to develop and stabilize the asset but excluding any financing costs and ground rent expenses. Actual incremental investment may differ substantially from our estimates due to numerous factors, including unanticipated expenses, delays in the estimated start and/or completion date, changes in design and other contingencies.

"Estimated Potential Development Density" reflects management's estimate of developable gross square feet based on our current business plans with respect to real estate owned or controlled as of December 31, 2021. Our current business plans may contemplate development of less than the maximum potential development density for individual assets. As market conditions change, our business plans, and therefore, the Estimated Potential Development Density, could change accordingly. Given timing, zoning requirements and other factors, we make no assurance that Estimated Potential Development Density amounts will become actual density to the extent we complete development of assets for which we have made such estimates.

DEFINITIONS	DECEMBER 31, 2021

"Estimated Total Investment" means, with respect to the development of an asset, the sum of the Historical Cost in such asset and the Estimated Incremental Investment for such asset. Actual total investment may differ substantially from our estimates due to numerous factors, including unanticipated expenses, delays in the estimated start and/or completion date, changes in design and other contingencies.

“First-generation” is a lease on space that had been vacant for at least nine months or a lease on newly delivered space.

"Formation Transaction" refers collectively to the spin-off on July 17, 2017 of substantially all of the assets and liabilities of Vornado Realty Trust's Washington, DC segment, which operated as Vornado / Charles E. Smith, and the acquisition of the management business and certain assets and liabilities of The JBG Companies.

"Free Rent" means the amount of base rent and tenant reimbursements that are abated according to the applicable lease agreement(s).

Funds from Operations ("FFO"), "Core FFO" and Funds Available for Distribution ("FAD") are non-GAAP financial measures. FFO is computed in accordance with the definition established by Nareit in the Nareit FFO White Paper - 2018 Restatement. Nareit defines FFO as net income (loss) (computed in accordance with GAAP), excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity, including our share of such adjustments for unconsolidated real estate ventures.

Core FFO represents FFO adjusted to exclude items (net of tax) which we believe are not representative of ongoing operating results, such as Transaction and Other Costs, impairment write-downs of right-of-use assets associated with leases in which we are a lessee, gains (or losses) on extinguishment of debt, earnings (losses) and distributions in excess of our investment in unconsolidated real estate ventures, share-based compensation expense related to the Formation Transaction and special equity awards, lease liability adjustments, income from investment funds, business interruption insurance proceeds, amortization of the management contracts intangible and the mark-to-market of derivative instruments, including our share of such adjustments for unconsolidated real estate ventures.

FAD represents Core FFO less recurring tenant improvements, leasing commissions and other capital expenditures, net deferred rent activity, third-party lease liability assumption payments, recurring share-based compensation expense, accretion of acquired below-market leases, net of amortization of acquired above-market leases, amortization of debt issuance costs and other non-cash income and charges, including our share of such adjustments for unconsolidated real estate ventures. FAD is presented solely as a supplemental disclosure that management believes provides useful information as it relates to our ability to fund dividends.

We believe FFO, Core FFO and FAD are meaningful non-GAAP financial measures useful in comparing our levered operating performance from period-to-period and as compared to similar real estate companies because these non-GAAP measures exclude real estate depreciation and amortization expense and other non-comparable income and expenses, which implicitly assumes that the value of real estate diminishes predictably over time rather than fluctuating based on market conditions. FFO, Core FFO and FAD do not represent cash generated from operating activities and are not necessarily indicative of cash available to fund cash requirements and should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as a performance measure or cash flow as a liquidity measure. FFO, Core FFO and FAD may not be comparable to similarly titled measures used by other companies. A reconciliation of net income (loss) to FFO, Core FFO and FAD is presented on pages 16-17.

"Future Development Pipeline" refers to assets that are development opportunities on which we do not intend to commence construction within the next three years where we (i) own land or control the land through a ground lease or (ii) are under a long-term conditional contract to purchase, or enter into, a leasehold interest with respect to land.

"GAAP" means accounting principles generally accepted in the United States.

"Historical Cost" is a non-GAAP measure which includes the total Historical Cost incurred by JBG SMITH with respect to the development of an asset, including any acquisition costs, hard costs, soft costs, tenant improvements (excluding Free Rent converted to tenant improvement allowances), leasing costs and other similar costs, but excluding any financing costs and ground rent expenses incurred as of December 31, 2021.

DEFINITIONS	DECEMBER 31, 2021

"In-Service" refers to commercial or multifamily assets that are at or above 90% leased or have been operating and collecting rent for more than 12 months as of December 31, 2021.

"JBG SMITH Share" or "our share" refers to our ownership percentage of consolidated and unconsolidated assets in real estate ventures.

"Metro-Served" means locations, submarkets or assets that are within 0.5 miles of an existing or planned Metro station.

"Monthly Rent Per Unit" represents multifamily rent for the month ended December 31, 2021 divided by occupied units; retail rent is excluded from this metric.

"Near-Term Development Pipeline" refers to select assets that have the potential to commence construction over the next three years, subject to receipt of full entitlements, completion of design and market conditions.

"Net Debt" is a non-GAAP financial measurement. Net Debt represents our total consolidated and unconsolidated indebtedness less cash and cash equivalents at our share. Net Debt is an important component in the calculations of Net Debt to Annualized Adjusted EBITDA and Net Debt / total enterprise value. We believe that Net Debt is a meaningful non-GAAP financial measure useful to investors because we review Net Debt as part of the management of our overall financial flexibility, capital structure and leverage. We may utilize a considerable portion of our cash and cash equivalents at any given time for purposes other than debt reduction. In addition, cash and cash equivalents at our share may not be solely controlled by us. The deduction of cash and cash equivalents at our share from consolidated and unconsolidated indebtedness in the calculation of Net Debt, therefore, should not be understood to mean that it is available exclusively for debt reduction at any given time.

Net Operating Income ("NOI"), "Annualized NOI", "Estimated Stabilized NOI" and "Projected NOI Yield" are non-GAAP financial measures management uses to assess a segment's performance. The most directly comparable GAAP measure is net income (loss) attributable to common shareholders. We use NOI internally as a performance measure and believe NOI provides useful information to investors regarding our financial condition and results of operations because it reflects only property related revenue (which includes base rent, tenant reimbursements and other operating revenue, net of Free Rent and payments associated with assumed lease liabilities) less operating expenses and ground rent for operating leases, if applicable. NOI also excludes deferred rent, related party management fees, interest expense, and certain other non-cash adjustments, including the accretion of acquired below-market leases and the amortization of acquired above-market leases and below-market ground lease intangibles. Management uses NOI as a supplemental performance measure of our assets and believes it provides useful information to investors because it reflects only those revenue and expense items that are incurred at the asset level, excluding non-cash items. In addition, NOI is considered by many in the real estate industry to be a useful starting point for determining the value of a real estate asset or group of assets. However, because NOI excludes depreciation and amortization and captures neither the changes in the value of our assets that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our assets, all of which have real economic effect and could materially impact the financial performance of our assets, the utility of NOI as a measure of the operating performance of our assets is limited. NOI presented by us may not be comparable to NOI reported by other REITs that define these measures differently. We believe to facilitate a clear understanding of our operating results, NOI should be examined in conjunction with net income (loss) attributable to common shareholders as presented in our financial statements. NOI should not be considered as an alternative to net income (loss) attributable to common shareholders as an indication of our performance or to cash flows as a measure of liquidity or our ability to make distributions. Annualized NOI, for all assets except Crystal City Marriott, represents NOI for the three months ended December 31, 2021 multiplied by four. Due to seasonality in the hospitality business, Annualized NOI for Crystal City Marriott represents the trailing 12-month NOI as of December 31, 2021. Management believes Annualized NOI provides useful information in understanding our financial performance over a 12-month period, however, investors and other users are cautioned against attributing undue certainty to our calculation of Annualized NOI. Actual NOI for any 12-month period will depend on a number of factors beyond our ability to control or predict, including general capital markets and economic conditions, any bankruptcy, insolvency, default or other failure to pay rent by one or more of our tenants and the destruction of one or more of our assets due to terrorist attack, natural disaster or other casualty, among others. We do not undertake any obligation to update our calculation to reflect events or circumstances occurring after the date of this earnings release. There can be no assurance that the Annualized NOI shown will reflect our actual results of operations over any 12-month period.

DEFINITIONS	DECEMBER 31, 2021

This Investor Package also contains management's estimate of stabilized NOI and projections of NOI yield for Under-Construction and Near-Term Development Pipeline assets, which are based on management's estimates of property-related revenue and operating expenses for each asset. These estimates are inherently uncertain and represent management's plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. The property-related revenues and operating expenses for our assets may differ materially from the estimates included in this Investor Package. Management's projections of NOI yield are not projections of our overall financial performance or cash flow, and there can be no assurance that the Projected NOI Yield set forth in this Investor Package will be achieved.

Projected NOI Yield means our Estimated Stabilized NOI reported as a percentage of (i) Estimated Total Investment and (ii) Estimated Incremental Investment. Actual initial full year stabilized NOI yield may vary from the Projected NOI Yield based on the actual incremental investment to complete the asset and its actual initial full year stabilized NOI, and there can be no assurance that we will achieve the Projected NOI Yields described in this Investor Package.

We do not provide reconciliations for non-GAAP estimates on a future basis, including Estimated Stabilized NOI and expected annualized NOI because we are unable to provide a meaningful or accurate calculation or estimate of reconciling items and the information is not available without unreasonable effort. This inability is due to the inherent difficulty of forecasting the timing and/or amounts of various items that would impact net income (loss). Additionally, no reconciliation of Projected NOI Yield to the most directly comparable GAAP measure is included in this Investor Package because we are unable to quantify certain amounts that would be required to be included in the comparable GAAP financial measures without unreasonable efforts because such data is not currently available or cannot be currently estimated with confidence. Accordingly, we believe such reconciliations would imply a degree of precision that would be confusing or misleading to investors.

"Non-Same Store" refers to all operating assets excluded from the Same Store pool.

"Percent Leased" is based on leases signed as of December 31, 2021, and is calculated as total rentable square feet less rentable square feet available for lease divided by total rentable square feet expressed as a percentage. Out-of-service square feet are excluded from this calculation.

"Percent Occupied" is based on occupied rentable square feet/units as of December 31, 2021, and is calculated as (i) for office and retail space, total rentable square feet less unoccupied square feet divided by total rentable square feet, (ii) for multifamily space, total units less unoccupied units divided by total units, expressed as a percentage. Out-of-service square feet and units are excluded from this calculation.

"Pro Rata Adjusted General and Administrative Expenses", a non-GAAP financial measure, represents general and administrative expenses adjusted for share-based compensation expense related to the Formation Transaction and special equity awards and the general and administrative expenses of our third-party asset management and real estate services business that are directly reimbursed. We believe that adjusting such items not considered part of our comparable operations provides a meaningful measure to assess our general and administrative expenses as compared to similar real estate companies and in general.

"Recently Delivered" refers to commercial and multifamily assets that are below 90% leased and have been delivered within the 12 months ended December 31, 2021.

"Same Store" refers to the pool of assets that were In-Service for the entirety of both periods being compared, except for assets for which significant redevelopment, renovation, or repositioning occurred during either of the periods being compared.

"Second-Generation" is a lease on space that had been vacant for less than nine months.

"Signed But Not Yet Commenced Leases" means leases that, as of December 31, 2021, have been executed but for which rent has not commenced.

"Square Feet" or "SF" refers to the area that can be rented to tenants, defined as (i) for commercial assets, rentable square footage defined in the current lease and for vacant space the rentable square footage defined in the previous lease for that space, (ii) for multifamily assets, management's estimate of approximate rentable square feet, (iii) for Under-Construction

DEFINITIONS	DECEMBER 31, 2021

assets, management's estimate of approximate rentable square feet based on current design plans as of December 31, 2021, and (iv) for Near-Term and Future Development Pipeline assets, management's estimate of developable gross square feet based on current business plans with respect to real estate owned or controlled as of December 31, 2021.

"Transaction and Other Costs" include demolition costs, integration and severance costs, pursuit costs related to other completed, potential and pursued transactions, as well as other expenses.

"Under-Construction" refers to assets that were under construction during the three months ended December 31, 2021.

.

APPENDIX – TRANSACTION AND OTHER COSTS	DECEMBER 31, 2021

	Three Months Ended
dollars in thousands	Q4 2021	Q3 2021	Q2 2021	Q1 2021	Q4 2020

Transaction and Other Costs
Demolition costs	$704	$1,422	$439	$1,008	$503
Integration and severance costs	422	154	222	240	628
Completed, potential and pursued transaction expenses	392	1,375	1,609	2,442	13
Total (1)	$1,518	$2,951	$2,270	$3,690	$1,144

(1)	For Q4 2021 and Q1 2021, includes $0.6 million and $1.1 million of transaction costs attributable to noncontrolling interests.

APPENDIX - EBITDA, EBITDAre AND ADJUSTED EBITDA RECONCILIATIONS (NON-GAAP)	DECEMBER 31, 2021 (Unaudited)

Are Appendix – EBITDAAre and Adjusted EBITDA

	Three Months Ended
dollars in thousands	Q4 2021		Q3 2021		Q2 2021		Q1 2021		Q4 2020

EBITDA, EBITDAre and Adjusted EBITDA
Net income (loss)	$(63,334)		$996		$(3,318)		$(24,069)		$(50,168)
Depreciation and amortization expense	58,173		56,726		56,678		64,726		64,170
Interest expense	17,649		17,243		16,773		16,296		17,661
Income tax expense (benefit)	(986)		217		(5)		4,315		(544)
Unconsolidated real estate ventures allocated share of above adjustments	9,696		10,147		10,581		10,164		10,072
EBITDA attributable to noncontrolling interests	546		(54)		(41)		1,071		(2)
EBITDA	$21,744		$85,275		$80,668		$72,503		$41,189
Gain on sale of real estate	—		—		(11,290)		—		—
(Gain) loss on sale of unconsolidated real estate assets	—		(23,137)		(5,189)		—		(826)
Real estate impairment loss (1)	25,144		—		—		—		7,805
Impairment related to unconsolidated real estate ventures (2)	23,883		1,380		—		—		—

EBITDAre	$70,771		$63,518		$64,189		$72,503		$48,168
Transaction and Other Costs (3)	888		2,951		2,270		2,582		1,144
Business interruption insurance proceeds	(4,517)		—		—		—		—
Income from investment funds, net	(3,620)		—		—		—		—
Impairment loss related to right-of-use asset (1)	—		—		—		—		2,427
Loss on extinguishment of debt	—		—		—		—		29
Share-based compensation related to Formation Transaction and special equity awards	3,459		3,480		4,441		4,945		6,246
Losses and distributions in excess of our investment in unconsolidated real estate venture	(181)		(280)		(92)		(330)		(152)
Lease liability adjustments	(134)		—		—		—		—
Unconsolidated real estate ventures allocated share of above adjustments	(497)		130		9		31		90

Adjusted EBITDA	$66,169		$69,799		$70,817		$79,731		$57,952

Net Debt to Annualized Adjusted EBITDA (4)	9.6	x	7.9	x	7.6	x	6.8	x	9.2	x

Net Debt (at JBG SMITH Share)	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
Consolidated indebtedness (5)	$2,464,927	$2,063,426	$1,979,494	$1,979,208	$1,985,061
Unconsolidated indebtedness (5)	370,743	362,698	399,262	401,389	395,550
Total consolidated and unconsolidated indebtedness	2,835,670	2,426,124	2,378,756	2,380,597	2,380,611
Less: cash and cash equivalents	282,097	213,612	217,543	223,142	241,066
Net Debt (at JBG SMITH Share)	$2,553,573	$2,212,512	$2,161,213	$2,157,455	$2,139,545

Note: All EBITDA measures as shown above are attributable to OP Units.

(1)	In connection with the preparation and review of our annual financial statements, we determined that certain assets were impaired and recorded impairment losses in Q4 2021 and Q4 2020 totaling $25.1 million and $10.2 million ($7.8 million related to real estate and $2.4 million related to the right-of-use asset associated with a ground lease).
(2)	Includes an impairment on real estate assets taken by an unconsolidated real estate venture and an impairment of our investment in an unconsolidated real estate venture related to a decrease in the value of the underlying asset.
(3)	See page 55 for the components of Transaction and Other Costs. For Q4 2021 and Q1 2021, excludes $0.6 million and $1.1 million of transaction costs attributable to noncontrolling interests.
(4)	Calculated using the Net Debt below. Adjusted EBITDA is annualized by multiplying by four.
(5)	Net of premium/discount and deferred financing costs.

APPENDIX - FFO, CORE FFO AND FAD RECONCILIATIONS (NON-GAAP)	DECEMBER 31, 2021 (Unaudited)

Appendix – FFO, Core FFO and FAD

	Three Months Ended
in thousands, except per share data	Q4 2021	Q3 2021	Q2 2021	Q1 2021	Q4 2020

FFO and Core FFO
Net income (loss) attributable to common shareholders	$(56,446)	$893	$(2,973)	$(20,731)	$(45,655)
Net income (loss) attributable to redeemable noncontrolling interests	(6,256)	103	(345)	(2,230)	(4,513)
Net loss attributable to noncontrolling interests	(632)	—	—	(1,108)	—
Net income (loss)	(63,334)	996	(3,318)	(24,069)	(50,168)
Gain on sale of real estate	—	—	(11,290)	—	—
Gain on sale of unconsolidated real estate assets	—	(23,137)	(5,189)	—	(826)
Real estate depreciation and amortization	55,902	54,547	54,475	62,500	61,865
Real estate impairment loss, net of tax (1)	24,301	—	—	—	7,805
Impairment related to unconsolidated real estate ventures (2)	23,883	1,380	—	—	—
Pro rata share of real estate depreciation and amortization from unconsolidated real estate ventures	6,626	7,002	7,277	7,311	7,219
FFO attributable to noncontrolling interests	546	(54)	(41)	1,071	(2)
FFO Attributable to OP Units	$47,924	$40,734	$41,914	$46,813	$25,893
FFO attributable to redeemable noncontrolling interests	(4,792)	(4,703)	(4,054)	(4,485)	(2,810)
FFO Attributable to Common Shareholders	$43,132	$36,031	$37,860	$42,328	$23,083

FFO attributable to OP Units	$47,924	$40,734	$41,914	$46,813	$25,893
Transaction and Other Costs, net of tax (3)	865	2,928	2,241	2,552	1,071
Business interruption insurance proceeds	(4,517)	—	—	—	—
Income from investment funds, net	(2,711)	—	—	—	—
Impairment loss related to right-of-use asset (1)	—	—	—	—	2,427
(Gain) loss from mark-to-market on derivative instruments	(292)	37	46	(133)	11
Loss on extinguishment of debt	—	—	—	—	29
Losses and distributions in excess of our investment in unconsolidated real estate venture	(181)	(280)	(92)	(330)	(152)
Share-based compensation related to Formation Transaction and special equity awards	3,459	3,480	4,441	4,945	6,246
Lease liability adjustments	(134)	—	—	—	—
Amortization of management contracts intangible, net of tax	1,073	1,072	1,073	1,072	1,073
Unconsolidated real estate ventures allocated share of above adjustments	(543)	112	6	(10)	36
Core FFO Attributable to OP Units	$44,943	$48,083	$49,629	$54,909	$36,634
Core FFO attributable to redeemable noncontrolling interests	(4,494)	(5,552)	(4,800)	(5,260)	(3,976)
Core FFO Attributable to Common Shareholders	$40,449	$42,531	$44,829	$49,649	$32,658
FFO per diluted common share	$0.33	$0.27	$0.29	$0.32	$0.17
Core FFO per diluted common share	$0.31	$0.32	$0.34	$0.38	$0.25
Weighted average shares - diluted (FFO and Core FFO)	129,009	131,351	131,485	131,542	132,628

See footnotes on page 58.

APPENDIX - FFO, CORE FFO AND FAD RECONCILIATIONS (NON-GAAP)	DECEMBER 31, 2021 (Unaudited)

in thousands, except per share data	Three Months Ended
	Q4 2021	Q3 2021	Q2 2021	Q1 2021	Q4 2020

FAD
Core FFO attributable to OP Units	$44,943	$48,083	$49,629	$54,909	$36,634
Recurring capital expenditures and second-generation tenant improvements and leasing commissions (4)	(21,773)	(12,124)	(12,226)	(10,431)	(15,284)
Straight-line and other rent adjustments (5)	(2,985)	(3,701)	(4,088)	(4,765)	15,433
Third-party lease liability assumption payments	—	(422)	(703)	(678)	(836)
Share-based compensation expense	9,663	7,805	9,045	8,070	6,496
Amortization of debt issuance costs	1,142	1,126	1,096	1,105	1,059
Unconsolidated real estate ventures allocated share of above adjustments	(1,332)	(1,478)	(1,333)	(1,326)	1,265
Non-real estate depreciation and amortization	795	703	727	750	829
FAD available to OP Units (A)	$30,453	$39,992	$42,147	$47,634	$45,596
Distributions to common shareholders and unitholders (B)	$33,137	$33,688	$33,511	$35,435	$33,362
FAD Payout Ratio (B÷A) (6)	108.8%	84.2%	79.5%	74.4%	73.2%

Capital Expenditures
Maintenance and recurring capital expenditures	$8,121	$7,404	$4,376	$3,926	$6,325
Share of maintenance and recurring capital expenditures from unconsolidated real estate ventures	168	265	324	47	186
Second-generation tenant improvements and leasing commissions	12,815	3,762	7,454	6,064	8,773
Share of second-generation tenant improvements and leasing commissions from unconsolidated real estate ventures	669	693	72	394	—
Recurring capital expenditures and second-generation tenant improvements and leasing commissions	21,773	12,124	12,226	10,431	15,284
Non-recurring capital expenditures	15,008	5,885	4,352	2,836	6,380
Share of non-recurring capital expenditures from unconsolidated real estate ventures	145	177	56	51	160
First-generation tenant improvements and leasing commissions	6,229	2,603	1,703	835	8,910
Share of First-generation tenant improvements and leasing commissions from unconsolidated real estate ventures	987	93	199	1,192	747
Non-recurring capital expenditures	22,369	8,758	6,310	4,914	16,197
Total JBG SMITH Share of Capital Expenditures	$44,142	$20,882	$18,536	$15,345	$31,481

(1)	In connection with the preparation and review of our annual financial statements, we determined that certain assets were impaired and recorded impairment losses in Q4 2021 and Q4 2020 totaling $25.1 million ($24.3 million after tax) and $10.2 million ($7.8 million related to real estate and $2.4 million related to the right-of-use asset associated with a ground lease).
(2)	Includes an impairment on real estate assets taken by an unconsolidated real estate venture and an impairment of our investment in an unconsolidated real estate venture related to a decrease in the value of the underlying asset.
(3)	See page 55 for the components of Transaction and Other Costs. For Q4 2021 and Q1 2021, excludes $0.6 million and $1.1 million of transaction costs attributable to noncontrolling interests.
(4)	Includes amounts, at JBG SMITH Share, related to unconsolidated real estate ventures.
(5)	Includes straight-line rent, above/below market lease amortization and lease incentive amortization.
(6)	The quarterly FAD payout ratio is not necessarily indicative of an amount for the full year due to fluctuation in the timing of capital expenditures, the commencement of new leases and the seasonality of our operations.

APPENDIX - NOI RECONCILIATIONS (NON-GAAP)	DECEMBER 31, 2021 (Unaudited)

Appendix – NOI Reconciliations

in thousands	Three Months Ended
	Q4 2021	Q3 2021	Q2 2021	Q1 2021	Q4 2020
Net income (loss) attributable to common shareholders	$(56,446)	$893	$(2,973)	$(20,731)	$(45,655)
Add:
Depreciation and amortization expense	58,173	56,726	56,678	64,726	64,170
General and administrative expense:
Corporate and other	15,344	12,105	13,895	12,475	9,156
Third-party real estate services	27,124	25,542	25,557	28,936	28,569
Share-based compensation related to Formation Transaction and special equity awards	3,459	3,480	4,441	4,945	6,246
Transaction and Other Costs	1,518	2,951	2,270	3,690	1,144
Interest expense	17,649	17,243	16,773	16,296	17,661
Loss on extinguishment of debt	—	—	—	—	29
Impairment loss	25,144	—	—	—	10,232
Income tax expense (benefit)	(986)	217	(5)	4,315	(544)
Net income (loss) attributable to redeemable noncontrolling interests	(6,256)	103	(345)	(2,230)	(4,513)
Net loss attributable to noncontrolling interests	(632)	—	—	(1,108)	—
Less:
Third-party real estate services, including reimbursements revenue	23,309	25,842	26,745	38,107	30,069
Other income	2,013	1,568	1,904	2,186	9,934
Income (loss) from unconsolidated real estate ventures, net	(25,583)	20,503	3,953	(943)	(3,194)
Interest and other income (loss), net	8,672	192	(38)	9	(1,646)
Gain on sale of real estate	—	—	11,290	—	—

Consolidated NOI	75,680	71,155	72,437	71,955	51,332
NOI attributable to unconsolidated real estate ventures at our share	6,289	7,336	8,109	7,512	7,521
Non-cash rent adjustments (1)	(2,985)	(3,701)	(4,088)	(4,765)	15,433
Other adjustments (2)	6,107	4,683	5,191	4,738	(3,284)
Total adjustments	9,411	8,318	9,212	7,485	19,670
NOI	$85,091	$79,473	$81,649	$79,440	$71,002
Less: out-of-service NOI loss (3)	(1,745)	(2,019)	(1,329)	(1,361)	(801)
Operating portfolio NOI	$86,836	$81,492	$82,978	$80,801	$71,803

Note: NOI, Non-Same Store NOI and Same Store NOI are presented as originally reported in the respective quarter.

(1)	Adjustment to exclude straight-line rent, above/below market lease amortization and lease incentive amortization.
(2)	Adjustment to include other revenue and payments associated with assumed lease liabilities related to operating properties and to exclude commercial lease termination revenue and allocated corporate general and administrative expenses to operating properties.
(3)	Includes the results of our Under-Construction assets and Near-Term and Future Development Pipelines.

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